As filed with the Securities and Exchange Commission on October 30, 2003
                                                 Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                            Buckeye Technologies Inc.
             (Exact name of registrant as specified in its charter)


   Delaware                          2611                         62-1518973
(State or Other              (Primary Standard                (I.R.S. Employer
Jurisdiction of            Industrial Classification         Identification No.)
Incorporation or                 Code Number)
Organization)
                                   ----------

                  1001 Tillman Street, Memphis, Tennessee 38112
                                 (901) 320-8100
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                   ----------
                       SEE TABLE OF ADDITIONAL REGISTRANTS
                                   ----------
                                David B. Ferraro
                             Chief Executive Officer
                            Buckeye Technologies Inc.
                               1001 Tillman Street
                            Memphis, Tennessee 38112
                                 (901) 320-8100
            Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With copies to:

       Sheila Jordan Cunningham                       Thomas J. Friedmann
Senior Vice President, General Counsel              Shearman & Sterling LLP
      Buckeye Technologies Inc.                   801 Pennsylvania Avenue, NW
         1001 Tillman Street                               Suite 900
       Memphis, Tennessee 38112                   Washington, D.C. 20004-2604
             901-320-8100                                202-508-8000
                                   ----------

         Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| __________


                                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                                                      Proposed
                                                                                                      Maximum
                                                                              Proposed Maximum       Aggregate
                                                          Amount to            Offering Price         Offering        Amount of
Title of Class of Securities to be Registered           be Registered           per Unit (1)         Price (1)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
8 1/2% Senior Notes due 2013.......................       $200,000,000              100%              $200,000,000    $25,340
------------------------------------------------------------------------------------------------------------------------------------
Guarantees of 8 1/2% Senior Notes due 2013.........             --                   --                    --         None (2)
====================================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933.

(2)  No fee required pursuant to Rule 457(n).


         The co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



                         TABLE OF ADDITIONAL REGISTRANTS

                                                State or other jurisdiction        Primary standard
 Exact name of registrant as specified in its     of incorporation or         industrial classification      I.R.S. Employer
                   charter                               formation                   code number           Identification No.
----------------------------------------------- ----------------------------- --------------------------- ----------------------
Buckeye Florida Corporation(1)                            Delaware                       2611                  59-3200093
BFOL 2 Inc.(1)                                            Florida                        2611                  52-2283145
BFC 2 Inc.(1)                                             Florida                        2611                  52-2283147
BFOL 3 LLC(1)                                             Delaware                       2611                  88-0485758
BFC 3 LLC(1)                                              Delaware                       2611                  88-0485756
Buckeye Florida, Limited Partnership(1)                   Delaware                       2611                  59-3161530
Buckeye Lumberton Inc.(2)                              North Carolina                    2611                  56-1882960
Buckeye Mt. Holly LLC(3)                                  Delaware                       2670                  56-2158501
BKI Lending Inc.(4)                                       Delaware                       2611                  88-0499992
BKI Holding Corporation(5)                                Delaware                       2611                  51-0374083
BKI Asset Management Corporation(5)                       Delaware                       2611                  51-0374084
BKI Finance Corporation(4)                               Tennessee                       2611                  62-1638540
BKI International Inc.(6)                                 Delaware                       2611                  62-1798468
Buckeye Technologies Canada Inc.(4)                       Delaware                       2611                  62-1849288
Merfin Systems Inc.(7)                                    Delaware                       2670                  52-2086169


---------------------
(1) The address and telephone number of the principal executive office is One Buckeye Drive, Perry, Florida 32348, attention: Howard Drew (850) 584-1656. The name, address and telephone number of the agent for service is Corporation Service Corporation (CSC), 1201 Hays Street Tallahassee, Florida 32301, attention: Service of Process Department (302) 636-5400.
(2) The address and telephone number of the principal executive office is 1000
    E. Noir Street, Lumberton, North Carolina 28359, attention: Gray Carter
    (910) 737-3200. The name, address and telephone number of the agent for service is Corporation Service Corporation (CSC), 327 Hillsborough Street, Raleigh, North Carolina 27603, attention: Service of Process Department
    (302) 636-5400.
(3) The address and telephone number of the principal executive office is 100 Buckeye Drive, Mt. Holly, North Carolina 28120, attention: Dave Murphy (704) 822-6400. The name, address and telephone number of the agent for service is Corporation Service Corporation (CSC), 327 Hillsborough Street, Raleigh, North Carolina 27603, attention: Service of Process Department (302) 636-5400.
(4) The address and telephone number of the principal executive offices and the name, address and telephone number of the agent for service is 639 Isbell Road, Suite 390, Reno, Nevada 89509, attention: Doris J. Krick (775) 823-3080.
(5) The address and telephone number of the principal executive offices and the name, address and telephone number of the agent for service is 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, attention: Francis B. Jacobs, II (302) 421-7361.
(6) The address and telephone number of the principal executive office is 1001 Tillman Street, Memphis, Tennessee 38112, attention: Sheila Jordan Cunningham (901) 320-8100. The name and address of the agent for service is Corporation Service Corporation (CSC), 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, attention: Service of Process Department (302) 636-5400.
(7) The address and telephone number of the principal executive office is 105 Industrial Drive, King North Carolina 27021. The name, address and telephone number of the agent for service is Corporation Service Corporation (CSC) 327 Hillsborough Street, Raleigh, North Carolina 27603, attention: Steve Anderson (336) 983-4545.

                 SUBJECT TO COMPLETION, DATED OCTOBER 30, 2003
                     The information in this prospectus is
                        not complete and may be changed.

                            Buckeye Technologies Inc.

                                Offer to Exchange

                                  $200,000,000

                          8 1/2% Senior Notes due 2013
           that have been registered under the Securities Act of 1933 for

              any and all outstanding 8 1/2% Senior Notes due 2013
         that have not been registered under the Securities Act of 1933

                              ---------------------

The New Notes

     o The terms of the new notes are substantially identical to the old notes, except that the new notes have been registered under the Securities Act, and the transfer restrictions, exchange offer provisions and additional interest provisions relating to the old notes do not apply to the new notes.

     o The new notes will mature October 1, 2013. The new notes will bear interest at the rate of 8 1/2% per year. We will pay interest on the new notes on April 1 and October 1 of each year, beginning April 1, 2004.

     o We may redeem some or all of the new notes at any time on or after October 1, 2008 at the redemption prices described in this prospectus. In addition, on or prior to October 1, 2006, we may redeem up to 35% of the original principal amount of the notes at 108.5% of their face amount, plus accrued and unpaid interest, if any, with the net proceeds of specified equity offerings.

     o The new notes will be our senior unsecured obligations and will rank equal in right of payment to our existing and future senior unsecured obligations and senior to all of our existing and future senior subordinated indebtedness. The new notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the assets securing that indebtedness.

     o The new notes will be fully and unconditionally guaranteed on a senior unsecured basis by each of our direct and indirect domestic subsidiaries that guarantees the obligations under our revolving credit facility. These guarantees will rank equally with all existing and future senior unsecured obligations of the guarantors and will be effectively subordinated to existing and future secured indebtedness of the guarantors to the extent of the assets securing that indebtedness.

     o The new notes will not be listed on any securities exchange. Currently, there is no public market for the new notes.

The Exchange Offer

     o    The exchange offer will expire at 5:00 p.m., New York City time, on
                     , 2003, unless extended.

     o All old notes validly tendered and not validly withdrawn under this exchange offer will be exchanged. For each old note validly tendered and not validly withdrawn under this exchange offer, the holder will receive a new note having a principal amount equal to that of the tendered old note.

     o Tenders of old notes may be withdrawn at any time before the expiration date of the exchange offer.

     o Each broker-dealer that receives new notes for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes.

                            ------------------------

         See "Risk Factors" beginning on page 9 for a discussion of factors that you should consider in connection with this exchange offer and an exchange of old notes for new notes.

         We are not asking you for a proxy, and you are requested not to send us a proxy.

         Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is       , 2003



                                TABLE OF CONTENTS
Where You Can Find More Information...............................................................................i
Incorporation of Documents By Reference..........................................................................ii
Summary...........................................................................................................1
Risk Factors......................................................................................................9
Forward-Looking Statements.......................................................................................18
Use Of Proceeds..................................................................................................19
Capitalization...................................................................................................19
Selected Consolidated Financial Data.............................................................................20
Management's Discussion And Analysis Of  Financial Condition and Results Of Operations...........................22
Business ........................................................................................................33
Management.......................................................................................................42
Security Ownership Of Certain Beneficial Owners And Management...................................................45
Certain Relationships And Related Transactions...................................................................46
The Exchange Offer...............................................................................................47
Description Of Certain Indebtedness..............................................................................57
Description Of The New Notes.....................................................................................60
Registration Rights..............................................................................................91
Book-Entry; Delivery And Form....................................................................................93
U.S. Federal Income Tax Considerations...........................................................................96


                          -----------------------------

         Each broker-dealer that receives new notes for its own account under this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933 as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of its market-making or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                       WHERE YOU CAN FIND MORE INFORMATION

         Buckeye has filed with the SEC a registration statement on Form S-4 under the Securities Act relating to the offering of the new notes. This prospectus is a part of that registration statement. As described below, you may obtain from the SEC a copy of the registration statement and exhibits that Buckeye has filed with the SEC. The registration statement may contain additional information that may be important to you. Statements made in this prospectus about legal documents may not necessarily be complete, and you should read it together with the documents filed as exhibits to the registration statement or otherwise filed with the SEC.

         Buckeye is subject to the information requirements of the Exchange Act. Under these requirements, it files unaudited quarterly reports and audited annual reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and other information statements and other information Buckeye files at the SEC's principal office in Washington, D.C. You may also obtain copies of all or any part of such documents from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains a Web site which provides online access to reports, proxy and information that registrants such as Buckeye file electronically with the SEC at the address "http://www.sec.gov". In addition, you may inspect reports, proxy and other information statements concerning Buckeye at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, 10005, where our common stock is listed.

         We make available free of charge at www.bkitech.com (in the Investor Relations section) copies of materials we file with, or furnish to, the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our Web site is not a part of this prospectus.

         While any old notes remain outstanding, Buckeye will make available upon request to any holder and any prospective purchaser of old notes the information pursuant to Rule 144A(d) (4) under the Securities Act during any period in which Buckeye is not subject to Section 13 or 15(d) of the Exchange Act.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The "Executive Compensation" section from Buckeye's proxy statement filed with the SEC on October 3, 2003 and any future filings Buckeye makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the expiration date of the exchange offer are "incorporated by reference" into this prospectus. This means that important information is being disclosed to you by referring you to that filing. The information incorporated by reference is considered a part of this prospectus, and subsequent information that Buckeye files with the SEC (other than any portions of the respective filings that were furnished under applicable SEC rules, rather than filed) will automatically update and supersede this information. Any information which is subsequently modified or superseded will not constitute a part of this prospectus, except as so modified or superseded.

         Upon written or oral request, you will be provided with a copy of the incorporated document without charge (not including exhibits to the document unless the exhibits are specifically incorporated by reference into the document). You may submit such a request for this material at Buckeye's address and telephone number:

                            Buckeye Technologies Inc.
                               1001 Tillman Street
                            Memphis, Tennessee 38112
                         Attention: Corporate Secretary
                            Telephone: (901) 320-8100
                            Facsimile: (901) 320-8216

         To obtain timely delivery of this information, you must request it no
later than five business days before            , 2003, the expiration date of
the exchange offer.

         You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different information. We are only offering to exchange the old notes for new notes in jurisdictions where the exchange offer is permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                                     SUMMARY

         This summary highlights key information contained elsewhere in this prospectus and may not contain all of the information that is important to you. For a more complete understanding of this offering, you should read this entire prospectus. Unless the context requires otherwise, all references in this prospectus to "we," "us, " "our" or "Buckeye" refer to Buckeye Technologies Inc. and its direct and indirect subsidiaries. As well, all references to the "old notes" refer to our 8 1/2% senior notes due 2013 that have not been registered under the Securities Act, all references to the "new notes" refer to our 8 1/2% senior notes due 2013 being offered hereby in exchange for the old notes and all references to "notes" refer to both the old notes and the new notes. We report on a June 30 fiscal year, and our 2003 fiscal year ended June 30, 2003.

Our Business

         Buckeye is a leading producer of value-added cellulose-based specialty products. We believe that we have leading positions in many of the high-end niche markets in which we compete. We utilize our expertise in polymer chemistry, leading research and development and advanced manufacturing facilities to develop and produce innovative and proprietary products for our customers. We sell our products to a wide array of technically demanding niche markets in which we believe our proprietary products, manufacturing processes and commitment to customer technical service give us a competitive advantage. We believe we are the only manufacturer in the world offering cellulose-based specialty products made from both wood and cotton and utilizing wetlaid and airlaid technologies. As a result, we believe we produce and market a broader range of cellulose-based specialty products than any of our competitors. We produce tailored products designed to meet individual customer requirements. Our focus on specialty niches allows us to establish long term supply positions with key customers. We operate manufacturing facilities in the United States, Canada, Germany, Ireland and Brazil.

         Cellulose is a natural fiber derived from trees and other plants that is used in the manufacture of a wide array of products. The total cellulose market generally can be divided into two categories: commodity and specialty. Manufacturers use commodity cellulose to produce bulk paper and packaging materials, the markets for which are very large but highly cyclical. Specialty cellulose is used to impart unique chemical or physical characteristics to a diverse range of highly engineered products. Specialty cellulose generally commands higher prices, and demand for specialty cellulose is less cyclical than demand for commodity cellulose. We believe the more demanding performance requirements for products requiring specialty cellulose limit the number of participants in our niche markets. Our focus on niche specialty cellulose markets has enabled us to maintain positive cash flows even during cyclical downturns in the commodity cellulose markets.

         Buckeye, which has manufactured cellulose-based specialty products for over 75 years, participates in the specialty cellulose market. This market has estimated annual sales of $7 billion and accounts for an estimated 3% of the total cellulose market. There are currently only a small number of producers that can meet the technical demands of the specialty cellulose market. In fact, we believe that world-wide production capacity for high-purity wood cellulose recently decreased significantly due to the closure of a competitor's facility and, as a result, the fundamentals of the high-purity cellulose industry should improve.

         Buckeye's cellulose-based specialty products can be broadly grouped into four categories:

          o chemical cellulose, which comprised 30% of our net sales in fiscal 2003, is used to impart purity, strength and viscosity in the manufacture of diverse products, such as food casings, rayon industrial cord, acetate fibers and plastics, as well as thickeners for personal care products, food and pharmaceuticals;

          o customized fibers, which comprised 17% of our net sales in fiscal 2003, are used to provide porosity, color permanence and tear resistance in automotive, laboratory and industrial filters, premium letterhead, currency paper and personal stationery products and are used in the manufacture of cosmetic cotton products such as cotton balls and cotton swabs;

          o fluff pulp, which comprised 22% of our net sales in fiscal 2003, is used to increase absorbency and fluid transport in products such as disposable diapers, feminine hygiene products and incontinence products; and

          o nonwoven materials, which comprised 31% of our net sales in fiscal 2003, are used to enhance absorbency, fluid management and strength in feminine hygiene products, wipes, table top items, food pads, incontinence and household cleaning products.

                              ---------------------

         We are incorporated in Delaware, and our principal executive offices are located at 1001 Tillman Street, Memphis, Tennessee 38112. Our telephone number is (901) 320-8100.

                               The Exchange Offer

         On September 22, 2003, we completed an offering of $200,000,000 aggregate principal amount of our 8 1/2% Senior Notes due 2013 in a transaction exempt from registration under the Securities Act. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed to commence this exchange offer. For a more complete description of the terms of the exchange offer, see "The Exchange Offer" in this prospectus.


Securities Offered...................................        $200,000,000 aggregate principal amount of our 8 1/2%
                                                             senior notes due 2013 registered under the Securities
                                                             Act.  The terms of the new notes offered in the
                                                             exchange offer are substantially identical to those of
                                                             the old notes, except that the transfer restrictions,
                                                             exchange offer provisions and additional interest
                                                             provisions relating to the old notes do not apply to
                                                             the new notes.

The Exchange Offer...................................        We are offering new notes in exchange for a like
                                                             principal amount of our old notes.  We are offering
                                                             these new notes to satisfy our obligations under a
                                                             registration rights agreement which we entered into
                                                             with the initial purchasers of the old notes.  You may
                                                             tender your outstanding notes for exchange by following
                                                             the procedures described under the heading "The
                                                             Exchange Offer."  The exchange offer is not subject to
                                                             any federal or state regulatory requirements other than
                                                             securities laws.

Expiration Date; Tenders; Withdrawal.................        The exchange offer will expire at 5:00 p.m., New York
                                                             City time, on                       , 2003, unless we
                                                             extend it.  We do not currently intend to extend the
                                                             exchange offer.  However, if we elect to extend the
                                                             exchange offer on one or more occasions, we will not
                                                             extend the exchange offer for more than an aggregate of
                                                             30 days.  You may withdraw any old notes that you
                                                             tender for exchange at any time prior to the expiration
                                                             date of the exchange offer.  We will accept any and all
                                                             old notes validly tendered and not validly withdrawn
                                                             before the expiration date.  See "The Exchange
                                                             Offer--Procedures for Tendering Old Notes" and "--
                                                             Withdrawal of Tenders of Old Notes" for a more complete
                                                             description of the tender and withdrawal period.

U.S. Federal Income Tax Consequences.................        Your exchange of old notes for new notes to be issued
                                                             in the exchange offer will not result in any gain or
                                                             loss to you for U. S. federal income tax purposes.  See
                                                             "U.S. Federal Income Tax Considerations" for a summary
                                                             of U.S. federal income tax consequences associated with
                                                             the exchange of old notes for new notes and the
                                                             ownership and disposition of those new notes.

Use of Proceeds......................................        We will not receive any cash proceeds from the exchange
                                                             offer.

Exchange Agent.......................................        The Bank of New York



Shelf Registration...................................        If applicable interpretations of the staff of the SEC
                                                             do not permit us to effect the exchange offer, or upon
                                                             the request of any holder of old notes under certain
                                                             circumstances, we will be required to file, cause to
                                                             become effective, a shelf registration statement under
                                                             the Securities Act which would cover resales of old
                                                             notes.  See "Registration Rights."

Consequence of Failure to Exchange
Your Old Notes.......................................        Old notes that are not exchanged in the exchange offer
                                                             will continue to be subject to the restrictions on
                                                             transfer that are described in the legend on the old
                                                             notes.  In general, you may offer or sell your old
                                                             notes only if they are registered under, or offered or
                                                             sold under an exemption form, the Securities Act and
                                                             applicable state securities laws.  We do not currently
                                                             intend to register the old notes under the Securities
                                                             Act.  Following consummation of the exchange offer, we
                                                             will not be required to register under the Securities
                                                             Act any old notes that remain outstanding except in the
                                                             limited circumstances in which we are obligated to file
                                                             a shelf registration statement for certain holders of
                                                             old notes not eligible to participate in the exchange
                                                             offer pursuant to the registration rights agreement.
                                                             In addition, upon consummation of the exchange offer,
                                                             we will not be obligated to pay additional interest on
                                                             the old notes.  If your old notes are not tendered and
                                                             accepted in the exchange offer, it may become more
                                                             difficult for you to sell or transfer your old notes.
                                                             Interest on any old notes that are not tendered for
                                                             exchange in the exchange offer will continue to accrue
                                                             at a rate equal to 8 1/2% per year.

Consequences of Exchanging Your Old
Notes; Who May Participate in the
Exchange Offer.......................................        Based on interpretation of the staff of the SEC, we
                                                             believe that you will be allowed to resell the new
                                                             notes that we issue in the exchange offer if:

                                                                 o    you are acquiring the new notes in the
                                                                      ordinary course of your business;

                                                                 o    you are not participating in and do not intend
                                                                      to participate in a distribution of the new
                                                                      notes;

                                                                 o    you have no arrangement or understanding with
                                                                      any person to participate in a distribution of
                                                                      the new notes; and

                                                                 o    you are not one of our "affiliates," as
                                                                      defined in Rule 405 under the Securities Act.

                                                             If any of these conditions are not satisfied, (1) you
                                                             will not be eligible to participate in the exchange
                                                             offer, (2) you should not rely in the interpretations of
                                                             the staff of the SEC in connection with the exchange
                                                             offer and (3) you must comply with the registration and
                                                             prospectus delivery requirements of the Securities Act
                                                             in connection with the resale of your notes.



                                                             If you are a broker-dealer and you will receive new
                                                             notes for your own account in exchange for old notes
                                                             that you acquired as a result of market-making
                                                             activities or other trading activities, you will be
                                                             required to acknowledge that you will deliver a
                                                             prospectus in connection with any resale of the new
                                                             notes. See "Plan of Distribution" for a description of
                                                             the prospectus delivery obligations of broker-dealers in
                                                             the exchange offer.

                                                             In accordance with the conditions, if you are a
                                                             broker-dealer that acquired the old notes directly from
                                                             us in the initial offering and not as a result of
                                                             market-making activities, you will not be eligible to
                                                             participate in the exchange offer.

Conditions of the Exchange Offer.....................        Notwithstanding any other term of the exchange offer,
                                                             or any extension of the exchange offer, we do not have
                                                             to accept for exchange, or exchange new notes for, any
                                                             old notes, and we may terminate the exchange offer
                                                             before acceptance of the old notes, if in our
                                                             reasonable judgment:

                                                                 o    the exchange offer would violate applicable
                                                                      law or any applicable interpretation of the staff
                                                                      of the SEC;

                                                                 o    any action or proceeding has been instituted or
                                                                      threatened in any court or by any governmental
                                                                      agency that might materially impair our ability to
                                                                      proceed with the exchange offer, or any material
                                                                      adverse development has occurred with respect to
                                                                      us; or

                                                                 o    we have not obtained any governmental approval
                                                                      which we deem necessary for the consummation
                                                                      of the exchange offer.


                                            The New Notes

         The summary below describes the principal terms of the new notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the "Description of the Notes" section of this prospectus for a more detailed description of the new notes.

Issuer...........................      Buckeye Technologies Inc.

Notes Offered....................      Up to $200,000,000 aggregate principal
                                       amount of 8 1/2% Senior Notes due 2013.

Maturity Date....................      October 1, 2013.

Guarantees.......................      Each of our direct and indirect domestic
                                       subsidiaries that guarantees our
                                       obligations under our revolving credit
                                       facility will guarantee the new notes
                                       with unconditional guarantees that will
                                       be unsecured. Subject to limited
                                       exceptions, each subsidiary that
                                       guarantees any of our indebtedness will
                                       be required to guarantee the new notes on the same basis.

Interest Payment Dates...........      April l and October 1 of each year,
                                       beginning April 1, 2004.

Ranking .........................      The new notes will be our unsecured
                                       senior obligations and will rank equally with all of our existing and future senior unsecured debt and senior to any of our subordinated debt. The guarantees of the new notes by our subsidiaries will rank equally to all of such non-guarantor subsidiaries' existing and future senior unsecured obligations. The new notes and the guarantees thereof will be effectively subordinated to all secured indebtedness of ours and the guarantors to the extent of the assets securing such indebtedness. As of June 30, 2003, pro forma for the notes and the application of the proceeds therefrom, we estimate that Buckeye Technologies Inc. and the guarantors would have had $170.8 million of secured debt. The new notes will also be structurally subordinated to all indebtedness and other obligations, including trade payables, of the non-guarantor subsidiaries. On the same pro forma basis described above, as of June 30, 2003, such non-guarantor subsidiaries would have had $63.2 million of outstanding indebtedness. As of and for the twelve months ended June 30, 2003, the non-guarantor subsidiaries accounted for approximately 32% of our net sales and 49% of our consolidated assets. See "Summary Consolidated
                                       Financial Data" and "Capitalization."

Optional Redemption..............      We may redeem some or all of the new
                                       notes at any time on or after October 1, 2008 at the redemption prices set forth under "Description of the Notes --
                                       Optional Redemption."

                                       We may redeem up to 35% of the new notes on or prior to October 1, 2006 from the proceeds of certain equity offerings at 108.50% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption. We may make that redemption only if, after such redemption, at least 65% of the aggregate principal amount of the notes originally issued remains outstanding and the redemption occurs within 60 days of the date of the equity offering closing. See "Description of the Notes -- Optional Redemption."

Change in Control Offer..........      Upon the occurrence of a change in
                                       control, you will have the right, as
                                       holders of the new notes, to require us
                                       to repurchase some or all of your new
                                       notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. See "Description of the Notes -- Certain Covenants --
                                       Purchase of Notes Upon a Change in
                                       Control."

Restrictive Covenants............      The indenture governing the new notes
                                       will contain covenants limiting, among
                                       other things, our ability and the ability of our restricted subsidiaries to:

                                       o   incur additional debt;

                                       o   pay dividends on our capital stock or
                                           the capital stock of certain of our
                                           subsidiaries or repurchase our
                                           capital stock;

                                       o   make certain investments;

                                       o   enter into certain types of
                                           transactions with affiliates;

                                       o   limit use of assets as security in
                                           other transactions; and

                                       o   sell certain assets or merge with or
                                           into other companies.

                                       These covenants are subject to important exceptions and qualifications. See "Description of the Notes."

                       SUMMARY CONSOLIDATED FINANCIAL DATA

         The following table sets forth our summary financial data for the fiscal years ended June 30, 1999, 2000, 2001, 2002 and 2003. We have derived the summary financial data for the fiscal years ended June 30, 1999 and 2000 from our audited financial statements. We have derived the summary financial data for the fiscal years ended June 30, 2001, 2002 and 2003 from our audited financial statements included elsewhere in this prospectus. You should read the data set forth in the following table in conjunction with our consolidated financial statements and the related notes thereto, included elsewhere in this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                                     Year Ended June 30,
                                            -------------------------------------------------------------------------
                                               1999        2000(a)         2001(b)           2002(c)      2003(d)
                                            -----------  ------------ ------------------   ------------ -------------
                                                                       (in thousands)
Operating Data:
Net sales ................................. $  650,295   $   755,544   $        731,528    $   635,218  $    641,082
Cost of goods sold.........................    491,703       563,911            574,055        557,963       558,221
Gross margin...............................    158,592       191,633            157,473         77,255        82,861
Selling, research and administrative
expenses ..................................     45,568        54,725             46,326         37,101        37,896
Impairment of long-lived assets............          -             -                  -          9,984        36,503
Restructuring costs........................          -             -                  -          1,605         1,636
Operating income...........................    113,024       136,908            111,147         28,565         6,826
Interest income............................        390           741              1,097            535         1,062
Interest expense and amortization of debt
costs......................................   (39,263)      (43,485)           (45,853)       (48,586)      (47,526)
Foreign exchange, amortization of
intangibles and other......................    (3,821)       (5,047)            (2,062)        (3,438)       (2,378)
Income (loss) before income taxes and
cumulative effect of change in accounting..     70,330        89,117             64,329       (22,924)      (42,016)
Income tax expense (benefit)...............     22,312        30,000             21,055        (8,420)      (17,122)
Income (loss) before cumulative effect of
change in accounting.......................     48,018        59,117             43,274       (14,504)      (24,894)
Cumulative effect of accounting change(e)..          -             -              3,249       (11,500)             -
Net income (loss)..........................     48,018        59,117             46,523       (26,004)      (24,894)

Other data:
Depreciation, depletion and amortization
of intangibles and debt costs.............. $   43,953   $    49,477   $         51,724    $    49,442  $     51,529
Capital expenditures ......................     51,549        68,561            153,033         35,972        28,424
Ratio of earnings to fixed charges (f).....       2.7x          3.0x               2.2x           0.5x          0.2x

Balance sheet data:
Cash and cash equivalents.................. $    8,768   $    20,945        $    12,932    $    56,006  $     49,977
Working capital(g).........................    129,118       110,112            143,164        236,738       214,979
Total assets...............................    756,247       939,409          1,075,550      1,134,737     1,110,655
Senior debt(h).............................     42,897       124,429            253,879        294,923       254,501
Total debt.................................    441,214       532,875            654,679        701,218       664,475
Stockholders' equity.......................    177,419       213,979            230,022        253,660       261,884


----------

(a) Includes the operations of Walkisoft from October 1, 1999, its date of acquisition.

(b) Includes the operations of our cotton cellulose plant in Americana, Brazil from August 1, 2000, its date of acquisition. See note 3 to our consolidated financial statements.

(c) Includes a pretax charge of $11.6 million ($7.6 million after tax) for restructuring and impairment costs. See note 4 to our consolidated financial statements.

(d) Includes a pretax charge of $38.1 million ($24.7 million after tax) for restructuring and impairment costs. See note 4 to our consolidated financial statements.

(e) The 2002 cumulative effect of change in accounting relates to a goodwill impairment charge for our converting plant at King, North Carolina under the transition rules of FAS 142. See note 2 to our consolidated financial statements. The 2001 cumulative effect of change in accounting relates to a change in depreciation methods from straight-line to units-of-production for some cotton cellulose and airlaid nonwovens equipment. See note 2 to our consolidated financial statements.

(f) For purposes of determining the ratio of earnings to fixed charges, we define earnings to be the sum of (1) net income (loss) from operations before income taxes, (2) the cumulative effect of change in accounting principles, (3) fixed charges (excluding capitalized interest) and (4) amortization of capitalized interest. Fixed charges consist of (1) interest expense, (2) amortization of debt issuance costs, (3) capitalized interest and (4) that portion of rental expense we believe to be representative of interest.

(g)  Reflects current assets less current liabilities.

(h) Reflects indebtedness under our revolving credit facility, our receivables-based credit facility, the Canadian loan, the German credit facility, the UPM-Kymmene seller note and other unsubordinated indebtedness.

                                  RISK FACTORS

         Before you decide to tender your old notes, you should carefully consider these risk factors, as well as the other information contained in this prospectus. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the adverse events described in the "Risk Factors" section actually occurs, our business, results of operations and financial condition could be materially adversely affected, the trading price, if any, of our securities could decline and you might lose all or part of your investment.

Risks Related to Our Substantial Indebtedness

     Our substantial indebtedness could adversely affect our financial health.

         We have a high level of debt in relation to our stockholders' equity. As of June 30, 2003, on a pro forma basis for the notes and the application of the proceeds therefrom, our total debt would have been approximately $672.7 million and our stockholders' equity would have been $261.9 million. Our high level of debt could have a significant adverse future effect on our business. For example:

          o we may have limited ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our growth strategy, research and development costs or other purposes;

          o a substantial portion of our cash flow may be used to pay principal and interest on our debt, which will reduce the funds available for working capital, capital expenditures, acquisitions and other purposes;

          o we may be more vulnerable to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

          o our high debt level and the various covenants contained in the indentures related to the notes and our senior subordinated notes and the documents governing our other existing indebtedness may place us at a relative competitive disadvantage as compared to some of our competitors; and

          o our hedging activities may not protect us from fluctuations in interest and currency rates. Our borrowings under our revolving credit facility and our receivables-based credit facility bear interest at floating rates, which could result in higher interest expense in the event of an increase in interest rates.

     Despite our indebtedness levels, we and our subsidiaries may be able to incur substantially more indebtedness, which may increase the risks created by our substantial indebtedness.

         The terms of our revolving credit facility and the indentures governing the notes and our existing senior subordinated notes do not fully prohibit us or our subsidiaries from incurring additional indebtedness. If we or our subsidiaries are in compliance with the financial covenants set forth in our revolving credit facility and the indentures governing the notes and our senior subordinated notes, we and our subsidiaries may be able to incur substantial additional indebtedness. If we or any of our subsidiaries incur additional indebtedness, the related risks that we and they now face may intensify. See "Description of Certain Indebtedness" and "Description of the Notes -- Certain Covenants -- Limitation on Indebtedness."

     We may not be able to generate a sufficient amount of cash flow to meet our debt obligations, including the notes.

         Our ability to make scheduled payments or to refinance our obligations with respect to the notes and our other debt will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt obligations, we could face substantial liquidity problems and may be forced to reduce or delay scheduled expansions and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient to repay our debt in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt and other obligations, we cannot assure you as to the terms of any such transaction or how quickly any such transaction could be completed.

         If we cannot make scheduled payments on our debt, we will be in default and, as a result:

          o our debt holders could declare all outstanding principal and interest to be due and payable;

          o our senior secured debt lenders could terminate their commitments and commence foreclosure proceedings against our assets; and

          o    we could be forced into bankruptcy or liquidation.

         If our operating performance declines in the future, we may need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under the revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the revolving credit facility, the lenders could exercise their rights as described above and we could be forced into bankruptcy or liquidation.

     The restrictive covenants in our revolving credit facility and the indentures governing the notes and our senior subordinated notes and any of our future indebtedness could adversely restrict our financial and operating flexibility and subject us to other risks.

         The revolving credit facility and the indentures governing the notes and our senior subordinated notes contain affirmative and negative covenants that limit our and our subsidiaries' ability to take certain actions. Our revolving credit facility requires us to maintain specified financial ratios and satisfy other financial conditions. Our revolving credit facility and the indentures governing the notes and our senior subordinated notes restrict our and our subsidiaries' ability to:

          o    incur additional debt;

          o pay dividends or make other distributions, repurchase our capital stock or subordinated debt;

          o    make certain investments;

          o    create liens;

          o    enter into certain types of transactions with affiliates;

          o    restrict dividend or other payments by our subsidiaries to us;

          o    use assets as security in other transactions; and

          o    sell certain assets or merge with or into other companies.

         These restrictions may limit our ability to operate our businesses and may prohibit or limit our ability to enhance our operations or take advantage of potential business opportunities as they arise. The breach of any of these covenants by us or the failure by us to meet any of these conditions could result in a default under any or all of such indebtedness. In the event of a default, depending upon the actions taken by the lenders under the revolving credit facility, we could be prohibited from making any payments of principal, premium, if any, or interest on securities which are subordinate to the facility, and such default could trigger a cross-default with respect to the notes offered by this prospectus. In addition, the lenders could elect to declare all amounts borrowed under the facility, together with accrued and unpaid interest, to be due and payable. We obtained an amendment to the revolving credit facility on July 28, 2003 to modify the financial covenants from June 30, 2003 through March 31, 2005. As of June 30, 2003, we were in compliance with the covenants and restrictions contained in our debt agreements. However, our ability to continue to comply with such agreements may be affected by events beyond our control, including prevailing economic, financial and industry conditions. In addition, if we are unable to generate sufficient cash flow from operations, we may be required to refinance outstanding debt or to obtain additional financing. We cannot assure you that a refinancing would be possible or that any additional financing could be obtained on acceptable terms.

     If we cannot satisfy the fixed charge coverage test contained in the indentures related to our senior subordinated notes and the notes, our ability to refinance a portion of our revolving credit facility and, consequently, our ability to incur additional indebtedness to fund our operations will be restricted.

         The indentures governing our senior subordinated notes limit our ability to incur additional debt unless, at the time of such incurrence, we meet a specified fixed charge ratio or such debt meets the definition of "Permitted Indebtedness" in the indentures. At March 31, 2002, our fixed charge coverage ratio (as defined in the senior subordinated note indentures) fell below 2:1, and we remained below this 2:1 ratio as of June 30, 2003. Falling below the 2:1 ratio does not breach any covenant and is not an event of default under any of our debt agreements. However, as specified in those indentures, until such time as this ratio again equals or exceeds 2:1, we can only incur debt that is Permitted Indebtedness. We incurred a portion of our revolving credit facility as Permitted Indebtedness and a portion under the 2:1 ratio.

         We cannot assure you that our fixed charge coverage ratio will again exceed 2:1 or that the borrowing capacity permitted under these indentures, together with other sources of cash, will be sufficient to fund our operations in the future.

Risks Related to the Notes

     The notes and the guarantees will be effectively subordinated to our secured debt.

         Our obligations under the notes, and the obligations of the subsidiary guarantors under their respective guarantees, are unsecured. As a result, the notes will be effectively subordinated to all of our and the guarantors' secured debt to the extent of the value of the collateral securing such debt. Our obligations under our revolving credit facility are secured by liens on substantially all of our assets located in the United States as described in "Description of Certain Indebtedness." The notes also will be effectively subordinated to any other secured debt that we or the subsidiary guarantors may incur. As of June 30, 2003, after giving pro forma effect to the notes and the application of the proceeds therefrom, we and the subsidiary guarantors would have had approximately $170.8 million of secured debt outstanding, substantially all of which represents our and our subsidiaries' obligations under the revolving credit facility, based on borrowings at the time of the closing of the notes offering. If we could not repay amounts due under this facility, the lenders could proceed against the collateral securing that indebtedness. In that event, any proceeds received upon a realization of the collateral would be applied first to amounts due under our revolving credit facility before any proceeds would be available to make payments on the notes. If there is a default, the value of this collateral may not be sufficient to repay both the lenders under our revolving credit facility and the holders of the notes.

     We may not have sufficient funds or be permitted by our revolving credit facility to purchase the notes upon a change in control.

         Upon a change in control, we will be required to make an offer to purchase all outstanding notes. However, we cannot assure you that we will have or will be able to borrow sufficient funds at the time of any change in control to make required repurchases of notes, or that restrictions in our revolving credit facility or other senior secured indebtedness we may incur in the future would permit us to make the required repurchases. For the foreseeable future, we expect covenants in our revolving credit facility will not permit us to make the required repurchases.

     The notes and the subsidiary guarantees may not be enforceable because of fraudulent conveyance laws.

         The notes and the subsidiary guarantees may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of our unpaid creditors. Generally, under these laws, if in such a case or lawsuit a court were to find that at the time we issued the notes or a subsidiary of ours issued a guarantee:

          o we issued the notes or such subsidiary issued a guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

          o we or any subsidiary guarantor received less than reasonably equivalent value of fair consideration for issuing the notes or a guarantee of the notes, as the case may be, and we or such subsidiary guarantor:

               o were insolvent or were rendered insolvent by reason of the issuance of the notes or such subsidiary guarantee;

               o were engaged, or were about to engage, in a business or transaction for which our, or such subsidiary guarantor's, remaining assets constituted unreasonably small capital to carry on our or such subsidiary guarantor's business; or

               o intended to incur, or believed that we, or such subsidiary guarantor, would incur indebtedness or other obligation beyond the ability to pay such indebtedness or obligation as it matured (as all of those terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then the court could void the notes or such subsidiary guarantee, as the case may be, or subordinate the amounts owing under the notes or such subsidiary guarantee to our presently existing or future indebtedness or take other actions detrimental to you.

         The measure of insolvency for purposes of these considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred indebtedness or issued a guarantee:

          o it could not pay its debt or contingent liabilities as they become due;

          o the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation: or

          o the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured.

         If a note or guarantee is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against us or such subsidiary guarantor.

         We believe that, at the time of the issuance of the new notes and related guarantees, neither we nor any of the subsidiary guarantors will be insolvent or rendered insolvent by the issuance of the new notes or such subsidiary guarantee, and that neither we nor any of the subsidiary guarantors will be lacking sufficient capital to operate effectively or be unable to pay obligations on the new notes or such subsidiary guarantees as they mature or become due.

     Some of our subsidiaries are guaranteeing the notes.

         The guarantors of the notes include only some of our subsidiaries. However, our historical consolidated financial information (including our consolidated financial statements included elsewhere in this prospectus) and the pro forma consolidated financial information included in this prospectus are presented on a consolidated basis, including all of our consolidated subsidiaries. As of and for the year ended June 30, 2003, our non-guarantor subsidiaries accounted for approximately 32% of our net sales and 49% of our consolidated assets. On the same pro forma basis, our non-guarantor subsidiaries would have had $63.2 million of indebtedness as of June 30, 2003, all of which would have been structurally senior to the notes.

         Because a substantial portion of our operations is conducted by the non-guarantor subsidiaries, our cash flow and our ability to service debt, including our and the subsidiary guarantors' ability to pay the interest on and principal of the notes when due, depend to a significant extent upon interest payments, cash dividends and distributions or other transfers from the non-guarantor subsidiaries. In addition, any payment of interest, dividends, distributions, loans or advances by the non-guarantor subsidiaries to us and to the subsidiary guarantors, as applicable, could be subject to restrictions on dividends or repatriation of earnings under applicable local law, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which those non-guarantor subsidiaries operate. Moreover, payments to us and the subsidiary guarantors by the non-guarantor subsidiaries will be contingent upon these subsidiaries' earnings.

         Our non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or the guarantees or to make any funds available for such payment, whether by dividends, loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those subsidiaries' assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors and holders of debt of that subsidiary.

     An active trading market for the new notes may not develop, which may impair their liquidity and reduce their market price.

         The new notes are a new issue of securities for which there is currently no trading market. We cannot assure you that an active trading market for the new notes will develop or be sustained. We do not intend to list the new notes on any national securities exchange or Nasdaq. If an active trading market for the new notes fails to develop or be sustained, the liquidity and trading prices of the new notes could be adversely affected.

         Even if an active trading market for the new notes were to develop, the new notes may trade at prices lower than their face value. Whether or not the new notes trade at such lower prices will depend on many factors, some of which are beyond our control, including:

          o    prevailing interest rates;

          o    demand for high-yield debt securities generally;

          o    general economic conditions;

          o    our financial condition, performance and future prospects; and

          o    prospects for companies in our industry generally.

         To the extent that old notes are tendered and accepted in the exchange offer, the trading market for old notes which are not tendered and for tendered-but-unaccepted old notes could be adversely affected due to the limited aggregate principal amount of old notes that we expect to remain outstanding following the completion of the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for that security. Conversely, if many old notes are not tendered, or are tendered but unaccepted, the trading market for the few new notes issued could be adversely affected. See "Plan of Distribution" and "The Exchange Offer" for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

     If you do not exchange your old notes for new notes, your ability to sell or otherwise transfer the old notes will remain restricted, which could reduce their value.

         The old notes were not registered under the Securities Act or under the securities laws of any state. Therefore, they may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be required under the registration rights agreement to register the old notes under the Securities Act except under limited circumstances.

Risks Related to our Business and Industry

     Exposure to highly cyclical products creates volatility in pricing and profits.

         If our research and development efforts do not result in the commercialization of new, proprietary products, we will continue to depend to a significant extent on sales of highly cyclical products such as fluff pulp, which could result in volatility in our sales prices and profits.

     Market fluctuations in the availability and cost of raw materials are beyond our control and may adversely impact our business.

         Amounts we pay for wood and cotton fiber represent the largest component of our variable costs of production. The availability and cost of these materials fluctuate due to factors beyond our control, including weather conditions and overall market demand for cellulose products. Significant decreases in availability, or increases in the cost of wood or cotton fiber, to the extent that we are not able to reflect such developments in the prices for our products, could materially and adversely affect our business, results of operations and financial condition. Increases in cost of raw materials can significantly reduce our cash flow from operations. Further, electricity, natural gas and chemical purchases are significant elements of our operating costs, and volatility in their prices can reduce our operating income.

     Compliance with extensive general and industry-specific environmental laws and regulations requires significant resources, and the significant associated costs may adversely impact our business.

         Our operations are subject to extensive general and industry specific federal, state, local and foreign environmental laws and regulations. We devote significant resources to maintaining compliance with these laws and regulations. We expect that, due to the nature of our operations, we will be subjected to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with these requirements. Because it is difficult to predict the scope of future requirements, we can offer no assurance that we will not incur material environmental compliance costs or liabilities in the future. Our failure to comply with environmental laws or regulations could subject us to penalties or other sanctions which could materially affect our business, results of operations or financial condition.

         Our plant near Perry, Florida, which we call the "Foley Plant," discharges treated wastewater into the Fenholloway River. Under the terms of a 1995 agreement with the Florida Department of Environmental Protection, which was approved by the U.S. Environmental Protection Agency (which we refer to as the "EPA"), we agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law and regulations. We call this agreement the "Fenholloway Agreement." It requires us:

          o to make process changes within the Foley Plant to reduce the coloration of its wastewater discharge,

          o    to restore certain wetlands areas,

          o to relocate the wastewater discharge point into the Fenholloway River to a point closer to the mouth of the river and

          o to provide oxygen enrichment to treated wastewater prior to discharge at the new location.

         We have already made significant expenditures and completed the in-plant process changes required by the Fenholloway Agreement. We estimate, based on 1997 projections, that we may incur additional capital expenditures of approximately $40 million over the next several years to comply with our remaining obligations under the Fenholloway Agreement.

         The EPA has requested additional environmental studies to identify possible alternatives to the relocation of the wastewater discharge point to determine if more cost-effective technologies are available to address both Class III water quality standards for the Fenholloway River and anticipated EPA "cluster rules" applicable to wastewater discharges from dissolving kraft pulp mills, like the Foley Plant. We have deferred complying with the other requirements of the Fenholloway Agreement until EPA objections to the renewal permit are satisfactorily resolved. Consequently, the capital expenditures required to complete any remaining modifications may be further delayed, and our total capital expenditures may increase if costs increase or if we are required by the "cluster rules" or other regulations to implement other modifications.

         While the EPA has not yet finalized the wastewater standards under the "cluster rules" applicable to dissolving kraft pulp mills like the Foley Plant, the EPA has issued air emission standards applicable to the Foley Plant. In addition, the EPA has proposed boiler air emission standards that could apply to the Foley Plant. We cannot estimate accurately the cost of future compliance, but we could incur substantial capital expenditures in fiscal year 2005 and thereafter. These possible expenditures could have a material adverse effect on our business, results of operations or financial condition.

     Because approximately 74% of our sales are made to customers outside the United States, we are subject to the economic and political conditions of foreign nations.

         We have manufacturing facilities in five countries and sell products in approximately 60 countries. In fiscal 2003, sales of our products outside the United States represented approximately 74% of our sales. The weak global economy has recently negatively impacted our sales and may continue to do so in the future. In addition, although approximately 85% of our sales for the year ended June 30, 2003 were denominated in U.S. dollars, we expect to face increased risks associated with operating in foreign countries as we expand globally, including:

          o the risk that foreign currencies will be devalued or that currency exchange rates will fluctuate;

          o the risk that limitations will be imposed on our ability to convert foreign currencies into U.S. dollars or on our foreign subsidiaries' ability to remit dividends and other payments to the United States;

          o the risk that our foreign subsidiaries will be required to pay withholding or other taxes on remittances and other payments to us or that the amount of any such taxes will be increased;

          o the risk that certain foreign countries may experience hyperinflation or severe economic downturns; and

          o the risk that foreign governments may impose duties and tariffs on our products or increase restrictions on our ability to invest, adjust our work force levels or otherwise impair our operating flexibility.

     If our significant customer fails to perform under our supply agreements, our business could be adversely impacted.

         We supply Procter & Gamble, our largest single customer, with fluff pulp and airlaid nonwovens. Our sales to Procter & Gamble accounted for approximately 26%, 20% and 20% of our net sales in fiscal 2001, 2002 and 2003, respectively. In the event that Procter & Gamble fails to perform under existing supply agreements for any reason, or fails to continue to purchase these products from us in substantial volumes, our results of operations and financial condition could be materially and adversely affected.

     Our industries are highly competitive and price fluctuations could diminish our sales volume and revenues.

         The market for cellulose-based specialty products is highly competitive. The industries in which we compete are particularly sensitive to price fluctuations, as well as other factors including product performance, technical service and quality. To the extent that one or more of our competitors become more successful with respect to any key competitive factor, we could lose customers and our sales could decline. In addition, due to the tendency of certain customers to diversify their suppliers, we could be unable to increase or maintain sales volumes with particular customers.

         Many of our competitors are less leveraged and have financial and other resources greater than ours and are able to better withstand adverse business cycles. If our facilities and processes are not as cost-effective as those of our competitors, we may need to close such facilities temporarily or permanently and suffer a consequent reduction in our revenues.

     We are subject to the cyclicality of our industry.

         The demand and pricing of our products, particularly fluff pulp, are influenced by the much larger market for papermaking pulps, which is highly cyclical. The markets for cellulose-based specialty products are sensitive to both changes in general global economic conditions and to changes in industry capacity.

         Both of these factors are beyond our control. The price of these products can fluctuate significantly when supply and demand become imbalanced for any reason. These pricing fluctuations and the general cyclicality of the industries in which we compete can heavily influence our financial performance. We cannot assure you that current prices will be maintained, that any price increases will be achieved or that industry capacity utilization will reach favorable levels. The demand, cost and prices for our products may thus fluctuate substantially in the future and downturns in market conditions could have a material adverse effect on our business, results of operations and financial condition.

     If our negotiations with the representatives of the unions, to which many of our employees belong, are not successful, operations at many of our facilities could be interrupted.

         On September 1, 2003, we employed approximately 1,830 individuals at our facilities. We have collective bargaining agreements in place or under negotiation (1) at the Foley Plant with the Paper, Allied-Industrial, Chemical and Energy Workers International Union, AFL-CIO (PACE), Local No. 1192; (2) at our cotton cellulose plant in Memphis, Tennessee (which we refer to as the Memphis Plant) with Local Union 910 Pulp and Processing Workers and the Retail, Wholesale, and Department Store Union, AFL-CIO; and (3) at our airlaid plant in Vancouver, Canada (which we refer to as the Delta Plant) with the Communication, Energy and Paperworkers Union of Canada, Local 433. As of September 1, 2003, the Foley Plant had approximately 490 hourly employees, the Memphis Plant had approximately 150 hourly employees and the Delta Plant had approximately 105 hourly employees.

         These labor agreements expired or expire as follows: Foley Plant, March 21, 2008; Delta Plant, June 30, 2003; and the Memphis Plant, March 18, 2006. The hourly employees at our Lumberton, North Carolina, cotton cellulose plant have voted to be represented by PACE, and we are in the process of negotiating a labor agreement for the operations that will remain at that site (16 employees). Works councils provide employee representation for non-management workers at our cotton cellulose plants in Glueckstadt, Germany and Americana, Brazil, and at our airlaid plant in Steinfurt, Germany. The workforces at our plants in Gaston and King, North Carolina and Cork, Ireland are not represented by labor unions. An extended interruption of operations at any of our facilities could have a material adverse effect on our business.

     We depend on proprietary products and technologies, may not be able to protect our intellectual property rights adequately and may be sued for infringement of intellectual property.

         We rely on patent, trademark, copyright and trade secrecy laws to protect the proprietary aspects of our business. These legal measures afford limited protection and may not prevent our competitors from gaining access to our intellectual property and proprietary information. Any of our patents may be challenged, invalidated, circumvented or rendered unenforceable. Furthermore, we cannot assure you that any pending patent application held by us will result in an issued patent, or that if patents are issued to us, such patents will provide meaningful protection against competitors or competitive technologies. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any such litigation could result in substantial expense, may reduce our profits and may not adequately protect our intellectual property rights. In addition, we may be exposed to litigation by third parties in the future based on claims that our products infringe their intellectual property rights. If we do not prevail in such litigation, we could incur significant liabilities, we could be required to seek licenses from third parties on unfavorable terms or be required to redesign our products to avoid using the disputed technology.

     We are dependent on key personnel.

         Our continued success will depend largely on the efforts and abilities of our executive officers and certain other key employees. If, for any reason, these officers or key employees do not remain with us, our operations could be adversely affected until suitable replacements with appropriate experience can be found.

                           FORWARD-LOOKING STATEMENTS

         You should carefully review the information contained in this prospectus. In this prospectus, statements that are not reported financial results or other historical information are "forward-looking statements." Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on our management's expectations that involve a number of business risks and uncertainties, including economic, competitive, governmental and technological factors affecting our operations, prices and other factors, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements.

         You can identify these forward-looking statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these include statements relating to:

          o volatility in prices and profits due to exposure to highly cyclical products;

          o impact of market fluctuations on the availability and cost of raw materials;

          o impact of general and industry specific environmental laws and regulations;

          o    impact of global economic and political conditions;

          o fluctuations in foreign currency exchange rates, particularly in the U.S.$/euro exchange rate;

          o failure of our significant customers to perform under our supply agreements;

          o sensitivity to price fluctuations in our competitive industry; the cyclical nature of our industry;

          o    increased labor costs and labor disruptions;

          o    failure to obtain or protect our intellectual property rights;

          o    dependence on key personnel; and

          o the other risks and uncertainties described in this prospectus under "Risk Factors."

         We cannot guarantee that any forward-looking statements will be realized, although we believe that we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove to be inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider any forward-looking statements.

         When considering these forward-looking statements, you should also keep in mind the risk factors and other cautionary statements contained in this prospectus and the documents we have incorporated by reference. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the exchange offer. You will receive, in exchange for old notes validly tendered and accepted for exchange pursuant to the exchange offer, new notes in the same principal amount as the old notes. Old notes validly tendered and accepted for exchange pursuant to the exchange offer will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt.

                                 CAPITALIZATION

         The following table sets forth our capitalization on (1) an actual basis at June 30, 2003 and (2) on an as adjusted basis to reflect the offering of the old notes and the application of the proceeds from the offering of the old notes. You should read this table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

                                                                                             June 30, 2003
                                                                                      --------------------------
                                                                                        Actual       As adjusted
                                                                                      -----------    -----------
                                                                                       (audited)     (unaudited)
                                                                                             (in thousands)
Cash and cash equivalents (1) ..................................................         $ 49,977       $ 49,977
                                                                                         ========       ========
Short-term debt:
Current portion of long-term debt (1) (4) ......................................         $ 41,718       $ 41,718
                                                                                         --------       --------
Long-term debt:
Revolving credit facility (1) (2) ..............................................         $207,500       $165,500
Other ..........................................................................            7,000          7,000
8 1/2% senior subordinated notes due 2005.......................................          149,816              -
9 1/4% senior subordinated notes due 2008.......................................           99,688         99,688
8% senior subordinated notes due 2010 (3).......................................          155,470        155,470
8 1/2% senior notes due 2013 ...................................................                -        200,000
                                                                                         --------       --------

   Total long-term debt (4).....................................................          619,474        627,658
   Capital lease obligation.....................................................            3,283          3,283
                                                                                         --------       --------
Total debt .....................................................................         $664,475       $672,659
                                                                                         --------       --------
Total stockholders' equity......................................................          261,884        261,884
Total capitalization ...........................................................         $926,359       $934,543
                                                                                         ========       ========


----------

(1) Subsequent to June 30, 2003 we used cash on hand and borrowings under our receivables-based credit facility to repay amounts outstanding under our revolving credit facility. At September 30, 2003, we had $26.3 million of cash and cash equivalents, $132.5 million outstanding under our revolving credit facility and $24.8 million outstanding under our receivables-based credit facility. See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Liquidity."

(2) Upon application of a portion of the net proceeds of this offering to repay amounts outstanding under the revolving credit facility, the amount available under the revolving credit facility has been permanently reduced by $40.0 million. See "Description of Certain Indebtedness."

(3) We have estimated the fair market value of our interest rate swap based on current interest rates, market value and current pricing of financial instruments with similar terms.

(4) Certain bank debt is denominated in Canadian dollars. We have translated this amount into U.S. dollars at June 30, 2003 exchange rates of CDN$1.35 = U.S.$1.00.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The following table sets forth our selected consolidated financial data for the fiscal years ended June 30, 1999, 2000, 2001, 2002 and 2003. We have derived the selected consolidated financial data for the fiscal years ended June 30, 1999 and 2000 from our audited financial statements. We have derived the selected consolidated financial data for the fiscal years ended June 30, 2001, 2002 and 2003 from our audited financial statements included elsewhere in this prospectus. You should read the data set forth in the following table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with our consolidated financial statements and the related notes, included elsewhere in this prospectus.


                                                                        Year Ended June 30,
                                                   -----------------------------------------------------------------
                                                       1999        2000(a)      2001(b)         2002(c)    2003(d)
                                                    ----------   ----------  -------------   ----------- ----------
                                                                           (In thousands)
Operating Data:
Net sales .........................................   $650,295     $755,544       $731,528     $ 635,218   $641,082
Cost of goods sold ................................    491,703      563,911        574,055       557,963    558,221
Gross margin ......................................    158,592      191,633        157,473        77,255     82,861
Selling, research and administrative
   expenses .......................................     45,568       54,725         46,326        37,101     37,896
Impairment of long-lived assets ...................          -            -              -         9,984     36,503
Restructuring costs  ..............................          -            -              -         1,605      1,636
Operating income  .................................    113,024      136,908        111,147        28,565      6,826
Interest income  ..................................        390          741          1,097           535      1,062
Interest expense and amortization of
   debt costs .....................................   (39,263)     (43,485)       (45,853)      (48,586)   (47,526)
Foreign exchange, amortization of
   intangibles and other ..........................    (3,821)      (5,047)        (2,062)       (3,438)      2,378
Income (loss) before income taxes
   and cumulative effect of change in
   accounting .....................................     70,330       89,117         64,329      (22,924)   (42,016)
Income tax expense (benefit)  .....................     22,312       30,000         21,055       (8,420)   (17,122)
Income (loss) before cumulative effect
   of change in accounting  .......................     48,018       59,117         43,274      (14,504)   (24,894)
Cumulative effect of accounting
   change(e)  .....................................          -            -          3,249      (11,500)          -
Net income (loss) .................................     48,018       59,117         46,523      (26,004)   (24,894)

Other data:
Depreciation, depletion and
   amortization of intangibles and debt
   costs  .........................................   $ 43,953     $ 49,477        $51,724      $ 49,442    $51,529
Capital expenditures ..............................     51,349       68,561        153,033        35,972     28,424
Ratio of earnings to fixed charges(f) .............       2.7x         3.0x           2.2x          0.5x       0.2x

Balance sheet data:
Cash and cash equivalents .........................    $ 8,768     $ 20,945       $ 12,932      $ 56,006   $ 49,977
Working capital(g) ................................    129,118      110,112        143,164       236,738    214,979
Total assets ......................................    756,247      939,409      1,075,550     1,134,737  1,110,655
Senior debt(h) ....................................     42,897      124,429        253,879       294,923    254,501
Total debt  .......................................    441,214      532,875        654,679       701,218    664,475
Stockholders' equity  .............................    177,419      213,979        230,022       253,660    261,884


----------

(a) Includes the operations of Walkisoft from October 1, 1999, its date of acquisition.

(b) Includes the operations of Americana from August 1, 2000, its date of acquisition. See note 3 to our consolidated financial statements.

(c) Includes a pretax charge of $11.6 million ($7.6 million after tax) for restructuring and impairment costs. See note 4 to our consolidated financial statements.

(d) Includes a pretax charge of $38.1 million ($24.7 million after tax) for restructuring and impairment costs. See note 4 to our consolidated financial statements.

(e) The 2002 cumulative effect of change in accounting relates to a goodwill impairment charge for our converting plant at King, North Carolina under the transition rules of FAS 142. The 2001 cumulative effect of change in accounting relates to a change in depreciation methods from straight-line to units-of-production for some cotton cellulose and airlaid nonwovens equipment. See note 2 to our consolidated financial statements.

(f) For purposes of determining the ratio of earnings to fixed charges, we define earnings to be the sum of (1) net income (loss) from operations before income taxes, (2) the cumulative effect of change in accounting principles, (3) fixed charges (excluding capitalized interest) and (4) amortization of capitalized interest. Fixed charges consist of (1) interest expense, (2) amortization of debt issuance costs, (3) capitalized interest and (4) that portion of rental expense we believe to be representative of interest.

(g)  Reflects current assets less current liabilities.

(h) Reflects indebtedness under our revolving credit facility, our receivables-based credit facility, the Canadian loan, the German credit facility, the UPM-Kymmene seller note and other unsubordinated indebtedness.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         You should read the following discussion in conjunction with the financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements which reflect the expectations, beliefs, plans and objectives of management about future financial performance and assumptions underlying our judgments concerning the matters discussed below. These statements, accordingly, involve estimates, assumptions, judgments and uncertainties. In particular, this pertains to our management's comments on financial resources, capital spending and the outlook for our business. Our actual results could differ from those discussed in the forward-looking statements. Factors that could cause or contribute to any differences include those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Overview

         Buckeye Technologies Inc. and its subsidiaries manufacture value-added cellulose-based specialty products in the United States, Canada, Germany, Ireland and Brazil and sell these products in worldwide markets. On August 1, 2000, we acquired the cotton cellulose business of Fibra, S.A. (Americana) located in Americana, Brazil.

         During fiscal years 2003 and 2002, we decided to reduce overhead expenses and streamline our manufacturing and headquarters operations. These decisions are reflected in our restructuring program and in our recent announcement concerning the discontinuation of production of cotton linter pulp at our Lumberton, North Carolina facility.

Critical accounting policies

         This discussion and analysis is based upon our consolidated financial statements. We describe our critical and significant accounting policies more fully in note 1 to our consolidated financial statements, included elsewhere in this prospectus. Some of our accounting policies require us to make significant estimates and assumptions about future events that affect the amounts reported in our financial statements and the accompanying notes. Future events and their effects cannot be determined with certainty. Therefore, the determination of estimates underlying our financial statements requires the exercise of management's judgment. Actual results could differ from those estimates, and any such differences may be material to our financial results. Our management exercises critical judgment in the application of our accounting policies in the following areas, which significantly affect our financial condition and results of operation. Our management has discussed the development and selection of these critical accounting policies and estimates with the audit committee of our board of directors and with our independent auditors.

     Inventories

         We state our inventories at the lower of cost or market. In assessing the ultimate realization of inventories, we must make judgments as to future demand requirements and estimated market values and compare that with the current cost of inventory. If actual market conditions are less favorable than those projected, we may be required to write down inventory.

     Depreciation

         We provide for depreciation on our production machinery and equipment at our cotton cellulose and airlaid nonwovens plants using the units-of-production depreciation method. Under this method, we calculate depreciation based on the expected productive hours of the assets and, in any case, subject to a minimum level of depreciation. If the estimated productive hours of these assets change in the future, we may have to adjust depreciation expense per unit of production accordingly. We use the straight-line method for the determining depreciation on our other capital assets.

     Long-lived assets

         We review our long-lived assets for impairment when circumstances indicate that the carrying value of an asset may not be recoverable. For assets that are to be held and used, we recognize an impairment when the estimated undiscounted cash flows associated with the asset or group of assets is less than its or their carrying value. If there is an impairment, we write down the asset to its fair value and record as a loss the difference between the carrying value and fair value. We determine fair values based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. We carry assets to be disposed of at the lower of carrying value or estimated net realizable value. See note 4 of our consolidated financial statements for information concerning impairment charges.

         We have made acquisitions in the past that included a significant amount of goodwill and other intangible assets. On July l, 2001, we adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), and, as a consequence, discontinued the amortization of goodwill. Under the guidelines of SFAS No. 142, goodwill is subject to an annual impairment test based on its estimated fair value. We will continue to amortize other intangible assets that meet certain criteria over their useful lives, and these assets will also be subject to an impairment test based on estimated fair value. We typically base our estimates of fair value on operating earnings and adjust these by a discount factor in valuing future cash flows. The determination of an impairment loss is complex and requires that we make many assumptions and estimates. If our estimates of future cash flows or the underlying assumptions and estimates change, we may need to record additional impairment losses in the future.

     Planned maintenance shutdowns

         We accrue the cost of periodic planned maintenance shutdowns over the period between shutdowns, based on our estimates of incremental spending and fixed overhead cost. If we revise our estimates of the costs of such shutdowns, or if the period between shutdowns changes, then we may be required to adjust the amount of such accruals.

Results of operations

         Historically, we reported our financial results in one segment. Although the materials, processes, customers, distribution methods and regulatory environment for our nonwoven materials and specialty fibers businesses are very similar, we believe it is appropriate to disclose nonwoven materials as a separate reporting segment from specialty fibers. The specialty fiber segment is an aggregation of cellulosic fibers based on both wood and cotton. We make financial decisions and allocate resources based on the sales and operating income of each segment. We allocate selling, research and administration expense to each segment, and we use the resulting operating income to measure the performance of the segments. We exclude items that are not included in measuring business performance, such as restructuring costs, asset impairment and certain financing and investing costs.

     Net sales

         Net sales in fiscal 2003 were $641.1 million, an increase of $5.9 million or 0.9% over fiscal 2002 of $635.2 million. We attribute this increase to higher volume and sales prices for fluff pulp and airlaid nonwoven materials, which were partially offset by a decline in cotton cellulose sales prices in fiscal 2003 from unusually high levels in fiscal 2002. Net sales of $635.2 million in fiscal 2002 decreased $96.3 million, or 13.2%, from fiscal year 2001 sales of $731.5 million. This was primarily due to lower sales prices on fluff pulp and airlaid nonwovens and lower shipment volumes of cotton cellulose. These decreases were partially offset by higher sales prices of cotton cellulose.

     Operating income

         Our operating income for fiscal 2003 was $6.8 million, a decrease of $21.8 million compared to fiscal 2002. This decrease was primarily due to higher restructuring and impairment costs recorded in fiscal 2003. We explain these costs in detail later in this discussion.

         In fiscal 2002, our operating income was $28.6 million, or 4.5% of net sales, as compared to $111.1 million, or 15.2% of net sales, in fiscal 2001. This decrease was mainly due to the sales issues previously noted, increased costs of cotton raw materials and the restructuring and impairment costs discussed below. This decrease was partially offset through reductions in our sales, research and administrative expenses by $9.2 million, or 19.9%, as compared to the prior year. The reduction in our research expenses in fiscal 2002 resulted primarily from a renewed focus on key projects. Our results in both fiscal 2003 and 2002 were adversely affected by the weak global economy.

     Segment results

     Specialty fibers

         We had external net sales of specialty fibers in fiscal 2003 of $445.2 million as compared to $451.1 million in fiscal 2002, a decrease of $5.9 million or 1.3%. This decrease in net sales in fiscal 2003 resulted from lower selling prices on cotton based products, partially offset by slightly higher unit volumes and the restart of operations at our Americana facility. This facility manufactures chemical cellulose and distributes it to a single customer. The Americana facility had been idled previously due to the high cost of cotton linters. In fiscal 2003, we agreed with our customer to extend the initial volume agreement. We anticipate that this extension agreement will provide sufficient volume to enable the plant to continue to operate at full capacity through calendar year 2004.

         In fiscal 2002, our specialty fiber external net sales decreased by $76.1 million from $527.2 million in fiscal 2001. This 14.4% reduction was the result of a 28.3% reduction in the selling price of fluff pulp, partially offset by higher average prices on cotton based products.

         Changes in sales prices for our cotton based products are influenced by the variability in the cost and supply of cotton fibers. As our costs of cotton fibers fell in fiscal 2003, we reduced our sales prices by approximately 13%. As the cost of cotton fibers increased in 2002, we increased our sales prices of cotton based products by approximately 10%. Fluff pulp prices vary with market conditions and fell dramatically during fiscal 2002. In fiscal 2003, our average fluff pulp price increased by 3.7% versus fiscal 2002.

         Market supply constraints, coupled with a weakening U.S. dollar and higher energy costs, provided the basis for us to increase our list price of fluff pulp by $40 per metric ton effective April 1, 2003. We partially implemented this price increase in the fiscal fourth quarter of 2003, and this was the major factor contributing to an increase in our average fluff pulp price of 3.7% in fiscal 2003 as compared to fiscal 2002.

         In July 2003, one of our competitors closed one of the world's largest dissolving wood cellulose mills. We understand that prior to closure, this mill had produced a six-month supply of dissolving wood cellulose for a key customer, so we do not expect to see the full benefit of this closure until calendar year 2004. However, we believe this development has significantly tightened the supply of high-purity dissolving wood pulps in the market. Selling prices for this product improved meaningfully in the fiscal fourth quarter as compared to the fiscal third quarter of 2003. We intend to capitalize on the opportunity provided by this reduction in the supply of dissolving wood pulps to reduce significantly our shipments of fluff pulp and to increase shipments of dissolving chemical pulps, particularly chemical pulps for use in acetate applications. In the fourth quarter of fiscal 2003, we increased shipments of chemical pulp and customized fiber by approximately 6,000 metric tons and reduced shipments of fluff pulp by a corresponding amount, as compared to the third quarter of fiscal 2003. We also announced a $50 per metric ton price increase for our wood based products effective April 1, 2003. As many of our customer supply contracts are based on a calendar year, we do not expect to realize the full impact of this price increase until the beginning of calendar year 2004.

         Operating income for fiscal 2003 was $41.9 million (9.0% of net sales) compared to $39.5 million (8.4% of net sales) for fiscal 2002, an improvement of $2.4 million. This improvement in operating income reflected modestly higher fluff pulp pricing, a more favorable dissolving wood pulp sales mix, renewed operations at our Americana facility for most of the year and operating expense reductions. These improvements were partially offset by lower margins for cotton based products, increased energy and chemicals costs, a write-down in the value of cotton raw material and the impact of a strengthening Euro on the operating costs of our facility in Glueckstadt,

Germany. The cost items noted above had a greater impact on the second half of fiscal 2003 than in the first half of that year, and many of these items are one-time or relatively short-term in nature.

         The decrease in operating income in fiscal 2002 as compared to fiscal 2001 was due mainly to the sales issues previously noted and the increased cost of cotton fibers in fiscal 2002. These factors were partially offset by cost reductions resulting from reduced employment and lower sales, research and administrative expenses.

     Nonwoven materials

         Net sales of nonwoven materials in fiscal 2003 were $195.9 million as compared to $184.1 million in fiscal 2002, an increase of $11.8 million, or 6.4%. The increase in net sales in fiscal 2003 was primarily due to an increase in shipments and the strengthening of the euro during the fiscal 2003 period. Net sales in fiscal 2002 were $20.2 million, or 9.9%, less than fiscal 2001 primarily due to lower shipment volume, reduced sales prices and changes in product mix.

         Expansion in industry production capacity in calendar 2001 resulted in excess capacity and very competitive pricing in North America. Since that time, the weak global economy has slowed demand growth for airlaid nonwovens, thereby slowing the absorption of available production capacity.

         Nonwoven materials operating income in fiscal 2003 was $4.0 million compared to an operating loss of $2.1 million in fiscal 2002, an improvement of $6.1 million. Our improvement in operating income in fiscal 2003 reflected significant reductions in waste and cost reductions. These operational improvements were partially offset by the impact of a strengthening Canadian dollar on the operating costs of our Canadian facility.

         Our fiscal 2002 operating loss of $2.1 million was $6.8 million lower than our operating income of $4.7 million in fiscal 2001. Operating results in fiscal 2002 decreased mainly due to the reduced sales prices previously noted. In fiscal 2002, we started up a new airlaid nonwovens machine in North Carolina and installed and started up Stac-PacTM folding machines at all of our locations. These start-ups caused us to incur higher-than-normal waste levels and manufacturing costs at the affected facilities. These negative factors were partially offset by a decrease in sales, research and administrative expenses in fiscal 2002.

     Restructuring costs

         In early April 2003, we announced our decision to discontinue production of cotton linter pulp at our Lumberton, North Carolina facility. This decision reflected a steady decline in demand in the cotton fiber paper industry, which has contracted by about one-third since the late 1990's. We continue to produce cosmetic cotton products at this location. We completed this partial closure in August 2003. While the production of cotton linter pulp is one of our core businesses, we believe that current demand does not economically justify operating a facility that can only produce products for paper applications.

         To improve our ability to meet our customers' needs, we are consolidating our U.S. cotton linter pulp production at our Memphis, Tennessee facility. This facility can produce products for both chemical and paper applications. This consolidation, and the resulting increase in facility utilization, should enable us to improve our operating results by over $6 million annually and to reduce our working capital needs by approximately $10 million. We expect this more efficient operating configuration to reduce our cost of goods sold beginning in January 2004.

         As a result of this restructuring, we have eliminated approximately 100 positions. We paid involuntary termination benefits and miscellaneous costs of $0.1 million as of June 30, 2003 and accrued an additional $1.5 million of such expenses as of that date. We expect payments related to the 2003 restructuring program to continue through the second and third quarters of fiscal 2004. All costs of this program are reported in our statement of operations as restructuring costs. We are continuing to pursue cost reduction initiatives company wide.

         In fiscal 2002, we initiated a restructuring program designed to reduce costs by reducing overhead expenses. All costs of this program are reported in our statements of operations as restructuring costs. In connection with this program, we paid involuntary termination benefits of $1.0 million in fiscal 2002 and accrued

$0.6 million as of June 30, 2002. During fiscal 2003, the major portion of the $0.6 million accrual was paid. As a result of this restructuring, we eliminated approximately 200 positions, which reduced our costs by over $10.0 million annually. Our nonwovens and specialty fibers businesses in North America and Europe were impacted by this cost reduction program. As a part of this restructuring, we closed our engineering offices located in Finland.

     Impairment of long-lived assets

         We have evaluated the ongoing value of the property, plant and equipment associated with the Lumberton facility. Using the guidance issued under SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, we determined that long-lived assets associated with the Lumberton facility, having a carrying amount of $36.5 million, were no longer recoverable and were, in fact, impaired. We wrote these assets down to their estimated fair value of $7.9 million in fiscal 2003. This impairment resulted in a $28.6 million non-cash charge against our operations and an $18.6 million after-tax increase in our net loss in fiscal 2003. We include additional information in
Note 4, Impairment and Restructuring Costs, to our consolidated financial statements.

         In fiscal 2003 we abandoned certain airlaid nonwovens equipment, which had a carrying value of $7.6 million. We evaluated the ongoing value of these assets, which principally included an uninstalled airlaid machine acquired with the purchase of Walkisoft in 1999 and also included some equipment that did not operate as intended, and wrote them down to their estimated fair value of $0.1 million. We also abandoned certain engineering drawings and fully impaired their carrying value of $0.4 million. These impairments contributed to a $7.9 million decrease in our operating income, and a $5.0 million after-tax increase in our net loss, in fiscal 2003.

         In the fourth quarter of fiscal 2002, we recorded impairment costs of $10.0 million. The impairment costs related primarily to obsolete airlaid nonwovens packaging equipment that we replaced with more efficient Stac-PacTM packaging lines.

     Net interest expense and amortization of debt costs

         We incurred net interest expense and amortization of debt costs of $46.5 million in fiscal 2003 compared to $48.1 million for the prior fiscal year. This decrease was primarily due to lower interest rates in fiscal 2003, which were partially offset by $1.8 million of interest capitalization in fiscal 2002. Net interest and amortization of debt costs were $3.3 million higher in fiscal 2002 compared to $44.8 million incurred in fiscal 2001. The increase was primarily due to higher levels of debt. The increase was partially offset by the favorable effect of an interest rate swap agreement which we entered into in May 2001. This interest rate swap agreement exchanged fixed rate interest payments for floating rate interest payments on $100 million of our $150 million aggregate principal amount senior subordinated notes due 2010.

     Foreign exchange, amortization of intangibles and other

         Foreign exchange, amortization of intangibles and other expense in fiscal 2003, 2002 and 2001 were $2.4 million, $3.4 million and $2.1 million, respectively. The $1.0 million favorable variance in fiscal 2003 from 2002 was due primarily to an increase of $3.1 million in foreign currency gains, partially offset by the settlement of a contract dispute and other miscellaneous items. The higher costs in fiscal 2002 versus fiscal 2001 were due primarily to lower foreign currency gains in fiscal 2002.

     Income taxes

         Our effective tax rate for fiscal 2003 was 40.8% versus 36.7% in fiscal 2002, which was primarily attributable to the utilization in 2003 of a foreign net operating loss carry forward that had previously been fully reserved. Our effective tax rate for fiscal 2002 was 36.7% versus 32.7% in fiscal 2001, due to the recognition of higher research and development tax credits in fiscal 2002.

Financial condition

         Our financial condition improved during the current fiscal year. We are committed to reducing our debt, strengthening our operations and continuing to improve our profitability and cash flow.

     Cash flow

     Net cash provided by operating activities

         For the years ended June 30, 2003, 2002 and 2001, we generated cash from operating activities of $55.2 million, $27.9 million and $68.6 million, respectively. The $27.3 million improvement in fiscal 2003 cash flow was due to a $16.1 million increase in operating results before the effect of certain non-cash charges (a change in accounting and impairment of long-lived assets). Additionally, reductions in inventories and the receipt of an $18.3 million federal tax refund that reduced prepaid expenses contributed to the improved cash flows from operations in fiscal 2003. These improvements were partially offset by an increase in accounts receivable due to a change in the terms of a supply contract with a significant customer. The decrease in cash provided by operating activities of $40.7 million for fiscal 2002 was due primarily to lower earnings, lower current liabilities and an increase in prepaid expenses as a result of the federal tax refund not yet received.

     Net cash used in investing activities

         In fiscal 2003, we used $20.4 million cash in investing activities, as compared to $46.1 million in fiscal 2002. Of this reduction, $17.7 million was due to the redemption of short-term investments in fiscal 2003 that we purchased in fiscal 2002. The remaining decrease in fiscal 2003 was due to continued efforts to reduce capital expenditures and the lack of any major construction or projects during the year. The decrease in cash used in investing activities during fiscal 2002 was due primarily to the completion of an airlaid nonwovens machine at the Gaston Plant. Additionally, we used $36.6 million in cash in fiscal 2001 to acquire the Americana facility.

         Overall, we used cash to make capital expenditures for property, plant and equipment of $28.4 million in fiscal 2003, $36.0 million in fiscal 2002 and $153.0 million in fiscal 2001. In fiscal 2001 and fiscal 2002, we made these expenditures primarily to construct, purchase, modernize and upgrade our production equipment and facilities. A majority of our capital expenditures in fiscal 2001 related to the construction of the large airlaid nonwovens machine at the Gaston Plant. We expect to make capital expenditures (including environmental expenditures and capital costs associated with the scheduled extended maintenance shutdown at our Foley Plant) in fiscal 2004 of not more than $40.0 million.

     Net cash provided by (used in) financing activities

         In fiscal 2003, we used cash to repay $42.5 million in debt, including a $22.0 million note payment to UPM-Kymmene in connection with the purchase of Walkisoft. In May 2002, we sold 2,150,000 shares of common stock at a price of $10.00 per share. The net proceeds of the offering were $21.4 million. We also used additional borrowings under our bank credit facilities along with the cash provided by operating activities to make our 2002 and 2001 $22.0 million note payments to UPM-Kymmene.

         Our board of directors has authorized the repurchase of up to 6.0 million shares of our common stock. Under this authorization, we will hold the repurchased shares as treasury stock and such shares will be available for general corporate purposes, including the funding of employee benefit and stock-related plans. Through June 30, 2003, we had repurchased a total of 5,009,300 shares under the current board authority, although we repurchased no shares of our common stock in fiscal 2003. At June 30, 2003, we were prohibited from repurchasing our common stock under the terms of our revolving credit facility.

     Contractual obligations

         The following table summarizes our significant contractual cash obligations as of June 30, 2003. Certain of these contractual obligations are reflected in our balance sheet, while others are disclosed as future obligations under GAAP.

                                                                                                  Greater
                                                          Less than                                than
Contractual Obligations                       Total        1 year      1-3 years     3-5 years    5 years
-----------------------                      --------     ---------    ----------   ----------   ----------
                                                                  (In thousands)
Long-term obligations (1)...............     $661,192      $41,718      $362,316     $ 99,688     $157,470
Capital lease obligations (2)...........        4,036          834         1,668        1,166          368
Operating leases (2)....................        2,471        1,058           861          506           46
Timber commitments (3)..................       99,000       13,000        39,000       26,000       21,000
Lint commitments........................       15,634       15,634             -            -            -
                                             --------      -------      --------     --------     --------
Total contractual cash obligations......     $782,333      $72,244      $403,845     $127,360     $178,884
                                             ========      =======      ========     ========     ========


----------

(1)  See note 8 to our consolidated financial statements.
(2)  See note 9 to our consolidated financial statements.
(3)  See note 17 to our consolidated financial statements.

     Leverage/Capitalization

         Our total debt decreased to $664.5 million at June 30, 2003 from $701.2 million at June 30, 2002, a decrease of $36.7 million. From June 30, 2001 to June 30, 2002, total debt increased by $42.7 million. Our total debt as a percentage of our total capitalization was 71.7% at June 30, 2003 as compared to 73.4% at June 30, 2002 and 74.0% at June 30, 2001.

         We present net debt as an additional means by which investors can evaluate our financial condition, liquidity and ability to satisfy rating agency and creditor requirements. We calculate net debt as debt and capital lease obligations less interest rate swap non-cash fair value adjustment to debt, cash, cash equivalents, restricted cash and short-term investments. Our net debt was $605.0 million at June 30, 2003. In the table below, we reconcile net debt to long-term debt and capital lease obligations, the most directly comparable GAAP measures.

                                                                                          June 30,     June 30,
                                                                                            2002         2003
                                                                                           ------       ------
                                                                                              (in millions)
 Debt and capital lease obligations on balance sheet ...............................       $701.2       $664.5
 Less: interest rate swap non-cash fair value adjustment to debt ...................        (2.6)        (6.1)
 Less: cash, cash equivalents, restricted cash and short-term investments ..........       (68.2)       (53.4)
                                                                                           ------       ------
 Net debt ..........................................................................       $630.4       $605.0
                                                                                           ======       ======


     Liquidity

         We have the following major sources of financing: revolving credit facility, receivables-based credit facility, the notes and senior subordinated notes. Our revolving credit facility, the notes and our senior subordinated notes contain various restrictive covenants. Based on our recent results of operations and the amendment to our revolving credit facility in July 2003, which was effective as of June 30, 2003, we were in compliance with these covenants as of June 30, 2003 and believe we will remain in compliance through the maturity of the revolving credit facility on March 31, 2005.

         Revolving credit facility. We amended our revolving credit facility on July 28, 2003 to modify the financial covenants applicable for the period from June 2003 through March 31, 2005. In addition, the lenders under this facility consented to our issuance of the notes so long as we used at least $40 million of the proceeds therefrom to permanently reduce amounts outstanding under the revolving credit facility. These lenders also consented to the prepayment of the $22.0 million note due October 1, 2003 to UPM-Kymmene. In September 2003, we paid these amounts using the proceeds from the sale of the old notes. The interest rate applicable to borrowings under our revolving credit facility is the agent's prime rate plus 1.75% to 2.25% or, alternatively, a LIBOR-based rate ranging from LIBOR plus 2.75% to LIBOR plus 3.75%. This facility is secured by substantially all of our assets located in the United States. As of June 30, 2003, we had outstanding borrowings under this facility of $207.5 million and letters of credit issued under this facility with a principal amount of $2.1 million outstanding. Also as of that date, we had $5.4 million available for additional borrowings under this revolving credit facility.

         Receivables-based credit facility. On September 3, 2002, we amended our $30 million receivables-based credit facility. This amendment extended the maturity of the facility from December 4, 2002 to December 4, 2003. The interest rate applicable to borrowings under this facility is one week LIBOR plus 0.75%, and the facility is secured by certain insured receivables. As of June 30, 2003, we had outstanding borrowings under this facility of $5.0 million and unused borrowing availability of $24.5 million. As of that date, we held restricted cash of $3.5 million as required by the terms of such facility.

         Senior subordinated notes. Under the indentures governing our senior subordinated notes, as well as the indenture that governs the notes, our ability to incur additional debt is limited. Under these indentures, additional debt must be incurred as so-called "ratio" debt or, alternatively, must be permitted in form and amount as "Permitted Indebtedness." In order to incur ratio debt, a specified consolidated fixed charge coverage ratio (as defined in the subordinated note indentures) must equal or exceed 2:1 (measured on a rolling four-quarter basis). At March 31, 2002, our fixed charge coverage ratio fell below 2:1. This development did not breach any covenant or constitute an event of default under any of our debt agreements. However, until such time as the ratio again equals or exceeds 2:1, we can only incur debt that is Permitted Indebtedness. We incurred a portion of our revolving credit facility as Permitted Indebtedness and a portion as ratio debt.

         On October 6, 2003, we successfully completed a solicitation of consents from holders of our notes due in 2008 (2008 notes) to amend this indenture to conform certain provisions of the 2008 notes to the provisions in our notes due in 2010 and to current market practice. This amendment allows us to refinance our revolving credit facility, while we are still limited to Permitted Indebtedness as defined in the indentures.

         While we can offer no assurance in this regard, we believe that our operating results will improve over the next several fiscal quarters and that such improved operating results together with recent reductions in our outstanding debt, will enable us to exceed the required 2:1 ratio necessary to incur ratio debt under the senior subordinated note indentures and the indenture governing the notes.

         Interest rate swap. In May 2001, we entered into an interest rate swap agreement in respect of $100 million of our 8% fixed rate senior subordinated notes maturing in October 2010. The swap agreement converts interest payments from a fixed rate to a floating rate equal to LIBOR plus 1.97%. The terms of the swap agreement are consistent with the terms of our October 2010 notes; thus, this arrangement qualifies as a fair value hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. As such, we record the net effect from the swap agreement as part of our interest expense. During fiscal years 2003, 2002 and 2001, the swap agreement reduced our net interest expense by $4.5 million, $3.4 million and $0.3 million, respectively. Based upon interest rates then applicable with respect to similar transactions, we recorded the fair value of the swap agreement as an asset and recorded a corresponding increase in debt of $6.1 million as of June 30, 2003 and $2.6 million at June 30, 2002. On October 15, 2003, the swap counter party exercised its right to change the termination date of the swap from October 15, 2010 to October 15, 2003. By exercising this right, the swap counter party paid us $4.0 million as an early termination fee.

         Current portion of long-term debt. In fiscal 2003, we reclassified our Canadian loan (maturing on September 30, 2003), our final payment to UPM-Kymmene (due October l, 2003) and our receivables-based credit facility (maturing December 4, 2003) from long-term debt to current liabilities. We made the final payment to UPM-Kymmene with proceeds from the sale of the old notes. We refinanced our Canadian $20 million loan on

September 30, 2003, at which time we extended its maturity to November 30, 2004 and reduced the principal to Canadian $16 million ($11.9 million U.S. at September 30, 2003). We reduced the outstanding principal amount of the Canadian loan with cash from operations.

         Shelf registration. On March 15, 2002, we filed a Form S-3 shelf registration statement. By its terms, the shelf registration statement allows us to issue from time to time various types of securities, including common stock, preferred stock and debt securities up to an aggregate amount of $300 million. We filed the registration statement to gain additional flexibility in accessing capital markets for general corporate purposes. This S-3 registration statement became effective on April 18, 2002.

         On May 16, 2002, we sold 2,150,000 shares of common stock under a universal shelf registration at a price of $10.00 per share. The net proceeds of the offering were $21.4 million. We used these proceeds for general corporate purposes.

         We are considering entering into a new revolving credit facility in order to refinance our existing revolving credit facility. We have received commitments from three lending institutions, including affiliates of the initial purchasers, to participate in a new credit facility, subject to customary closing conditions.

         While we can offer no assurances, we believe that our cash flow from operations, together with current cash and cash equivalents, will be sufficient to fund necessary capital expenditures (expected not to exceed $40 million in fiscal 2004), meet operating expenses and service our debt obligations for the foreseeable future.

     Recent accounting pronouncements

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. The provisions of FIN 46 must be applied to all other variable interest entities for the first interim or annual period beginning after December 15, 2003. We do not expect the adoption of FIN 46 to have a significant impact on our Consolidated Financial Statements.

     Cumulative effect of change in accounting

         Effective July 1, 2001, we adopted SFAS No. 142, which established new accounting and reporting requirements for goodwill and other intangible assets as described in our critical accounting policies. Based on our assessment, effective July 1, 2001 we reduced our goodwill by $11.5 million in the converting business, which we had purchased in the Merfin acquisition in 1997. We recorded no tax benefit as a result of the reduction in the carrying value of goodwill.

     Qualitative and quantitative disclosure about market risk

         We are exposed to market risk from changes in foreign exchange, interest rates, raw material costs and the price of certain commodities used in our production processes. To reduce such risks, we selectively use financial instruments. All hedging transactions are authorized and executed pursuant to our policies and procedures. Further, we do not enter into financial instruments for trading purposes.

         The following risk management discussion and the estimated amounts generated from the sensitivity analyses are forward-looking statements of market risk, assuming that certain adverse market conditions occur. Actual results in the future may differ materially from those projected results due to actual developments in the global financial markets. The analysis methods used to assess and mitigate risks discussed below should not be considered projections of future events or losses.

         A discussion of our accounting policies for risk management is included in note 1, Accounting Policies, to our consolidated financial statements.

         Interest rates. The fair value of our long-term public debt is based on an average of the bid and offer prices at year-end. The fair value of the credit facility approximates its carrying value due to its variable interest rate. The carrying value of other long-term debt approximates fair value based on our current incremental borrowing rates for similar types of borrowing instruments. The carrying value and fair value of long-term debt at June 30, 2003 were $661.2 million and $653.3 million, respectively, and at June 30, 2002 were $697.4 million and $656.9 million, respectively. We estimate market risk as the potential change in fair value that would have resulted from a hypothetical 10% decrease in interest rates and amounts to be $0.9 million at June 30, 2003 and $2.2 million at June 30, 2002.

         We had $228.3 million of variable rate long-term debt outstanding at June 30, 2003. At this level of indebtedness, a hypothetical 10% increase in interest rates would have had a $1.1 million unfavorable impact on our pretax earnings and cash flows. At June 30, 2003, our primary interest rate exposures on floating rate debt related to U.S. prime rates and European interbank rates.

         At June 30, 2003, we had one interest rate swap agreement with a total notional value of $100.0 million. We entered into the interest rate swap agreement on May 7, 2001 and it was terminated on October 15, 2003. We recognized the net amounts paid or received under this interest rate swap agreement as an adjustment to interest expense.

         Foreign currency exchange rates. Foreign currency exposures arising from transactions include firm commitments and anticipated transactions denominated in a currency other than an entity's functional currency. Buckeye and our subsidiaries generally enter into transactions denominated in their respective functional currencies. Our primary foreign currency exposure arises from foreign-denominated revenues and costs and their translation into U.S. dollars. The primary currencies to which we are exposed include the European euro, Canadian dollar and the Brazilian real.

         We generally view as long-term our investments in foreign subsidiaries with a functional currency other than the U.S. dollar. As a result, we do not generally hedge these net investments. However, we use capital structuring techniques to manage our net investment in foreign currencies as we deem necessary. Our net investment in foreign subsidiaries translated into dollars using the year-end exchange rates was $180.4 million and $158.1 million at June 30, 2003 and 2002, respectively. We estimate that the potential loss in value of our net investment in foreign subsidiaries that would have resulted from a hypothetical 10% adverse change in quoted foreign currency exchange rates to have been $16.4 million at June 30, 2003 and $14.4 million at June 30, 2002. If it occurred, this change would be reflected in the equity section of our consolidated balance sheet.

         Cost of raw materials. Amounts paid by us for wood, cotton fiber and fluff pulp represent the largest component of our variable costs of production. The availability and cost of these materials are subject to market fluctuations caused by factors beyond our control, including weather conditions. Significant decreases in availability or increases in the cost of wood or cotton fiber, to the extent not reflected in prices for our products, could materially and adversely affect our business, results of operations and financial condition.

         Commodities. In order to minimize our exposure to fluctuations in commodity prices, we use forward contracts to reduce price fluctuations with respect to a desired percentage of forecasted purchases of natural gas over a period of generally less than one year. There were no natural gas contracts outstanding at June 30, 2003 requiring fair value treatment. At June 30, 2002, we had natural gas contracts outstanding and included in other assets with a fair value of $0.4 million. We based this assessment of fair value upon exchange-quoted market prices of comparable instruments. While the contract outstanding as of June 30, 2002 did not qualify for hedge accounting, neither its effect on the results of operations nor the year-end position was material to our overall results.

         Exposure to commodity products also creates volatility in pricing. If our research and development efforts do not result in the commercialization of new, proprietary products, we will continue to have significant exposure to fluff pulp and other commodity products, which could result in volatility in our sales prices and profits.

         Industry cyclicality. The demand and pricing of our products, particularly fluff pulp, are influenced by the much larger market for papermaking pulps, which is highly cyclical. The markets for most cellulose and absorbent products are sensitive to both changes in general global economic conditions and to changes in industry capacity. Both of these factors are beyond our control. The price of these products can fluctuate significantly when supply and demand become imbalanced for any reason. Our financial performance can be heavily influenced by product price fluctuations and the general cyclicality of the industries in which we compete. It is not certain that current prices will be maintained, that we will achieve any price increases or that overall industry capacity utilization will reach favorable levels. The demand, cost and prices for our products may thus fluctuate substantially in the future, and downturns in market conditions could have a material adverse effect on our business, results of operations and financial condition.

         Contingencies. Our operations are subject to extensive general and industry-specific federal, state, local and foreign environmental laws and regulations. We devote significant resources to maintaining compliance with such requirements. We expect that, due to the nature of our operations, we will be subject to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with such requirements. Given the uncertainties associated with predicting the scope of future requirements, we can offer no assurance that we will not in the future incur material environmental compliance costs or liabilities.

                                    BUSINESS

Our Business

         Buckeye is a leading producer of value-added cellulose-based specialty products. We believe that we have leading positions in many of the high-end niche markets in which we compete. We utilize our expertise in polymer chemistry, leading research and development and advanced manufacturing facilities to develop and produce innovative and proprietary products for our customers. We sell our products to a wide array of technically demanding niche markets in which we believe our proprietary products, manufacturing processes and commitment to customer technical service give us a competitive advantage. We believe we are the only manufacturer in the world offering cellulose-based specialty products made from both wood and cotton and utilizing wetlaid and airlaid technologies. As a result, we believe we produce and market a broader range of cellulose-based specialty products than any of our competitors. We produce specifically tailored products designed to meet individual customer requirements. Our focus on specialty niches allows us to establish long-term supply positions with key customers. We operate manufacturing facilities in the United States, Canada, Germany, Ireland and Brazil.

         Cellulose is a natural fiber derived from trees and other plants that is used in the manufacture of a wide array of products. The total cellulose market generally can be divided into two categories: commodity and specialty. Manufacturers use commodity cellulose to produce bulk paper and packaging materials, the markets for which are very large but highly cyclical. Specialty cellulose is used to impart unique chemical or physical characteristics to a diverse range of highly engineered products. Specialty cellulose generally commands higher prices, and demand for specialty cellulose is less cyclical than commodity cellulose. We believe the more demanding performance requirements for products requiring specialty cellulose limit the number of participants in our niche markets. Our focus on niche specialty cellulose markets has enabled us to maintain positive cash flows even during cyclical downturns in the commodity cellulose markets.

         Buckeye, which has manufactured cellulose-based specialty products for over 75 years, participates in the specialty cellulose market. This market has estimated annual sales of $7 billion and accounts for an estimated 3% of the total cellulose market. There are currently only a small number of producers that can meet the technical demands of the specialty cellulose market. In fact, we believe that world-wide production capacity for high-purity wood cellulose recently decreased significantly due to the closure of a competitor's facility and, as a result, the fundamentals of the high-purity cellulose industry should improve.

         Buckeye's cellulose-based specialty products can be broadly grouped into four categories:

          o chemical cellulose, which comprised 30% of our net sales in fiscal 2003, is used to impart purity, strength and viscosity in the manufacture of diverse products, such as food casings, rayon industrial cord, acetate fibers and plastics, as well as thickeners for personal care products, food and pharmaceuticals;

          o customized fibers, which comprised 17% of our net sales in fiscal 2003, are used to provide porosity, color permanence and tear resistance in automotive, laboratory and industrial filters, premium letterhead, currency paper and personal stationery products and are used in the manufacture of cosmetic cotton products such as cotton balls and cotton swabs;

          o fluff pulp, which comprised 22% of our net sales in fiscal 2003, is used to increase absorbency and fluid transport in products such as disposable diapers, feminine hygiene products and incontinence products; and

          o nonwoven materials, which comprised 31% of our net sales in fiscal 2003, are used to enhance absorbency, fluid management and strength in feminine hygiene products, wipes, table top items, food pads, incontinence and household cleaning products.



Competitive Strengths



                                       Market for End Use Application       Buckeye Value-Added Attributes
                                       ------------------------------       ------------------------------
Chemical Cellulose

o        High purity cotton ethers     o   Personal care products           o High viscosity
         (Thickeners)...............   o   Low-fat dairy products           o Purity
                                       o   Pharmaceuticals                  o Safety
                                       o   Construction materials

o        Food casings...............   o   Hot dogs                         o Purity
                                       o   Sausages                         o Strength
                                       o   Other meats

o        Rayon industrial cord......   o   High performance tires           o Strength
                                       o   Hose reinforcements              o Heat stability

o        Film for LCDs..............   o   Laptop computer screens          o Transparency/clarity
                                       o   Desktop computer screens         o Strength
                                       o   Television screens               o Purity
Customized Fibers

o        Filters....................   o   Automotive                       o High porosity
                                       o   Laboratory                       o Product life
                                       o   Industrial

o        Specialty cotton papers....   o   Personal stationery              o Color permanence
                                       o   Premium letterhead               o Tear resistance
                                       o   Currency
Nonwoven Materials

o        Airlaid nonwovens..........   o   Feminine hygiene                 o Absorbency
                                       o   Specialty wipes and mops         o Fluid management
                                       o   Tablecloths, napkins and         o Wet strength
                                           placemats
                                       o   Incontinence
                                       o   Food pads




         Our presence and leading market position in our core markets provide us with significant advantages in achieving favorable production economics, developing leading production technology and maintaining visibility among leading consumers of cellulose-based specialty products.

          o Diversified Portfolio of Products, Markets and Geographic Locations. We have a broad, diversified product base. We are the only manufacturer in the world offering cellulose-based specialty products made from both wood and cotton and utilizing wetlaid and technologies. We also combine our expertise in specialty cellulose fibers with advanced nonwoven technology to produce absorbent composite structures for companies that market consumer hygienic products globally. As a result, we can offer a very wide range of cellulose-based specialty products to our markets. In fact, we believe that our range of cellulose-based specialty product offerings is the broadest in the industry. Our customer base is similarly diversified both geographically and by end-use markets. In fiscal 2003, our net sales reflected this geographic diversity, with 38% of sales made in Europe, 36% in North America, 13% in Asia, 6% in South America and 7% in other regions.

          o Advanced Manufacturing Facilities. We operate ten manufacturing facilities globally in the United States, Germany, Canada, Ireland and Brazil and employ approximately 1,800 people. At June 30, 2003, our total manufacturing capacity was approximately 780,000 metric tons annually, including 465,000 metric tons of wood-based cellulose, 180,000 metric tons of cotton-based cellulose and 135,000 metric tons of airlaid nonwovens. Our facilities have been continuously modernized and, we believe, use the latest available technology. Our airlaid nonwoven facilities produce folded cellulose-based products utilizing our patented Stac-PacTM technology. This technology improves efficiencies at our customers' plants and facilitates the shipping and handling of our products. Our production facilities have been nationally recognized for their reliability and technical excellence, including having received the North American Maintenance Excellence Award for world-class reliability systems in 1994.

          o Experienced Management Team. The members of our senior management team, led by our Chairman and Chief Executive Officer David B. Ferraro, have an average of 20 years of experience in the cellulose-based specialty products industry. In addition, many of these executives have spent a significant portion of their careers with Buckeye and its predecessor, providing us with outstanding management continuity and a solid base of institutional knowledge. Our management is experienced in steering the company through all phases of the business cycle and has expertise in delivering reliable, efficient operations. For example, at the Foley Plant, our largest plant, we have increased productivity, measured in tons per employee, by 34% since Buckeye was formed in 1993. Our management has used the recent cyclical downturn in our industry as an opportunity to consolidate operations, increase productivity through selective investments and reduce operating costs.

          o Well-Positioned for Industry Turn-Around. The cellulose-based specialty product market is sensitive to economic fluctuations and has experienced limited growth in demand in the previous three years. During the past two years, we have reduced our operating costs, consolidated our manufacturing facilities and cut our management overhead. Restructuring and efficiency initiatives have enabled us to decrease our employment by 320 positions, or 15%, to a current level of approximately 1,830 employees as of September 1, 2003. Moreover, we have reduced our sales, research and administrative expenses by approximately 31% over the last three years. As well, we believe the recent closure of one of the industry's largest kraft mills producing high-purity wood cellulose products by a competitor has lowered estimated industry production capacity by approximately 18%. Taken together, we believe these reductions have improved our ability to operate profitably in a low-demand environment and positioned us well to take advantage of any increase in demand that might result from an improving economy.

Business Strategy

         Our strategy is to continue to strengthen our position as a leading supplier of cellulose-based specialty products. We believe that we can continue to expand market share, increase profitability and decrease our exposure to cyclical downturns by pursuing the following strategic objectives:

          o Focus on Technically Demanding Niche Markets. Buckeye concentrates on high-end, technically demanding and less cyclical niche markets for specialty cellulose-based products, in which a limited number of cellulose producers have the ability to compete effectively. We have found that competition in these niche markets is primarily based upon product performance, customer technical service and, to a lesser extent, price. We upgrade our products on a continuous basis to enable our customers to develop more technically demanding end-use applications and more efficient production methods. We believe that this focused, customer-oriented approach to penetrating the high-end specialty cellulose-based products market will enable us to achieve high margins and significant growth. If we are successful in expanding our market share in these technology-driven high-end niche markets, we will be able to shift our product mix more toward those products. We expect that the recent closure of a major competitor's specialty high-end cellulose production facility will enable us to improve our product mix by reducing our fluff production, increasing our specialty goods production, including acetate products, and reducing our participation in lower margin markets.

          o Develop Innovative Proprietary Products. We have focused our research efforts on developing innovative proprietary products tailored to the chemical and physical properties specified by our customers. Our research activities concentrate, in particular, on developing new cellulose-based specialty products, enhancing existing products and creating new applications for our products. In the past, we developed one of the earliest commercial processes to purify cotton linters for conversion into cellulose acetate used in making photographic film and were also among the first companies to employ cold caustic extraction technology to produce high-purity wood cellulose for use in rayon tire cord and food casings. We also were the first company to commercialize mercerized southern softwood cellulose as the porosity-building fiber in automotive air and oil filter applications and to apply fluff pulp for use in the absorbent core of disposable diapers.

               Our scientists are now working on the next generation of cellulose-based specialty products for both new and current applications in such diverse areas as feminine hygiene products, diapers, high-performance automotive filters, building materials and cellulose ethers. We recently developed an improved, high-purity cotton cellulose grade to meet the needs of film producers serving the fast-growing LCD component market. We also recently introduced a line of specialty cotton fiber grades for use in make-up pads and personal care products. For our absorbent markets, we developed our proprietary Caressa(TM) family of coated fibers for use in absorbent products, which should provide us with a platform to enter other new markets. Finally, we have developed a proprietary, multifunctional airlaid structure that provides superior acquisition and containment for feminine hygiene applications.

          o Strengthen Long-Term Alliances with Customers. We seek to build long-term alliances with our customers, who are, in many cases, market leaders in their respective industries and in the geographic markets they serve. We work closely with these customers through all stages of product development and manufacture in order to tailor products to meet their specific requirements. Our commitment to product quality, dedication to customer technical service and flexible response to changing customer needs have enabled us to develop and strengthen long-term alliances with our customers.

          o Provide Our Products at an Attractive Value. We have taken, and continue to take, actions to reduce the cost of our products in order to enhance customer value. These programs, together with the selective consolidation of our production facilities, have increased productivity and enabled us to provide value to our customers while maintaining positive cash flows, even during the current cyclical downturn in our industry.

          o Significantly Reduce Debt. We intend to use our free cash flow to reduce our overall indebtedness. During the current cyclical downturn in our industry, we managed to reduce our indebtedness by $36.7 million, from $701.2 million as of June 30, 2002 to $664.5 million as of June 30, 2003. We believe that this focus on debt reduction will increase our flexibility in the face of periodic cyclical downturns.

Company History

         We and our predecessors have participated in the specialty cellulose market for over 75 years and have developed new uses for many cellulose-based products. We began operations as an independent company on March 16, 1993, when we acquired the cellulose manufacturing operations of Procter & Gamble located in Memphis, Tennessee and Perry, Florida (the Foley Plant), with Procter & Gamble retaining a 50% limited partnership interest in the Foley Plant. We became a public company in November of 1995 and simultaneously acquired/redeemed Procter & Gamble's remaining interest in the Foley Plant. In May 1996, we acquired the specialty cellulose business of Peter Temming AG located in Glueckstadt, Germany. In September 1996, we acquired Alpha Cellulose Holdings, Inc., a specialty cellulose producing facility located in Lumberton, North Carolina. In May 1997, we acquired Merfin International Inc., a leading manufacturer of airlaid nonwovens with facilities located in Ireland, Canada and the United States. In October 1999, we acquired essentially all of the assets of Walkisoft, UPMKymmene's nonwovens business. The acquisition of Walkisoft added manufacturing facilities in Steinfurt, Germany and Gaston County, North Carolina. In March 2000, we acquired the intellectual property rights to the Stac-PacTM folding technology. In August 2000, we acquired the cotton cellulose business of Fibra, S.A. located in Americana, Brazil. Further information on the acquisition of Americana is included in note 3, Business Combinations, to our consolidated financial statements. In calendar 2001, we began production on the world's largest airlaid nonwovens machine at our Gaston, North Carolina facility and a cosmetic cotton fiber line at our Lumberton, North Carolina facility.

Our Products

         Our product lines can be broadly grouped into four categories: chemical cellulose, customized fibers, fluff pulp and nonwoven materials. The chemical cellulose and customized fibers are derived from wood and cotton cellulose materials using wetlaid technologies. Fluff pulps are derived from wood using wetlaid technology. Wetlaid technologies encompass cellulose manufacturing processes in which fibers are deposited using water. Airlaid nonwovens materials are derived from wood pulps, synthetic fibers and other materials using airlaid technology. Airlaid technology utilizes air as a depositing medium for fibers, one benefit of which is an increased ability over wetlaid processes to mix additional feature-enhancing substances into the material being produced.

Raw Materials

         Slash pine timber, cotton fiber and fluff pulp are the principal raw materials used in the manufacture of our products. These materials represent the largest components of our variable costs of production. The region surrounding the Foley Plant has a high concentration of slash pine timber, which enables us to purchase adequate supplies of a species of timber well-suited to our products at an attractive cost. In order to secure a source of wood at reasonable prices, we have entered into timber purchase agreements which allow us to purchase wood at current market or fixed prices as stated in the agreements.

         We purchase cotton fiber either directly from cottonseed oil mills or indirectly through agents or brokers. We purchase the majority of our requirements of cotton fiber for the Memphis and Lumberton Plants domestically. The Glueckstadt Plant purchases cotton fiber principally from suppliers in Central Asia and the Middle East. The majority of the cotton fiber processed in the Americana plant comes from within Brazil.

         The cost of slash pine timber and cotton fiber fluctuates due to supply and demand factors beyond our control.

Sales and Customers

         Our products are marketed and sold through a highly trained and technically skilled in-house sales force. We maintain sales offices in the United States, Europe, Asia and South America. Our worldwide sales are diversified by geographic region as well as end-product application. Our sales are distributed to customers in approximately 60 countries around the world. Our fiscal 2003 sales reflect this geographic diversity, with 38% of sales in Europe, 36% of sales in North America, 13% of sales in Asia, 6% of sales in South America and 7% of sales in other regions. Over 85% of our worldwide sales for the year ended June 30, 2003 were denominated in U.S. dollars. Our products are shipped by rail, truck and ocean carrier.

         The high-end, technically demanding specialty niches that we serve require a higher level of sales and technical service support than do commodity cellulose sales. Our sales professionals work with customers in their plants to design products tailored precisely to their product needs and manufacturing processes.

         Procter & Gamble, our largest customer, accounted for 20% of our fiscal 2003 net sales. No other customer accounted for greater than 5% of our fiscal 2003 net sales.

Research and Development

         Our research and development activities focus on developing new products, improving existing products and enhancing process technologies to further reduce costs and respond to environmental needs. We have research and development pilot plant facilities in Memphis, and we employ scientists and technicians who are focused on advanced products and new applications to drive future growth. The pilot plant facilities allow us to produce and test new products without interrupting the normal production cycles of our operating plants, a process that ensures rapid delivery of any breakthrough products to the market place on a more cost-effective basis.

         Research and development costs of $9.3 million, $9.0 million and $13.0 million were charged to expense as incurred for the years ended June 30, 2003, 2002 and 2001, respectively.

Competition

         There are relatively few specialty fiber producers when compared with the much larger commodity paper pulp markets. The technical demands and requirements of the high-purity chemical cellulose or customized fiber pulp user tend to differentiate suppliers on the basis of their ability to meet the customer's particular needs, rather than focusing only on pricing. The high-purity chemical cellulose and customized fiber markets are less subject to price variations than commodity paper pulp markets. Our major competitors include Rayonier, Archer-Daniels-Midland, Weyerhaeuser, Borregaard and Tembec. International Paper closed its Natchez, Mississippi high-purity wood pulp mill in July 2003. The closure of this plant provides us with an opportunity to increase our volume in the high purity wood cellulose market.

         Although demand for fluff pulp is generally stable, fluff pulp prices tend to vary together with commodity paper pulp prices because fluff pulp is often produced in mills that also produce commodity paper pulp. Our strategy is to reduce our exposure to fluff pulp by increasing our sales of more specialized wood cellulose in new and existing markets. We also use about 40,000 metric tons of fluff pulp from our Foley Plant annually as a key raw material in our airlaid nonwoven operations. We currently produce about 10% of the world's supply of fluff pulp. Our major competitors include Weyerhaeuser, Georgia-Pacific, Rayonier, Bowater and International Paper.

         We believe that the number of producers is unlikely to grow significantly given the substantial investment necessary to enter the mature specialty fibers market and sufficient existing capacity.

         Demand for airlaid nonwovens grew significantly in the 1990's. Significant capacity expansion in 2001, primarily in North America, has resulted in the market being oversupplied. Major airlaid nonwovens competitors include BBA Nonwovens, Concert Industries, Duni and Georgia-Pacific. In August 2003, Concert Industries filed for protection under Canada's Companies' Creditors Arrangement Act. We are unable to predict the impact of this bankruptcy filing on our markets.

Intellectual Property

         At June 30, 2003 and 2002, we had recorded intellectual property assets totaling $30.7 million and $31.9 million, respectively. These amounts include patents (including application and defense costs), licenses, trademarks and tradenames the majority of which were obtained in the acquisition of airlaid businesses. We intend to protect our patents and to apply for additional patents to cover any future inventions that we deem important to our business operations. The "Stac-Pac"(TM) packaging technology, a proprietary system for packaging low-density nonwoven materials in compressed cube-shaped bales, is an example of a technology that we acquired to differentiate us from our airlaid nonwovens competitors. "Stac-Pac"(TM) bales facilitate our customers' high-speed production lines by permitting a continuous flow of material. "Stac-Pac"(TM) units also reduce freight costs by compressing more material in a bale than can be shipped in a traditional roll form, which enables us to ship bales in trucks and containers more effectively.

         Additional information is included in Note 1, Accounting Policies, to our consolidated financial statements.

Inflation

         We believe that inflation has not had a material effect on our results of operations nor on our financial condition during recent periods.

Seasonality

         Our business has generally not been seasonal, but in most years we ship somewhat lower volume in the July - September quarter.

Employees

         As of September 1, 2003, we employed approximately 1,830 employees, approximately 1,180 of whom are employed at our facilities in the United States. Approximately 60% of our U.S. employees are represented by unions at three plants in Foley, Florida, Lumberton, North Carolina and Memphis, Tennessee. The labor agreement at the Foley Plant was renegotiated in 2003, and the new agreement expires on March 31, 2008. The agreement for the Memphis Plant was negotiated during fiscal 2003 and expires in fiscal 2006. During fiscal 2003, the Lumberton hourly employees elected to be represented by a union, and a labor agreement is currently being negotiated. In Canada, the Delta Plant labor agreement expired on June 30, 2003, and a new agreement is currently being negotiated.

         Works councils provide employee representation for non-management workers at our cotton cellulose plants in Glueckstadt, Germany and Americana, Brazil and our airlaid plant in Steinfurt, Germany. Our plants in Gaston, and King, North Carolina and Cork, Ireland are not unionized.

         None of our facilities has had labor disputes or work stoppages in recent history. The Foley and Memphis Plants have not experienced any work stoppages due to labor disputes in over 30 years and 50 years, respectively. We consider our relationships with our employees and their representative organizations to be good. An extended interruption of operations at any of our facilities could have a material adverse effect on our business.

Environmental Regulations and Liabilities

         Our operations are subject to extensive general and industry-specific federal, state, local and foreign environmental laws and regulations. We devote significant resources to maintaining compliance with these laws and regulations. We expect that, due to the nature of our operations, we will be subject to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with such requirements. Because it is difficult to predict the scope of future requirements, we can offer no assurance that we will not incur material environmental compliance costs or liabilities in the future. Our failure to comply with environmental laws or regulations could subject us to penalties or other sanctions which could materially affect our business, results of operations or financial condition.

         The Foley Plant near Perry, Florida discharges treated wastewater into the Fenholloway River. Under the terms of a 1995 agreement with the Florida Department of Environmental Protection, approved by the EPA, we agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law and regulations. Under the Fenholloway Agreement we must among other things:

          o make process changes within the Foley Plant to reduce the coloration of its wastewater discharge,

          o    restore certain wetlands areas,

          o relocate the wastewater discharge point into the Fenholloway River to a point closer to the mouth of the river and

          o provide oxygen enrichment to treated wastewater prior to discharge at the new location.

         We have already made significant expenditures and completed the in-plant process changes required by the Fenholloway Agreement. We estimate, based on 1997 projections, that we may incur additional capital expenditures of approximately $40 million over the next several years to comply with our remaining obligations under the Fenholloway Agreement.

         The EPA has requested additional environmental studies to identify possible alternatives to the relocation of the wastewater discharge point to determine if more cost-effective technologies are available to address both Class III water quality standards for the Fenholloway River and anticipated EPA "cluster rules" applicable to wastewater discharges from dissolving kraft pulp mills, like the Foley Plant. We have deferred complying with the other requirements of the Fenholloway Agreement until EPA objections to the renewal permit are satisfactorily resolved. Consequently, the capital expenditures required to complete any remaining modifications may be delayed, and our total capital expenditures may increase if costs increase or if we are required by the "cluster rules" or other regulations to implement other technologies.

         While the EPA has not yet finalized the wastewater standards under the "cluster rules" applicable to dissolving kraft pulp mills like the Foley Plant, the EPA has issued air emission standards applicable to the Foley Plant. In addition, the EPA has proposed boiler air emission standards that could apply to the Foley Plant. We cannot yet estimate accurately the cost of future compliance, but substantial capital expenditures could be required in fiscal year 2005 and thereafter.

Properties

         Corporate Headquarters and Sales Offices. Our corporate headquarters, research and development laboratories and pilot plants are located in Memphis, Tennessee. We own the corporate headquarters, the Memphis Plant, the Foley Plant, the Cork, Ireland Plant, the Lumberton Plant, the Gaston Plant, the Delta, Canada Plant, the Glueckstadt, Germany Plant, the Steinfurt, Germany Plant and the Americana, Brazil Plant. We lease buildings that house the King, North Carolina Plant, our sales offices in Europe and Asia and distribution facilities in Savannah, Georgia.

     Specialty Fibers Plants

         Memphis Plant. The Memphis Plant is located on approximately 75 acres adjacent to the headquarters complex and has a capacity of approximately 100,000 annual metric tons of cotton cellulose.

         Foley Plant. The Foley Plant is located near Perry, Florida on a 2,900 acre site and has a capacity of approximately 465,000 annual metric tons of wood cellulose. In connection with the acquisition of the Foley Plant, we also own 13,000 acres of real property near the plant site.

         Glueckstadt Plant. The Glueckstadt Plant is located in Glueckstadt, Germany near the Elbe River north of Hamburg, Germany. The site is adjacent to the paper plant of Steinbeis Temming Papier GmbH. Some utilities, including steam, power, water and waste treatment, are shared between the plants pursuant to various utility agreements. The Glueckstadt Plant has a capacity of approximately 50,000 annual metric tons and is the largest cotton cellulose plant in Europe.

         Lumberton Plant. The Lumberton Plant is located in Lumberton, North Carolina on a 65-acre site and has a capacity of approximately 8,000 annual metric tons of cosmetic cotton fiber. In 2003, we partially closed the Lumberton Plant, which resulted in the termination of approximately 100 employees, and we will incur cash costs of approximately $2 million in connection with discontinuing production of cotton linter pulp at Lumberton.

         Americana Plant. The Americana Plant is located in the city of Americana in the state of Sao Paulo, Brazil on 27 acres and is part of a multi-business industrial site. This facility has a capacity of approximately 30,000 annual metric tons of cotton cellulose.

     Nonwovens Plants

         Delta Plant. The Delta Plant is located near Vancouver, Canada in Delta, British Columbia on a 12-acre industrial park site and has a total capacity of approximately 30,000 annual metric tons of airlaid nonwovens from two production lines.

         Cork Plant. The Cork Plant is located near Cork, Ireland on a 16-acre site and has a total capacity of approximately 15,000 annual metric tons of airlaid nonwovens from its single production line. The land is leased on a 99-year fair market value basis and comes due in 2096.

         Steinfurt Plant. The Steinfurt Plant is located in Steinfurt, Germany on an 18-acre site and has a total annual capacity of approximately 30,000 metric tons of airlaid nonwovens from two production lines.

         Gaston Plant. The Gaston Plant is located in Gaston County near Mt. Holly, North Carolina on an 80-acre site and has a total capacity of approximately 60,000 annual metric tons of airlaid nonwovens from two production lines.

         King Plant. The King Plant is located in King, North Carolina and converts airlaid materials and wetlaid papers into wipes, towels and tissues for industrial and commercial uses.

         The stated capacity of airlaid nonwoven machines is based upon an assumed mix of products. The flexible nature of the airlaid technology allows for a wide range of materials to be produced. Machine production capability has typically been lower than stated capacity, often by factors of 10-20%, when adjusted to reflect the actual product mix.

         All of our airlaid nonwovens sites have proprietary Stac-Pac(TM) folding technology operational, which allows us to efficiently produce compressed bales that facilitate customers' high-speed production lines by permitting a continuous flow of materials and more efficient shipping.

Legal Proceedings

         We are involved in certain legal actions and claims arising in the ordinary course of business. We believe that such litigation and claims individually and in this aggregate will be resolved without material adverse effect on our financial position or results of operation.

                                   MANAGEMENT

Directors and Executive Officers

         The names, ages and positions held by the executive officers and directors of the Company on October 20, 2003 are:


         Name                               Age               Position
         ----                               ---               --------
         David B. Ferraro.................  65       Chairman of the Board, Chief Executive Officer and
                                                     Director
         John B. Crowe....................  56       President and Chief Operating Officer
         Kristopher J. Matula.............  41       Executive Vice President and Chief Financial Officer
         Charles S. Aiken.................  53       Sr. Vice President, Manufacturing
         R. Howard Cannon.................  41       Sr. Vice President, Wood Cellulose and Director
         Sheila Jordan Cunningham.........  51       Sr. Vice President, General Counsel and Secretary
         George B. Ellis..................  63       Sr. Vice President, Cotton Cellulose
         William M. Handel................  57       Sr. Vice President, Human Resources
         Paul N. Horne....................  48       Sr. Vice President, Cotton Cellulose
         George W. Bryan..................  59       Director
         Robert E. Cannon.................  73       Presiding Director
         Red Cavaney......................  60       Director
         Henry F. Frigon..................  68       Director
         Samuel M. Mencoff................  47       Director



David B. Ferraro
Chairman of the Board, Chief Executive Officer and Director

         Mr. Ferraro has served as Chairman of the Board and Chief Executive Officer since April 1, 2003. From March 1993 until he was named Chairman and CEO, Mr. Ferraro served as President and Chief Operating Officer. He has been a director of Buckeye since March 1993. He was Manager of Strategic Planning of Procter & Gamble from 1991 through 1992. He served as President of our predecessor, Buckeye Cellulose Corporation, then a subsidiary of Procter & Gamble, from 1989 through 1991, as its Executive Vice President and Manager of Commercial Operations from 1987 through 1989, and as its Comptroller from 1973 through 1986.

John B. Crowe
President and Chief Operating Officer

         Mr. Crowe has served as President and Chief Operating Officer since April 1, 2003. He served as Senior Vice President, Wood Cellulose from January 2001 to April 2003. He served as Vice President, Wood Cellulose Manufacturing from December 1997 to January 2001. Prior to joining Buckeye, he was Executive Vice President/ General Manager of Alabama River Pulp and Alabama Pine Pulp Operations, a division of Parsons and Whittemore, Inc., and was Vice President and Site Manager of Flint River Operations, a subsidiary of Weyerhaeuser Company. From 1979 to 1992, he was an employee of Procter & Gamble.

Kristopher J. Matula
Executive Vice President and Chief Financial Officer

         Mr. Matula was named Executive Vice President and Chief Financial Officer in October 2003. He served as Senior Vice President, Nonwovens and Corporate Strategy from April 2003 to October 2003. He served as Senior Vice President, Nonwovens from January 2001 to April 2003. He served as Senior Vice President, Commercial-Absorbent Products from July 1997 to January 2001 and as Vice President, Corporate Strategy from

April 1996 to July 1997. Prior to joining Buckeye in 1994, he held various positions with Procter & Gamble and General Electric.

Charles S. Aiken
Senior Vice President, Manufacturing

         Mr. Aiken has served as Senior Vice President, Manufacturing since October 2003. He served as Senior Vice President, Nonwovens Manufacturing from April 2000 to October 2003. He served as Vice President, Business Systems from April 1998 to April 2000, and as Vice President, Foley Plant from June 1995 to April 1998. He was an employee of Procter & Gamble from 1977 to March 1993.

R. Howard Cannon
Senior Vice President, Wood Cellulose and Director

         Mr. Cannon has served as Senior Vice President, Wood Cellulose since April 1, 2003. Previously he was Vice President, Nonwovens Sales from August 2000 to April 2003 and was Manager, Corporate Strategy from November 1999 to August 2000. He has served as a director of Buckeye since 1996. Before assuming a position with Buckeye, he was President of Dryve, Inc., a company consisting of 33 dry cleaning operations, a position he had held since 1987. He is co-trustee of the Cannon Family Trust. R. Howard Cannon is the son of Robert E. Cannon.

Sheila Jordan Cunningham
Senior Vice President, General Counsel and Secretary

         Ms. Cunningham has served as Senior Vice President, General Counsel and Secretary since April 2000. She served as Vice President, General Counsel and Secretary from April 1998 to April 2000. She served as Assistant General Counsel from March 1997 and as Secretary from July 1997 to April 1998. Prior to joining Buckeye, she was a partner in the law firm of Baker, Donelson, Bearman & Caldwell from 1988 to March 1997.

George B. Ellis
Senior Vice President, Cotton Cellulose

         Mr. Ellis has served as Senior Vice President, Cotton Cellulose since January 2001. Mr. Ellis served as Senior Vice President, Manufacturing-Specialty Cellulose from July 1997 to January 2001 and as Vice President, Manufacturing from March 1993 to July 1997. He was an employee of Procter & Gamble from 1960 to March 1993. Mr. Ellis recently announced his retirement effective as of December 31, 2003.

William M. Handel
Senior Vice President, Human Resources

         Mr. Handel has served as Senior Vice President, Human Resources since April 2000. He served as Vice President, Human Resources from November 1995 to April 2000 and as Human Resources Manager from March 1993 to November 1995. He was an employee of Procter & Gamble from 1974 to March 1993.

Paul N. Horne
Senior Vice President, Cotton Cellulose

         Mr. Horne has served as Senior Vice President, Cotton Cellulose since January 2001. He served as Senior Vice President, Commercial-Specialty Cellulose from July 1997 to January 2001 and as Vice President, North and South American Sales from October 1995 to July 1997. He was an employee of Procter & Gamble from 1982 to March 1993.

George W. Bryan
Director

         Mr. Bryan has served as a director of Buckeye since April 2001. Mr. Bryan served as Chief Executive Officer of Sara Lee Foods from 1998 until his retirement in 2000 and as a Senior Vice President of the Sara Lee Corporation between 1983 and 1998. Mr. Bryan presently serves on the Board of Directors of TBC Corporation and Union Planters Corporation.

Robert E. Cannon
Presiding Director

         Mr. Cannon has served as a director of Buckeye since March 1993. He served as Buckeye's Chairman and Chief Executive Officer from March 1993 until April 1, 2003, and retired from Buckeye June 30, 2003. Before joining Buckeye, he served as Dean of the College of Management, Policy and International Affairs at the Georgia Institute of Technology from 1991 through 1992, and Senior Vice President of Procter & Gamble from 1989 to 1991. He was Group Vice President-Industrial Products of Procter & Gamble, which included the operations of Buckeye Cellulose Corporation, then a subsidiary of Procter & Gamble, from 1981 to 1989. He was President of the subsidiary from 1971 through 1981. Robert
E. Cannon is the father of R. Howard Cannon.

Red Cavaney
Director

         Mr. Cavaney has served as a director of Buckeye since 1996 and as President, Chief Executive Officer and Director of the American Petroleum Institute since October 1997. He was President, Chief Executive Officer and a director of the American Plastics Council from 1994 to 1997 immediately following service as President of the American Forest & Paper Association and President of its predecessor, the American Paper Institute. He is immediate past chairman of the American Society of Association Executives.

Henry F. Frigon
Director

         Mr. Frigon has been a director of Buckeye since 1996. He has been a private investor and consultant since 1995. He previously served as Executive Vice President - Corporate Development and Strategy and Chief Financial Officer of Hallmark Cards, Inc. from 1991 to 1995 and as President and Chief Executive Officer of BATUS Inc. from 1983 to 1991. Mr. Frigon is a director of H&R Block Inc., Dimon International Inc., Sypris Solutions Inc., Tuesday Morning Corporation and Packaging Corporation of America.

Samuel M. Mencoff
Director

         Mr. Mencoff was elected a director in 1993. He is currently a Managing Director of Madison Dearborn Partners, LLC, a private equity investment firm, which he co-founded in January 1993. He previously served as Vice President of First Chicago Venture Capital from 1987 to 1993. Mr. Mencoff is a director of Packaging Corporation of America, Bay State Paper Holding Company and Jefferson Smurfit Group Limited.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the number of shares of our common stock that were beneficially owned by (1) each person known to own more than 5% of Buckeye's shares; (2) each director of Buckeye and each of the five most highly compensated executive officers; and (3) all directors and executive officers of Buckeye as a group as of September 2, 2003.


                                                             Amount and Nature of     Percent
                                                             Beneficial Ownership     of Class
        Name                                                          (1)                (1)
        -------                                              --------------------     --------
(1)     Cannon Family Trust, R. Howard Cannon,
        Co-Trustee (2).......................................      2,714,410               7.3%
        432 East Racquet Club Place
        Memphis, Tennessee 38117
        NewSouth Capital Management, Inc. (3)................      4,990,214              13.5%
        1000 Ridgeway Loop Road, Suite 233
        Memphis, Tennessee 38120-4023
        T. Rowe Price Associates, Inc. (4)...................      3,178,800               8.6%
        100 E. Pratt Street
        Baltimore, Maryland 21202

(2)     George W. Bryan (5)..................................         30,000                *

        Robert E. Cannon (6).................................      1,707,986               4.5%
        R. Howard Cannon (2) (7).............................      2,780,586               7.5%
        Red Cavaney (8)......................................         80,000                *

        David B. Ferraro (9).................................      1,547,249               4.1%
        Henry F. Frigon (8)..................................         74,000                *

        Samuel M. Mencoff (8) (10)...........................        502,801               1.4%
        George B. Ellis (11).................................        745,048               2.0%
        John B. Crowe (12)...................................        120,404                *

        Paul N. Horne (13)...................................        324,442                *

        Kristopher J. Matula (14)............................        463,163               1.2%

(3)     All Directors and Executive Officers as a group
        (15 persons) (15) ...................................      8,375,679              21.0%


----------

* Less than 1% of the issued and outstanding shares of common stock of Buckeye.

     (1) Unless otherwise indicated, beneficial ownership consists of sole voting and investing power based on 36,974,915 shares issued and outstanding as of September 2, 2003. Options to purchase an aggregate of 2,415,000 shares are exercisable or become exercisable within 60 days of September 2, 2003. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by each person to whom a portion of such options relate but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person.

     (2) As of September 2, 2003, includes 2,714,410 shares held by the Cannon Family Trust, R. Howard Cannon and Richard Prosser Guenther, Co-Trustees.

     (3) NewSouth Capital Management, Inc. filed a Form 13F with the Securities and Exchange Commission on June 30, 2003 stating that as an investment advisor it had sole dispositive power of the share set forth in this table, which constitutes more than 5% of Buckeye's common stock.

     (4) T. Rowe Price Associates, Inc. filed a Form 13F with the Securities and Exchange Commission on June 30, 2003 stating that as an investment advisor it had sole dispositive power of the share set forth in this table, which constitutes more than 5% of Buckeye's common stock.

     (5)  Includes 20,000 shares issuable upon the exercise of options.

     (6)  Includes 181,176 shares held by Kathryn Gracey Cannon, wife of Robert
          E. Cannon, as to which Mr. Cannon disclaims beneficial ownership; 17,384 shares held in Buckeye's 401(k) and retirement plans;

          30,075 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 600,000 shares issuable upon the exercise of options.

     (7)  Includes 65,000 shares issuable upon the exercise of options.

     (8) Includes 70,000 shares issuable upon the exercise of options granted under Buckeye's stock option plan for non-employee directors.

     (9) Includes 18,528 shares held in Buckeye's 401(k) and retirement plans; 21,378 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 375,000 shares issuable upon the exercise of options.

     (10) Mr. Mencoff has contractually agreed to assign to Madison Dearborn Partners, L.P., an entity for which his employer serves as a general partner, all rights to options to which Mr. Mencoff may be entitled as a director of Buckeye and all rights to 1,437 shares received as compensation for his services as a director of Buckeye.

     (11) Includes 20 shares held by Julie Ellis, wife of George B. Ellis, as custodian for a minor child, as to which Mr. Ellis disclaims beneficial ownership; 5,556 shares held in Buckeye's 401(k) and retirement plans; 8,729 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 155,000 shares issuable upon the exercise of options.

     (12) Includes 264 shares held by a managed account; 2,227 shares held in Buckeye's 401(k) and retirement plans; 1,913 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 114,000 shares issuable upon the exercise of options.

     (13) Includes 1,787 shares held in Buckeye's 401(k) and retirement plans; 3,783 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 114,000 shares issuable upon the exercise of options.

     (14) Includes 8,645 shares held in Buckeye's 401(k) and retirement plans; 2,852 shares of restricted stock issued pursuant to Buckeye's Restricted Stock Plan; and 414,000 shares issuable upon the exercise of options.

     (15) Includes an aggregate of 2,415,000 shares issuable upon exercise of options granted under the stock option plan for non-employee directors and Buckeye's other stock option plans.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         R. Howard Cannon, a son of Presiding Director Robert E. Cannon, served as our Vice President, Nonwovens Sales from August 2000 through April 2003, was named our Senior Vice President, Wood Cellulose effective April 1, 2003 with an annual base salary of $230,000 and has served as a director since 1996. During fiscal year 2003, he received total compensation of $173,750.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

         We sold the old notes on September 22, 2003 pursuant to a purchase agreement dated as of September 15, 2003, among us, the Guarantors and Citigroup Global Markets Inc., UBS Securities LLC and Fleet Securities, Inc., whom we refer to in this prospectus as the initial purchasers. The initial purchasers subsequently sold the old notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A.

         As a condition to the initial sale of the old notes, we and the initial purchasers entered into a registration rights agreement dated as of September 22, 2003. Under the registration rights agreement, we agreed to:

          o file with the SEC a registration statement under the Securities Act with respect to the new notes by December 22, 2003;

          o cause the registration statement to become effective under the Securities Act not later than March 22, 2004; and

          o keep the exchange offer open for not less than 20 business days after the date notice of the registered exchange offer is mailed to holders of the old notes (or longer if required by applicable law) and to consummate the exchange offer on or before May 3, 2004.

         We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with the letter of transmittal, to all of the beneficial holders known to us. For each old note validly tendered to us pursuant to the exchange offer and not validly withdrawn, the holder will receive a new note having a principal amount equal to that of its tendered old note. We have filed a copy of the registration rights agreement as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement.

         The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books, any other person who has obtained a properly completed bond power from the registered holder or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the Depositary or DTC, who desires to deliver the old note by book-entry transfer at DTC.

Resale of the New Notes

         We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under "-- Procedures for Tendering Old Notes." However, if you (1) intend to participate in a distribution of the new notes, (2) are a broker-dealer that acquired the old notes from us in the initial offering with an intent to distribute those notes and not as a result of market-making activities or (3) are an "affiliate" of Buckeye as that term is defined in Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

         We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers similar to ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

         A broker-dealer that has acquired old notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus may be used by such broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 180 days after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement. See "Plan of Distribution" for more information regarding broker-dealers.

         The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not comply with the securities or blue sky laws.

         The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Terms of the Exchange Offer

         General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn on or before the expiration date.

         Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn on or before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

         The form and terms of the new notes are the same as the form and terms of the old notes except that:

          o the new notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer of the new notes; and

          o holders of the new notes will not be entitled to any of the exchange offer provisions under the registration rights agreement, which rights will terminate upon the consummation of the exchange offer, or to the additional interest provisions of the registration rights agreement.

         The new notes of a particular series will evidence the same indebtedness as the old notes, and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes and the old notes will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being tendered for exchange.

         As of the date of this prospectus, $200.0 million aggregate principal amount of the old notes are outstanding, all of which are registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have
fixed the close of business on      , 2003 as the record date for the exchange
offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer, and all holders of old notes may tender their old notes.

         We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on these notes will continue to accrue at a rate equal to 8 1/2% per year.

         We will be deemed to have accepted validly tendered old notes if and when we give oral or written notice of our acceptance to The Bank of New York, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

         If you validly tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under "-- Fees and Expenses."

Expiration Date; Extensions; Amendments

         The "expiration date" means 5:00 p.m., New York City time, on   , 2003,
unless we extend the exchange offer, in which case the expiration date is the latest date and time to which we extend the exchange offer. We do not currently intend to extend the exchange offer. However, if we elect to extend the exchange offer on one or more occasions, we will not extend the exchange offer for more than an aggregate of 30 days.

         In order to extend the exchange offer, we will:

          o notify the exchange agent of any extension by oral or written communication; and

          o issue a press release or other public announcement, which will report the approximate number of old notes tendered, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date;

         During any extension of the exchange offer, all old notes previously validly tendered and not validly withdrawn will remain subject to the exchange offer.

         We reserve the right:

          o    to delay accepting any old notes;

          o to amend the terms of the exchange offer in compliance with the provisions of the Exchange Act;

          o    to extend the exchange offer; or

          o if, in the opinion of our counsel, the consummation of the exchange would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

         Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we will determine to comply with the Exchange Act, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

         In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or a book-entry confirmation with an agent's message, in each case with all other required documents. However, we reserve the right to waive any conditions of the exchange offer which we, in our reasonable discretion, determine are not satisfied or any defects or irregularities in the tender of old notes. If we do not accept any tendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. See "-- Return of Old Notes." We will deliver new notes issued in exchange for old notes validly tendered and accepted for exchange, and we will promptly return any old notes not accepted for exchange for any reason, to the applicable tendering holder.

Procedures for Tendering Old Notes

         If you wish to tender old notes you must:

          o complete and sign the letter of transmittal or send a timely confirmation of a book-entry transfer of old notes to the exchange agent;

          o have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

          o mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date.

         In addition, either:

          o certificates for old notes must be received by the exchange agent along with the letter of transmittal;

          o a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent on or before the expiration date; or

          o you must comply with the procedures described below under "-- Guaranteed Delivery Procedures."

         If you do not validly withdraw your tender of old notes on or before the expiration date, it will indicate an agreement between you and our company that you have agreed to tender the old notes, in accordance with the terms and conditions in the letter of transmittal.

         The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent on or before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company, or other nominee effect delivery of your old notes for you.

         If you beneficially own the old notes and you hold those old notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to tender your old notes, you should contact that nominee promptly and instruct it to tender your old notes on your behalf.

         Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

          o you tender your old notes as the registered holder (a registered holder means any participant in DTC whose name appears on a security listing as the owner of old notes) and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or

          o you tender your old notes for the account of an eligible institution.

         An "eligible institution" means:

          o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

          o a commercial bank or trust company having an office or correspondent in the United States; or

          o an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.

         If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature on the letter of transmittal.

         Tendered old notes will be deemed to have been received as of the date when:

          o the exchange agent receives a properly completed and signed letter of transmittal accompanied by the tendered old notes or a confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC with an agent's message; or

          o the exchange agent receives a notice of guaranteed delivery from an eligible institution.

         Issuances of new notes in exchange for old notes tendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal and any other required documents, and deposit of the tendered old notes, or confirmation of a book-entry transfer of such old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

         We will make the final determination regarding all questions relating to the validity, form, eligibility, including time of receipt of tenders and withdrawals of tendered old notes, and our determination will be final and binding on all parties.

         We reserve the absolute right to reject any and all old notes improperly tendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of tender as to any particular old note. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of old notes on or before the expiration date. Although we intend to notify holders of defects or irregularities in connection with tenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Tenders of old notes will be deemed to have been made until any defects or irregularities have been cured or waived. All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. We will not waive any condition of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

         We have no current plan to acquire, or to file a registration statement to permit resales of any old notes that are not validly tendered pursuant to the exchange offer. However, we reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

         Pursuant to the letter of transmittal, if you elect to tender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered old notes, and full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the exchange of old notes for new notes as described in the letter of transmittal.

         Under existing interpretations of the SEC contained in several no-action letters to third parties, we believe that the new notes will be freely transferable by the holders after the exchange offer without further registration under the Securities Act. However, each holder who wishes to exchange its old notes for new notes will be required to represent:

          o that the holder has full power and authority to tender, exchange, assign and transfer the old notes tendered;

          o that we will acquire good title to the old notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

          o that the holder is acquiring the new notes in the ordinary course of your business;

          o that the holder is not participating in and does not intend to participate in a distribution of the new notes;

          o that the holder has no arrangement or understanding with any person to participate in the distribution of the new notes;

          o that the holder is not an "affiliate," as defined in Rule 405 under the Securities Act, of us; and

          o that if the holder is a broker-dealer and it will receive new notes for its own account in exchange for old notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the new notes.

         If you cannot make any of these representations, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

         Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in deciding whether to participate in the exchange offer.

Return of Old Notes

         If any old notes are not accepted for any reason described in this prospectus, or if old notes are validly withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you or, in the case of old notes tendered by book-entry transfer, into an account for your benefit at DTC, unless otherwise provided in the letter of transmittal. The old notes will be credited promptly to an account maintained with DTC.

Book-Entry Transfer

         The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. To validly tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that (1) DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received the letter of transmittal, (2) the participant agrees to be bound by the terms of the letter of transmittal and (3) we may enforce this agreement against the participant.

         A tender of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received by the exchange agent at its address set forth in the letter of transmittal for receipt on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

         If you wish to tender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your old notes or other required documents to the exchange agent on or before the expiration date or (3) the procedures for book-entry transfer cannot be completed on or before the expiration date, you may nonetheless participate in the exchange offer if:

          o    you tender your notes through an eligible institution;

          o on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes tendered; the notice of guaranteed delivery must state that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other required documents, will be delivered by the eligible institution to the exchange agent; and

          o the properly executed letter of transmittal, as well as the certificate(s) representing all tendered old notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

         Unless old notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your old notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders of Old Notes

         You may withdraw your tender of old notes at any time on or before the expiration date.

         To withdraw old notes tendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below on or before the expiration date. Any notice of withdrawal must:

          o specify the name of the person having deposited the old notes to be withdrawn;

          o identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

          o contain a statement that the holder is withdrawing the election to have the old notes exchanged;

          o be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the old notes; and

          o specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, unless the old notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

         We will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any old notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly tendered again. Properly withdrawn old notes may be tendered again by following one of the procedures described above under "-- Procedures for Tendering Old Notes" at any time on or before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes tendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

Additional Obligations

         We may be required, under certain circumstances, to file a shelf registration statement. See "Registration Rights." In any event, we are under a continuing obligation, for a period of up to 180 days after the consummation of the exchange offer, or such longer period as provided by the registration rights agreement, to keep the registration statement of which this prospectus is a part effective and to provide copies of the latest version of this prospectus to any broker-dealer that requests copies for use in a resale, subject to our ability to suspend the use of such prospectus under certain conditions as described in the registration rights agreement and as described below under "Registration Rights."

Conditions of the Exchange Offer

         Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we may terminate the exchange offer before acceptance of the old notes of in our reasonable judgment:

          o the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

          o any action or proceeding has been instituted or threatened in any court of ny any governmental agency that might materially impair our ability to proceed with or complete the exchange offer or any material adverse development has occurred with respect to us; or

          o we have not obtained any governmental approval which we deem necessary for the consummation of the exchange offer.

         If we, in our reasonable discretion, determine that any of the above conditions is not satisfied, we may:

          o refuse to accept any old notes and return all tendered old notes to the tendering holders;

          o extend the exchange offer and retain all old notes tendered on or before the expiration date, subject to the holders' right to withdraw the tender of the old notes; or

          o waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we determine to be appropriate, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

         All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. We will not waive any conditions of the exchange offer with respect to any noteholder unless we waive such condition for all noteholders.

         If we fail to consummate the exchange offer or file, have declared effective or keep effective a shelf registration statement within time periods specified by the registration rights agreement, we may be required to pay additional interest in respect of the old notes. See "Registration Rights."

Exchange Agent

         We have appointed The Bank of New York to act as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following addresses:


         By Overnight Courier:                 By Regular Mail or Hand:                     By Facsimile:
         The Bank of New York                    The Bank of New York
      Corporate Trust Operations              Corporate Trust Operations              To Confirm by Telephone:
          Reorganization Unit                     Reorganization Unit
      101 Barclay Street, 7 East              101 Barclay Street, 7 East
          New York, NY 10286                   New York, NY 10286
          Attn.: __________                       Attn.: __________



Fees and Expenses

         We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and printing costs.

         We will also bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitations may be made by facsimile, telephone, in person by our officers and regular employees or by officers and employees of our affiliates. We will pay no additional compensation to any officers and employees who solicit tenders.

         We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to broker, dealers, or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

         We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, we will bill the amount of those transfer taxes directly to you.

Consequences of Failure to Exchange

         Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, old notes may not be offered, sold, pledged or otherwise transferred except:

          o    to us or to any of our subsidiaries;

          o inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

          o inside the United States to an institutional accredited investor who, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the old notes, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

          o outside the United States in compliance with Rule 904 under the Securities Act;

          o pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

          o in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if we so request; or

          o pursuant to an effective registration statement under the Securities Act.

         The liquidity of the old notes could be adversely affected by the exchange offer. See "Risk Factors--An active trading market for the notes may not develop, which could make it difficult to resell your notes at their fair market value or at all." Following consummation of the exchange offer, we will not be required to register under the Securities Act any old notes that remain outstanding except in the limited circumstances in which we are obligated to file a shelf registration statement for certain holders of old notes not eligible to participate in the exchange offer pursuant to the registration rights agreement. Interest on any old notes not tendered or otherwise accepted for exchange in the exchange offer will continue to accrue at a rate equal to 8 1/2% per year.

Accounting Treatment

         For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the notes.

                       DESCRIPTION OF CERTAIN INDEBTEDNESS

Revolving Credit Facility

         General. We have a secured revolving credit facility that provides for borrowings of up to $175 million. Under this facility, up to $50.0 million is available for the issuance of letters of credit on our behalf and up to $15.0 million is available for swingline loans. The amount available to us under the revolving credit facility will be reduced, and any outstanding loans will be required to be prepaid, to the extent that we receive net asset sale proceeds in excess of both $5.0 million in any year and $25.0 million in the aggregate, unless we use any such net asset sale proceeds to acquire other assets within 270 days after the date of the transaction giving rise to such net asset sale proceeds (after certain adjustments). The revolving credit facility may be repaid, in whole or in part, at any time without premium or penalty except for specified make-whole payments on money market loans and LIBOR-based loans.

         Security. The revolving credit facility is secured by substantially all of our assets located in the United States. It is guaranteed by each of our domestic subsidiaries (other than Buckeye Receivables Inc., described below), and we have pledged up to 66% of the stock of our significant foreign subsidiaries under this facility.

         Maturity. The revolving credit facility will mature on March 31, 2005. At September 30, 2003, after the permanent reduction in the revolving credit facility of $40 million and the application of additional net proceeds from the old notes to repay amounts outstanding under the revolving credit facility, we had $42.5 million available under the revolving credit facility.

         Interest. The interest rate applicable to borrowings (other than swingline or money market rate loans) under the revolving credit facility is the greater of (1) the agent's prime rate plus 1.75% to 2.25% or (2) a LIBOR-based rate ranging from LIBOR plus 2.75% to LIBOR plus 3.75%. The interest rate applicable to swingline loans ranges from a specified base rate to the base rate minus 0.5%, upon our request the lenders may extend to us money market rate loans in their sole discretion at rates determined at the time of the request. During the continuance of an event of default, the applicable interest rate would be 2.0% above the interest rate otherwise in effect. Interest is computed based on actual days elapsed in a 360-day year, payable (1) quarterly in arrears in the case of prime rate loans; (2) on the last day of each interest period in the case of LIBOR loans or at the end of three months if the LIBOR loan maturity exceeds 90 days; or (3) on the stated interest payment date for money market loans. Borrowings under the revolving credit facility at September 30, 2003 bore interest at a weighted average interest rate of 4.95%.

         Covenants. The revolving credit facility contains covenants customary for financings of this type. We amended the covenants on July 28, 2003 to modify the financial covenants from June 30, 2003 through March 31, 2005. The covenants include: minimum consolidated net worth, maximum ratio of consolidated total net debt to consolidated Adjusted EBITDA, minimum ratio of consolidated Adjusted EBITDA to consolidated interest expense, minimum ratio of consolidated Adjusted EBITDA minus capital expenditures to consolidated interest expense, and maximum ratio of consolidated total net senior debt to consolidated Adjusted EBITDA; as well as limitations on capital expenditures, incurrence of indebtedness, liens, contingent obligations, assets sales, dividends and distributions to our stockholders, payments to affiliates, issuance of stock and distributions by subsidiaries, investments, guarantees, voluntary prepayment of other indebtedness, loans, and advances, leases, acquisitions, mergers and consolidations.

         Events of Default. The revolving credit facility contains events of default customary for financings of this type, including failure to pay principal or interest, materially false representations or warranties, failure to observe covenants and other terms of the revolving credit facility, cross-defaults to other indebtedness, bankruptcy, insolvency, ERISA violation, the incurrence of material judgments, change in control and environmental issues.

         We are considering entering into a new revolving credit facility in order to refinance our existing revolving credit facility. We have received commitments from three lending institutions, including affiliates of the initial purchasers, to participate in a new credit facility, subject to customary closing conditions. On October 6, 2003, we obtained the consent of holders of the requisite principal amount of our senior subordinated notes due 2008 to enter to a new credit facility.

Receivables-Based Credit Facility

         We have a receivables-based credit facility with a commercial bank providing for borrowings of up to $30 million. This facility matures on December 4, 2003 and is secured by certain insured receivables. The interest rate applicable to borrowings under this facility is one-week LIBOR plus 0.75%. At September 30, 2003, we had outstanding borrowings under this facility of $24.8 million and unused borrowing availability of $5.2 million. Buckeye Receivables Inc., which we refer to as Receivables, is a separate legal entity whose sole business is the acquisition and financing of trade receivables. Receivables has its own creditors who, in the event of its liquidation, would be entitled to a claim on Receivables' assets prior to any distribution to us. Under the receivables-based credit facility, we and two of our subsidiaries sell trade receivables at a discount and without recourse to Receivables. Receivables then pledges these acquired trade receivables to the commercial bank as security for a loan to provide the funds needed by Receivables to purchase such trade receivables. Receivables uses the proceeds from the collection of the acquired trade receivables to purchase additional trade receivables from us and two of our subsidiaries and to pay related fees and expenses. Receivables purchases trade receivables at a discount based on their fair market value. The receivables-based credit facility contains customary covenants, including requirements to maintain certain financial ratios and cross-default provisions relating to our other debt obligations.

Senior Notes

         In September 2003, the Company placed privately $200.0 million principal amount of 8.5% senior notes due on October 1, 2013, which are called the "old notes" in this prospectus. The old notes are unsecured obligations and are senior to any of the Company's subordinated debt. The old notes are guaranteed by Buckeye's direct and indirect domestic subsidiaries that are also guarantors on our senior secured indebtedness.

         The old notes indenture contains a number of covenants restricting Buckeye's operations and those of the Company's subsidiaries. The old notes indenture also provides for a change of control put, the optional redemption of the old notes by the Company at any time on or after October 1, 2008 and customary events of default provisions.

Senior Subordinated Notes

         In July 1996, we publicly issued $100.0 million principal amount of 9.25% senior subordinated notes due on September 15, 2008. In June 1998, we placed privately $150.0 million principal amount of 8% senior subordinated notes due on October 15, 2010. In fiscal year 1999, we exchanged these notes for public notes with the same terms. The senior subordinated notes are unsecured obligations and are subordinated in right of payment to the prior payment in full of all of our senior indebtedness, including the indebtedness under the revolving credit facility and the notes offered hereby.

         On October 6, 2003, we successfully completed a solicitation of consents from holders of our notes due in 2008 (2008 notes) to amend this indenture to conform certain provisions of the 2008 notes to the provisions in our notes due in 2010 and to current market practice. This amendment allows us to refinance our revolving credit facility, while we are still limited to Permitted Indebtedness as defined in the indentures.

         The senior subordinated notes due 2008 rank equally with the senior subordinated notes due 2010, and both series of senior subordinated notes rank equally with all of our other existing and future senior subordinated indebtedness of ours and senior to all of our existing and future indebtedness that is expressly subordinated to such senior subordinated notes. Our senior subordinated notes are also effectively subordinated to all indebtedness of our subsidiaries. The indentures with respect to those notes contain a number of covenants restricting our operations and those of our subsidiaries. The senior subordinated notes indentures also provide for a change of control put, the optional redemption of the senior subordinated notes by us and customary events of default provisions.

Buckeye Canada Indebtedness

         We have a secured credit facility in Canada providing for borrowings of Canadian $16 million (approximately $11.9 million as of September 30, 2003). This facility matures on November 30, 2004 and is secured by substantially all of our assets in Canada. The interest rate applicable to borrowings under this facility is a

Bankers Acceptance based rate ranging from BA plus 2.25% to BA plus 3.25%. At September 30, 2003, we had no availability for additional borrowings under this facility.

Buckeye Germany Indebtedness

         We have a credit facility in Germany providing for borrowings of EUR
7.2 million (approximately $8.4 million as of September 30, 2003). On September 30, 2003, we had letters of credit issued under this facility of $1.4 million, leaving $7.0 million available for borrowing.

Stac-PacTM Note

         On March 1, 2000, we purchased certain technology from Stac-Pac Technologies Inc. In connection with this purchase, we entered into two separate promissory notes with the seller for $5 million each. These notes bear interest at an annual rate of 7%. We have already paid the principal amount of the first note together with accrued interest. In accordance with the terms of the purchase agreement, we are withholding the final installment of the purchase price until a pending patent opposition proceeding has been resolved.

                          DESCRIPTION OF THE NEW NOTES

         The form and terms of the new notes and the old notes are substantially identical, except that the transfer restrictions, interest rate increase provisions and exchange offer provisions applicable to the old notes do not apply to the new notes. References in this section to the "notes" include both the old notes and the new notes. The old notes were and the new notes will be issued under an indenture dated as of September 22, 2003 (the "Indenture"), among Buckeye Technologies Inc., the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Upon the issuance of the new notes, the indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

         The following summaries of the material provisions of the Indenture are not complete, and where they refer to particular provisions of the Indenture, such provisions, including defined terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For purposes of this section, references to the "Company" include only Buckeye Technologies Inc. and not its Subsidiaries. You can find the definitions of certain capitalized terms used in the following summary under "-- Certain Definitions."

General

         Principal of, premium, if any, and interest on the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee). However, the payment of interest may be made at the option of the Company by check mailed to the Person entitled to such payment as shown on the security register.

         The notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection with such transaction.

         The notes will initially be limited to $200 million in aggregate principal amount and will mature on October 1, 2013. The Company may issue additional notes from time to time (the "Additional Notes") subject to the limitations set forth under "-- Certain Covenants -- Limitation on Indebtedness." Any Additional Notes subsequently issued under the Indenture will be treated as a single class with the notes for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Each Note will bear interest at the rate set forth on the cover page of this prospectus, payable semiannually on April 1 and October 1 in each year, commencing April 1, 2004, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the March 15 or September 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on overdue principal and, to the extent permitted by law, on overdue installments of interest, will accrue at the rate of interest borne by the notes.

Ranking

         The notes will be unsecured obligations of the Company, ranking senior in right of payment to all future obligations of the Company that are, by their terms, expressly subordinated in right of payment to the notes and pari passu in right of payment with all existing and future unsecured obligations of the Company that are not so subordinated. The notes constitute "Designated Senior Indebtedness" for purposes of the Existing Notes Indentures governing the Company's Existing Notes. As of June 30, 2003, pro forma for the offering of the old notes and the application of the proceeds therefrom, the Company would have $631.1 million of Indebtedness, of which $165.5 million would have been secured Indebtedness and $260.2 million would have been subordinated to the Indebtedness evidenced by the notes.

Guarantees

         The new notes will be jointly and severally Guaranteed by each of the Company's Domestic Subsidiaries that guarantees the Company's obligations under its Existing Bank Credit Facility. Subsidiaries of the Company are required to Guarantee the notes as provided under "-- Certain Covenants -- Limitation on Issuances of Subsidiary Guarantees." The Guarantee of each Guarantor will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated. The notes will be effectively subordinated to the obligations of each of the Company's Subsidiaries that is not a Guarantor of the notes. As of June 30, 2003, pro forma for the notes and the application of the proceeds therefrom, the Guarantors would have $17.8 million of Indebtedness, of which $5.3 million would have been secured Indebtedness and none of which would have been subordinated to the Indebtedness evidenced by their Guarantees. As of June 30, 2003, the Non-Guarantor Subsidiaries would have had $63.2 million of Indebtedness (including other obligations and trade payables) outstanding.

         The Guarantee of a Guarantor will be released:

              (1) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Subsidiary of the Company, if the sale complies with the provisions set forth under "-- Certain Covenants -- Limitation on Sale of Assets";

              (2) in connection with the sale or other disposition of all or substantially all of the assets of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Subsidiary of the Company, if the sale or disposition complies with the provisions set forth under "-- Certain Covenants -- Limitation on Sale of Assets";

              (3) if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under "-- Certain Covenants -- Limitation on Unrestricted Subsidiaries";

              (4) upon the release or discharge of the guarantee of such Subsidiary of Indebtedness of the Company and each Guarantor which resulted in the obligation to Guarantee the notes pursuant to the covenant described under "-- Certain Covenants -- Limitation on Issuance of Subsidiary Guarantees"; or

              (5) in connection with the liquidation, dissolution or winding-up of a Guarantor, if such liquidation, dissolution or winding-up complies with the provisions of the Indenture.

         The amount of each Guarantee will be limited to the extent required under applicable fraudulent conveyance laws to cause such Guarantee to be enforceable.

Optional Redemption

         The notes will be subject to redemption at any time on or after October 1, 2008, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning October 1 of the years indicated below:

       Year                                                     Redemption Price
       ----                                                     ----------------
       2008.....................................................    104.250%
       2009.....................................................    102.833%
       2010.....................................................    101.417%
       2011 and thereafter......................................    100.000%
in each case, together with accrued and unpaid interest, if any, to the redemption date. This redemption right is subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date.

         In addition, up to 35% of the aggregate principal amount of the notes will be redeemable at any time prior to October 1, 2006 at the option of the Company within 60 days after the consummation of one or more Equity Offerings by the Company from the net cash proceeds to the Company of such Equity Offerings, upon not less than 20 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at a redemption price equal to 108.50% of the principal amount, together with accrued and unpaid interest, if any, to the redemption date. This redemption right is subject to the rights of holders of record on applicable record dates to receive interest due on an interest payment date. However, after giving effect to any such redemption, at least 65% of the aggregate principal amount of the notes originally issued must remain outstanding, and such redemption must occur within 60 days following the closing of each such Equity Offering.

         If less than all of the notes are to be redeemed, the Trustee shall select the notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee deems fair and reasonable; provided that:

          o no notes of a principal amount of $1,000 or less will be redeemed in part; and

          o if a partial redemption is made with the proceeds of a Equity Offering, selection of the notes or portions thereof for redemption will be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

Sinking Fund

         The notes will not be entitled to the benefit of any sinking fund.

Certain Covenants

         The Indenture contains the following covenants:

                  Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company and any Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which financial results are available immediately preceding the incurrence of such Indebtedness taken as one period would be at least equal to or greater than 2.0 to 1.0. In determining the Company's Consolidated Fixed Charge Coverage Ratio for purposes of this covenant, the Company's calculations will give pro forma effect to

                    (i) the incurrence of such Indebtedness and (if applicable)
               the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such applicable period;

                    (ii) the incurrence, repayment or retirement of any other
               Indebtedness by the Company and its Subsidiaries since the first day of such applicable period as if such Indebtedness was incurred, repaid or retired at the beginning of such applicable period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of such Indebtedness during such applicable period);

                    (iii) in the case of Acquired Indebtedness or any
               acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such applicable period; and

                    (iv) any acquisition or disposition by the Company and its
               Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such applicable period, assuming such acquisition or disposition had been consummated on the first day of such applicable period.

                  The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

                    (i) Indebtedness of the Company and its Subsidiaries under the Bank Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $250 million, less the amount of any such Indebtedness permanently retired with the Net Cash Proceeds from any Asset Sale applied from and after the date of the Indenture to reduce the outstanding amounts pursuant to the covenant described under "-- Limitation on Sale of Assets," and (b) the sum of 85% of accounts receivable and 50% of inventory of the Company and its Subsidiaries under a borrowing-based facility based on accounts receivable and inventory (each as determined in accordance with GAAP)); provided that the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries outstanding under this clause (i) will not at any one time exceed $75 million;

                    (ii) Indebtedness of the Company pursuant to the notes
               issued in this Offering;

                    (iii) guarantees of any of the Company's Subsidiaries of
               Indebtedness of the Company; provided such Indebtedness and guarantees are incurred in accordance with the terms of the Indenture;

                    (iv) Indebtedness of the Company or any of its Subsidiaries
               outstanding on the date of the Indenture (other than Indebtedness under clauses (i) and (ii) above);

                    (v) Indebtedness of the Company owing to any of its
               Subsidiaries; provided that any Indebtedness of the Company owing to a Subsidiary of the Company is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary of the Company) will be deemed to be an incurrence of such Indebtedness by the Company not permitted by this clause (v);

                    (vi) Indebtedness of a Wholly Owned Subsidiary owing to the
               Company or another Wholly Owned Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note; and provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than the Company or a Wholly Owned Subsidiary) will be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause
               (vi), and (b) any transaction pursuant to which any Wholly Owned Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary, ceases to be a Wholly Owned Subsidiary will be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause
               (vi);

                    (vii) obligations of the Company entered into in the
               ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness of the Company or any of its Subsidiaries, as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Arrangements, which if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of foreign exchange fluctuations, or (c) under any Commodity Price Protection Agreements, which if related to Indebtedness, do not increase the amount of such Indebtedness other than as a result of fluctuations in the relevant commodity prices or by reason of fees, indemnities and compensation thereunder;

                    (viii) Indebtedness of the Company or any of its
               Subsidiaries incurred to finance environmental expenditures related to the Fenholloway River, not to exceed $40 million outstanding at any one time in the aggregate;

                    (ix) Indebtedness of the Company or any of its Subsidiaries
               evidenced by Purchase Money Obligations and Capital Lease Obligations not to exceed $20 million outstanding at any one time in the aggregate;

                    (x) Indebtedness of the Company or any of its Subsidiaries
               incurred in the ordinary course of business after the date of the Indenture relating to (A) workers' compensation claims, (B) payment obligations in connection with self-insurance or similar obligations, (C) bankers' acceptances, performance, surety, judgment, appeal and similar bonds, instruments or obligations,
               (D) bank overdrafts (and letters of credit in respect thereof), provided that such Indebtedness is extinguished within five Business Days of incurrence, and (E) completion guarantees (and letters of credit issued with respect thereto);

                    (xi) Indebtedness arising from agreements of the Company or a Subsidiary providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the purchase price or disposition of any business, assets or Capital Stock of a Subsidiary other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Indebtedness will at no time exceed the gross proceeds actually received, or paid, as the case may be, by the Company and its Subsidiaries in connection with such purchase or disposition;

                    (xii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness incurred pursuant to the first paragraph of this covenant or described in clauses (ii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings, so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the notes at least to the same extent as the Indebtedness being refinanced and (B) such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

                    (xiii) Indebtedness of the Company and its Subsidiaries in addition to that described in clauses (i) through (xii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $50 million outstanding at any one time in the aggregate; provided that the aggregate amount of Indebtedness of Non-Guarantor Subsidiaries outstanding under this clause (xiii) will not at any one time exceed $25 million.

         For purposes of determining compliance with this "Limitation on Indebtedness" covenant:

              (1) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xiii) of the second paragraph of this covenant, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness on the date of its incurrence or, subject to clause

         (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant;

              (2) Indebtedness under the Existing Bank Credit Facility outstanding on the date of the Indenture will be deemed to have been incurred pursuant to clause (i) of the second paragraph of this covenant and the Company will not be permitted to reclassify any portion of such Indebtedness thereafter;

              (3) accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Redeemable Capital Stock in the form of additional shares of the same class of Redeemable Capital Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant;

              (4) the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; and

              (5) for purpose of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of a particular amount of Indebtedness will not be included.

         Limitation on Restricted Payments. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                    (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

                    (ii) purchase, redeem or otherwise acquire or retire for
               value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary) or options, warrants or other rights to acquire such Capital Stock;

                    (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than a payment, repurchase, redemption, defeasance, retirement or other acquisition for value in anticipation of satisfying a scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within one year of the date of such payment, repurchase, redemption, defeasance, retirement or acquisition);

                    (iv) declare or pay any dividend or distribution on any
               Capital Stock of any Subsidiary of the Company to any Person (other than (a) to the Company or any Wholly Owned Subsidiary or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis);

                    (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than (a) guarantees of Indebtedness of a Wholly Owned Subsidiary given by the Company or
               (b) guarantees of Indebtedness of the Company given by any Subsidiary of the Company, in each case in accordance with the terms of the Indenture); or

                    (vi) make any Investment in any Person (other than any
               Permitted Investments)

(any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination will be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such

Restricted Payment on a pro forma basis, no Default or Event of Default has occurred and is continuing and such Restricted Payment is not an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "-- Limitation on Indebtedness"; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of:

              (A) $25 million;

              (B) 50% of the aggregate cumulative Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on October 1, 2003 and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such loss);

              (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

              (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

              (E) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such converted debt securities or Redeemable Capital Stock were issued after the date of the Indenture, the aggregate Net Cash Proceeds from their original issuance; and

              (F) to the extent not otherwise included in the Company's Consolidated Net Income, the aggregate payments in cash of interest on Indebtedness or dividends or other distributions received by the Company or any of its Subsidiaries after the date of the Indenture from any Unrestricted Subsidiary (or from redesignation of an Unrestricted Subsidiary as a Subsidiary of the Company), except to the extent any such payments are in respect of taxes to be paid by the Company with respect to the operations of such Unrestricted Subsidiary.

         (b) Notwithstanding the foregoing, and in the case of clauses (ii) through (ix) below, so long as there is no Default or Event of Default continuing, the foregoing provisions will not prohibit the following actions (each of clauses (i) through (ix) being referred to as a "Permitted Payment"):

              (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this covenant;

              (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary of the Company) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3) (C) of paragraph
         (a) of this covenant;

              (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are, to the extent so used, excluded from clause (3) (C) of paragraph (a) of this covenant;

              (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) through the substantially concurrent issuance of new Subordinated Indebtedness of the Company; provided that any such new Subordinated Indebtedness (1) is in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Subordinated Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing;
         (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the notes; and (4) is expressly subordinated in right of payment to the notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

              (v) the repurchase of any Subordinated Indebtedness of the Company at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change in Control (as defined below) pursuant to a provision similar to "-- Purchase of Notes Upon Change in Control"; provided that prior to or simultaneously with such repurchase, the Company has made the Change in Control Offer as provided in such covenant and all notes validly tendered for payment in connection with such Change in Control Offer will have been repurchased;

              (vi) the repurchase of any Subordinated Indebtedness of the Company, at a purchase price not greater than 100% of the principal amount of such Indebtedness in the event of an Asset Sale pursuant to a provision similar to "-- Limitation on Sale of Assets"; provided that (A) prior to such repurchase the Company has made an Offer to purchase the notes as provided in such covenant and all notes validly tendered for payment in connection with such Offer shall have been repurchased and (B) the aggregate amount of all such repurchases of Subordinated Indebtedness may not exceed the amount of Net Cash Proceeds remaining after the Company has complied with the terms of paragraph (c) of "-- Limitation on Sale of Assets" below;

              (vii) the repurchase of shares of Capital Stock of the Company from employees of the Company upon termination of employment, death or retirement pursuant to the terms of an employee benefit plan or employment agreement; provided that the aggregate amount of all such repurchases in any calendar year may not exceed $2 million plus the aggregate amount by which repurchases in prior calendar years was less than $2 million;

              (viii) repurchases of Capital Stock of the Company deemed to occur upon the exercise of stock options granted to employees of the Company if such Capital Stock represents a portion of the exercise price thereof; provided that no cash payment in respect of such repurchase will be made by the Company or any Subsidiary; and

              (ix) cash payments in lieu of fractional shares pursuant to the exercise or conversion of any exercisable convertible securities; provided that such payment will not be for the purpose of evading the limitations of this covenant (as determined in good faith by the board of directors of the Company).

         The amount of all Restricted Payments (if other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or its Subsidiaries, as the case may be, in connection with the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment will be determined in good faith by the board of directors of the Company.

         In making the computations required by this covenant, the Company will be permitted to rely in good faith on its financial statements and other financial data derived from its books and records and the books and records of its Subsidiaries that are available on the date of determination. If the Company or any Subsidiary makes a Restricted Payment which, at the time of the making thereof, the board of directors of the Company determined in good faith was permitted under this covenant, such Restricted Payment will not be deemed to have been made in violation of this covenant because a subsequent adjustment is made to the Company's or any Subsidiary's financial statements affecting Consolidated Net Income for any period relevant in determining whether such Restricted Payment was permitted.

         Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving an aggregate value in excess of $2.5 million, such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director and (c) with respect to any transaction or series of related transactions involving an aggregate value in excess of $10 million or with respect to which there are no Disinterested Directors, the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Subsidiary from a financial point of view; provided, however, that this provision will not apply to:

              (1) any transaction with an officer or director of the Company or any of its Subsidiaries entered into in the ordinary course of business (including compensation and employee benefit arrangements with any officer or director of the Company or any of its Subsidiaries, including under any stock option or stock incentive plans); and

              (2) transactions pursuant to agreements in effect on the date of the Indenture or pursuant to amendments, extensions or renewals of such agreements; provided that any such amendment, extension or renewal, taken as a whole, is no less favorable in any material respect to the holders of notes than the terms of such existing agreements.

         Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or affirm any Lien of any kind (other than Permitted Liens) upon any property or assets (including any intercompany notes) of the Company or any of its Subsidiaries owned on the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, unless the notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien.

         Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in any combination of cash and/or Cash Equivalents and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution); provided that the amount of:

              (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet) of the Company or any of its Subsidiaries (including any Subsidiary that ceases to be a Subsidiary as a result of such Asset Sale), other than contingent liabilities and liabilities that are by their terms subordinated to the notes, that are assumed by the transferee of any such assets will be deemed to be cash for purposes of this clause (ii); and

              (B) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale will be deemed to be cash for purposes of this clause (ii).

         (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Pari Passu Indebtedness under the Bank Credit Facility then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Pari Passu Indebtedness under the Bank Credit Facility, or if no such Pari Passu Indebtedness under the Bank Credit Facility is then outstanding, then the Company or any of its Subsidiaries may, within 12 months of the Asset Sale, invest (or enter into a legally binding commitment to invest, provided that the investment to which such commitment relates is consummated within 12 months of the date that such commitment is entered into) the Net Cash Proceeds in properties and other assets that (as determined by the board of directors of the Company) replace the properties and assets that were the subject of the Asset Sale or in properties and other assets that will be used in the businesses of the Company or its Subsidiaries existing on the date of the Indenture or in businesses reasonably related thereto. If any such legally binding commitment to invest such Net Cash Proceeds is terminated, then the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided above. The amount of such Net Cash Proceeds not used or invested as set forth in this paragraph constitutes "Excess Proceeds."

         (c) The Indenture will provide that, when the aggregate amount of Excess Proceeds exceeds $15 million, the Company will apply the Excess Proceeds to the repayment of the notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to reduce permanently the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness. The offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, will be reset at zero.

         (d) The Indenture will provide that, when the aggregate amount of Excess Proceeds exceeds $15 million, such Excess Proceeds will, prior to any purchase of notes described in paragraph (c) above, be set aside by the Company in a separate account pending (i) deposit with the depository or a paying agent of the amount required to purchase the notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, as set forth above, of Excess Proceeds in the business of the Company and its Subsidiaries for general corporate purposes. Such Excess Proceeds may be invested in Cash Equivalents; provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $15 million shall not be later than the Offer Date. The Company will be entitled to any interest or dividends accrued, earned or paid on such Cash Equivalents; provided that the Company will not withdraw such interest from the separate account if an Event of Default has occurred and is continuing.

         (e) The Indenture will provide that, if the Company becomes obligated to make an Offer pursuant to paragraph (c) above, the notes and the Pari Passu Indebtedness will be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 45 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

         (f) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer.

         (g) The Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under (1) Indebtedness as in effect on the date of the Indenture, as such Indebtedness may be refinanced from time to time or (2) Indebtedness incurred after the date of the Indeture under clause (i) of the second paragraph under "Limitation on Indebtedness" above; provided that such restrictions may be no less favorable to the holders of the notes than those existing on the date of the Indenture) that would materially impair the ability of the Company to make an Offer to purchase the notes or, if such Offer is made, to pay for the notes tendered for purchase.

         Limitation on Issuances of Subsidiary Guarantees. The Company will not cause or permit any of its Subsidiaries to directly or indirectly, assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Subsidiary (other than the guarantee by any Foreign Subsidiary of Indebtedness that is exclusively Indebtedness of one or more other Foreign Subsidiaries) unless, in each case, such Subsidiary:

                  (l) executes and delivers to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary unconditionally guarantees (each, a "Guarantee") all of the Company's obligations under the notes and the Indenture on the terms set forth in the Indenture; and

                  (2) delivers to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

         Thereafter, such Subsidiary will be a Guarantor for all purposes of the Indenture until such Guarantee is released in accordance with the provisions of "Guarantees" above. The Company may cause any other Subsidiary of the Company to issue a Guarantee and become a Guarantor.

         Restriction on Transfer of Assets. The Company will not sell, convey, transfer or otherwise dispose of its assets or property to any Subsidiary of the Company that is not a Guarantor, except for sales, conveyances, transfers or other dispositions (a) made in the ordinary course of business or (b) to any Subsidiary of the Company if such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Subsidiary of the notes.

         Purchase of Notes Upon a Change in Control. If a Change in Control will occur at any time (unless all of the notes have been called for redemption pursuant to the provisions described under "Optional Redemption"), then each holder of notes will have the right to require that the Company purchase such holder's notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change in Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change in Control Purchase Date"), pursuant to the offer described below (the "Change in Control Offer") and in accordance with the other procedures set forth in the Indenture.

         Within 30 days following any Change in Control (unless all of the notes have been called for redemption pursuant to the provisions described under "Optional Redemption"), the Company will notify the Trustee thereof and give written notice of such Change in Control to each holder of notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating: the Change in Control Purchase Price and the Change in Control Purchase Date which will be fixed by the Company and shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the purchase price, any notes accepted for payment pursuant to the Change in Control Offer will cease to accrue interest after the Change in Control Purchase Date; and other specified procedures that a holder of notes must follow to accept a Change in Control Offer or to withdraw such acceptance.

         If a Change in Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change in Control Purchase Price for all of the notes that might be delivered by holders of the notes seeking to accept the Change in Control Offer. The failure of the Company to make or consummate the Change in Control Offer or pay the Change in Control Purchase Price when due will give the Trustee and the holders of the notes the rights described under "Events of Default."

         The term "all or substantially all" as used in the definition of "Change in Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

         The existence of a holder's right to require the Company to repurchase such holder's notes upon a Change in Control may deter a third party from acquiring the Company in a transaction which constitutes a Change in Control.

         In addition to the obligations of the Company under the Indenture with respect to the notes in the event of a "Change in Control," the Company will be obligated under the Existing Notes Indentures to purchase the Existing Notes upon a "Change in Control" as defined in such indentures. In addition, the Bank Credit Facility contains an event of default upon a "Change in Control" as defined therein which obligates the Company to repay amounts outstanding under the Bank Credit Facility upon an acceleration of the indebtedness issued thereunder. Under the Bank Credit Facility, the Company may be restricted from repurchasing the notes or the Existing Notes upon a Change in Control. See "Description of Certain Indebtedness."

         The provisions of the Indenture will not afford holders of notes the right to require the Company to repurchase the notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its Affiliates) involving the Company that may adversely affect holders of the notes, if such transaction is not a transaction defined as a Change in Control. A transaction involving the Company's management, or a transaction involving a recapitalization of the Company, will result in a Change in Control if it is the type of transaction specified by such definition.

         The Company will comply with the applicable tender offer rules, including Rule l4e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change in Control Offer.

         The Company will not be required to make a Change in Control Offer upon a Change in Control if a third party makes the Change in Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change in Control Offer made by the Company and purchases all notes validly tendered and not withdrawn under such Change in Control Offer.

         The Company will not, and will not permit any of its Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions existing under the Bank Credit Facility (or any guarantee thereof) or under Indebtedness as in effect on the date of the Indenture) and any extensions, refinancings, renewals or replacements of any of the foregoing that would materially impair the ability of the Company to make a Change in Control Offer to purchase the notes or, if such Change in Control Offer is made, to pay for the notes tendered for purchase; provided that the restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the notes than those under the Indebtedness being extended, refinanced, renewed or replaced.

         Limitation on Subsidiary Capital Stock. The Company will not permit (a) any Subsidiary of the Company to issue, sell or transfer any Capital Stock, except for (i) Capital Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Subsidiary, (ii) the ownership by directors of directors' qualifying shares or the ownership by foreign nationals of Capital Stock of any Subsidiary of the Company, to the extent required by applicable law and (iii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary of the Company, (B) such Person merges with or into a Subsidiary of the Company or (C) a Subsidiary of the Company merges with or into such Person; provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C) or (b) any Person (other than the Company or a Wholly Owned Subsidiary) to acquire Capital Stock of any Subsidiary of the Company from the Company or any Wholly Owned Subsidiary except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Subsidiary which is not in violation with any other terms of the Indenture.

         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any of its Subsidiaries to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other of its Subsidiaries, (iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other of its Subsidiaries, except for:

                  (a) any agreement in effect on the date of the Indenture;

                  (b) any encumbrance or restriction, with respect to a Subsidiary of the Company that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company;

                  (c) any encumbrance or restriction existing by reason of applicable law;

                  (d) any encumbrance or restriction existing under any customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Subsidiary of the Company;

                  (e) any encumbrance or restriction contained in any working capital facility of a Foreign Subsidiary of the Company; and

                  (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses
         (a) and (b), or in this clause (f); provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced.

         Limitation on Unrestricted Subsidiaries. The Company will not make, and will not permit its Subsidiaries to make, any Investment in an Unrestricted Subsidiary if, at the time thereof, the amount of such Investment would exceed the amount of Restricted Payments then permitted to be made pursuant to the "-- Limitation on Restricted Payments" covenant plus the amount of Permitted Investments described in clause (xiv) of the definition thereof then permitted to be made. Any Investment in an Unrestricted Subsidiary permitted to be made pursuant to this covenant (i) will be treated as a Restricted Payment (unless such Investment was a Permitted Investment) in calculating the amount of Restricted Payments made by the Company and (ii) may be made in cash or property.

         Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also, in any event, (x) within 15 days of each Required Filing Date
(i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

         Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

Consolidation, Merger, Sale of Assets

         The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

                  (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the notes and the Indenture, as the case may be, and the notes and the Indenture will remain in full force and effect as so supplemented;

                  (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

                  (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain Covenants -- Limitation on Indebtedness"; and

                  (iv) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

         In the event of any transaction described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company (except in the case of a lease) would be discharged from all obligations and covenants under the Indenture and the notes.

Events of Default

         An Event of Default will occur under the Indenture if:

                  (i) there is a default in the payment of any interest on any Note when it becomes due and payable, and such default continues for a period of 30 days;

                  (ii) there is a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

                  (iii) (a) there is a default in the performance, or breach, of any covenant or agreement of the Company under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach continues for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding notes; (b) there is a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets"; (c) the Company has failed to make or consummate an Offer in accordance with the provisions of "-- Certain Covenants -- Limitation on Sale of Assets"; or (d) the Company has failed to make or consummate a Change in Control Offer in accordance with the provisions of "-- Certain Covenants -- Purchase of Notes Upon a Change in Control";

                  (iv) one or more defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary), whether such Indebtedness now exists or is created after the date of the Indenture, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a "payment default") or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10 million or more;

                  (v) one or more judgments, orders or decrees for the payment of money in excess of $10 million, either individually or in the aggregate, is rendered against the Company or any of its Subsidiaries or any of their respective properties and is not discharged and either
         (a) any creditor has commenced an enforcement proceeding upon such judgment, order or decree or (b) there has been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, is not in effect;

                  (vi) any Guarantee of a Subsidiary of the Company ceases to be in full force and effect or any Guarantee of such a Subsidiary is declared to be null and void and unenforceable or any Guarantee of such a Subsidiary is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture);

                  (vii) there has been entered by a court of competent jurisdiction (a) a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any of its Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its Subsidiaries or of any substantial part of their respective properties, or ordering the winding-up or liquidation of their respective affairs, and any such decree or order for relief continues to be in effect, or any such other decree or order remains unstayed and in effect, for a period of 60 consecutive days; or

                  (viii) (a) the Company or any of its Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any of its Subsidiaries consents to the entry of a decree or order for relief in respect of the

         Company or any such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any of its Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any of its Subsidiaries (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any such Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any of its Subsidiaries takes any corporate action in furtherance of any such actions in this clause (viii).

         If an Event of Default (other than as specified in clauses (vii) and (viii) of the prior paragraph) occurs and is continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the Trustee at the request of such holders will, declare all unpaid principal of, premium, if any, and accrued interest on all notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the notes), and upon any such declaration, such principal, premium, if any, and interest will become due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of the prior paragraph occurs and is continuing, then all the notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the notes, together with premium, if any, and accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of notes by appropriate judicial proceedings.

         After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all notes then outstanding, (iii) the principal of and premium, if any, on any notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; and (b) all Events of Default, other than the non-payment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

         The holders of not less than a majority in aggregate principal amount of the notes outstanding may on behalf of the holders of all outstanding notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any note or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each note affected by such modification or amendment.

         The Company is also required to notify the Trustee within 10 business days of the occurrence of any Default. The Company is required to deliver to the Trustee, not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby.

         The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

Defeasance or Covenant Defeasance of Indenture

         The Company may, at its option and at any time, elect to have the obligations of the Company and any other obligor upon the notes discharged with respect to the outstanding notes ("defeasance"). Such defeasance means that the Company and any other obligor under the Indenture will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for (i) the rights of holders of such outstanding notes to receive, solely from the defeasance trust fund, payments in respect of the principal of, premium, if any, and interest on such notes when such payments are due, (ii) the Company's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute a Default or an Event of Default with respect to the notes.

         In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding notes on the Stated Maturity (or on any date after October 1, 2008 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company will have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default will have occurred and be continuing on the date of such deposit or insofar as clauses (vii) or (viii) under the first paragraph under "-- Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit; (v) such defeasance or covenant defeasance will not cause the Trustee to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it is bound; (vii) such defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust is registered under such Act or exempt from registration thereunder; (viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; (x) no event or condition will exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

         The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes as expressly provided for in the Indenture) as to all outstanding notes under the Indenture when (a) either (i) all such notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid or notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the applicable Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date; (b) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

Modifications and Amendments

         Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of at least a majority of aggregate principal amount of the notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby:

              (i) change the Stated Maturity of the principal of, or any installment of interest on, or waive a default in the payment of the principal or interest on any such note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

              (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with "-- Certain Covenants -- Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change in Control Offer in the event of a Change in Control in accordance with "-- Certain Covenants -- Purchase of Notes Upon a Change in Control," including, in each case, amending, changing or modifying any definitions relating thereto;

              (iii) reduce the percentage in principal amount of such outstanding notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture;

              (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such note affected thereby;

              (v) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company of any of its rights and obligations under the Indenture;

              (vi) amend or modify any of the provisions of the Indenture relating to the ranking of the notes or the Guarantees in any manner adverse to the holders of the notes; or

              (vii) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture.

         Notwithstanding the foregoing, without the consent of any holders of the notes, the Company and the Trustee may modify or amend the Indenture:

              (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company in the Indenture and in the notes in accordance with "--Consolidation, Merger, Sale of Assets";

              (b) to add to the covenants of the Company or any other obligor upon the notes for the benefit of the holders of the notes or to surrender any right or power conferred upon the Company or any other obligor upon the notes, as applicable, in the Indenture or in the notes;

              (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or the notes which may be defective or inconsistent with any other provision in the Indenture or the notes or make any other provisions with respect to matters or questions arising under the Indenture or the notes; provided that, in each case, such provisions will not adversely affect the interest of the holders of the notes;

              (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

              (e) to add a Guarantor under the Indenture;

              (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or

              (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the notes as additional security for the payment and performance of the Company's obligations under the Indenture, in any property, or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise.

         The holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture.

Governing Law

         The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

         "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company or such acquisition, as the case may be. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary of the Company, as the case may be.

         "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any offer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(iii) any other Person 5% or
more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" will have meanings correlative to the foregoing.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Subsidiary of the Company; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include any transfer of properties and assets:

              (A) that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets,"

              (B) that is by any Subsidiary of the Company to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indenture,

              (C) that is of inventory in the ordinary course of business,

              (D) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries,

              (E) the sale of Cash Equivalents and other marketable securities or any disposition of cash,

              (F) the sale or factoring of receivables on customary market terms; provided that the Company or the applicable Subsidiary receives consideration in an amount at least equal to the Fair Market Value of the receivables so sold or factored and at least 75% of such consideration is in the form of any combination of cash and/or Cash Equivalents,

              (G) that is of obsolete equipment in the ordinary course of business or

              (H) the Fair Market Value of which in the aggregate during any 12-month period, for all such transfers, does not exceed $10 million.

         "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Facility" means the Credit Agreement dated as of April 16, 2001, among the Company, the Banks, and Fleet National Bank (the "Existing Bank Credit Facility"), as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing regardless of the amount of borrowings permitted thereunder, which borrowings were incurred in accordance with the Indenture) including through one or more debt facilities or other financing arrangements (including commercial paper facilities, revolving credit loans, term loans, receivables financings, letters of credit and any debt securities or other form of debt, convertible debt or exchangeable debt financing), in each case, whether by the same or any other lender or group of lenders or creditor or group of creditors.

         "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

         "Banks" means the lenders under the Bank Credit Facility.

         "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of the Indenture.

         "Cash Equivalents" means

              (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

              (ii) any money market deposit account, demand deposit account, time deposit or certificate of deposit, maturing not more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia, or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million;

              (iii) any time deposit or certificate of deposit, maturing more than one year after the date of acquisition, of a commercial banking institution organized under the laws of the United States of America, any State thereof, the District of Columbia, or any foreign country recognized by the United States of America and which institution has combined capital and surplus and undivided profits of not less than $200 million and whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), or any successor rating agency; and

              (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

         "Change in Control" means the occurrence of any of the following events:

              (i) any "person" or "group" (as such terms are used in Sections 13 (d) and 14 (d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all outstanding Voting Stock of the Company;

              (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;

              (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Company is not affected or is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or
         (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments"), and (B) no "person" or "group" "beneficially owns" immediately after such transaction, directly or indirectly more than 50% of the total voting power of all outstanding Voting Stock of the surviving corporation); or

              (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "-- Consolidation, Merger, Sale of Assets."

         "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

         "Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Company" means Buckeye Technologies Inc., a corporation incorporated under the laws of Delaware, until a successor Person has become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" will mean such successor Person.

         "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of

              (a) the sum of (i) Consolidated Net Income (Loss), plus (ii) Consolidated Interest Expense, plus (iii) Consolidated Income Tax Expense, plus (iv) Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss), plus (v) expenses incurred during such period in connection with the early extinguishment of Indebtedness, and less (vi) non-cash items increasing Consolidated Net Income
         (Loss), in each case for such period, of such Person and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to

              (b) the Consolidated Interest Expense for such period;

provided that

              (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and

              (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based upon the average daily balance of such Indebtedness during the applicable period.

         "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

         "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of

              (a) the interest expense of such Person and its Subsidiaries for such period, on a Consolidated basis, including

                   (i) amortization of debt discount,

                   (ii) the net costs associated with Interest Rate Agreements,
              Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

                   (iii) the interest portion of any deferred payment
              obligation and

                   (iv) accrued interest, plus

              (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and (ii) all capitalized interest of such Person and its Subsidiaries plus

              (c) the interest expense under any Guaranteed Debt of such Person and its Subsidiaries to the extent not included under clause (a) (iv) above, plus

              (d) the aggregate amount during such period of cash or non-cash dividends paid on any Redeemable Capital Stock or Preferred Stock of the Company and its Subsidiaries, in each case as determined on a Consolidated basis in accordance with GAAP.

         "Consolidated Net Income (Loss)" of the Company means, for any period, the Consolidated net income (or loss) of the Company and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

              (i) all extraordinary gains or losses (less all fees and expenses relating thereto),

              (ii) the portion of net income (or loss) of the Company and its Subsidiaries on a Consolidated basis allocable to a Person other than a Subsidiary to the extent that cash dividends or distributions have not actually been received by the Company or one of its Consolidated Subsidiaries,

              (iii) net income (or loss) of any Person combined with the Company or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,

              (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

              (v) net gains (or losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business,

              (vi) the net income of any Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

              (vii) any restoration to income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the date of the Indenture, or

              (viii) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

         "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

         "Consolidated Tangible Assets" of any Person means, the aggregate amount of assets after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense (to the extent included in said aggregate amount of assets) and other like intangibles, as shown on the balance sheet of such Person for the most recently ended fiscal quarter for which financial statements are available, determined on a Consolidated basis in accordance with GAAP. Consolidated Tangible Assets will be determined as of the time of the occurrence of the event (s) giving rise to the requirement to determine Consolidated Tangible Assets and after giving effect to such event(s).

         "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) if and to the extent the accounts of such Person and each of its Subsidiaries (other than Unrestricted Subsidiaries) would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" will have a similar meaning.

         "Currency Hedging Arrangements" means one or more of the following agreements which will be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

         "Default," means any event which is, or after notice or passage of any time or both would be, an Event of Default.

         "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest (other than solely as a result of equity ownership in the Company) in or with respect to such transaction or series of related transactions.

         "Domestic Subsidiary" means a Subsidiary other than a Foreign
Subsidiary.

         "Equity Offering" means a public or private offer and sale of Capital Stock of the Company (other than Redeemable Capital Stock and other than an offer and sale of Capital Stock on Form S-8 or any successor form or forms or a registration statement relating to securities issuable by or in connection with any benefit plan of such Person).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Existing Notes Indentures" means the Indentures related to the Existing Notes.

         "Existing Notes" means the 9 1/4% Senior Subordinated Notes due 2008 and the 8% Senior Subordinated Notes due 2010 of the Company.

         "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

         "Fenholloway River" means the river in Florida into which the Company's Foley Plant discharges treated waste water.

         "Foreign Subsidiary" means a Subsidiary that is formed or otherwise incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

         "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" will not include endorsements for collection or deposit, in either case, in the ordinary course of business.

         "Guarantor" means a Subsidiary of the Company that executes a Guarantee pursuant to the covenant described under "-- Certain Covenants -- Limitation on Issuances of Subsidiary Guarantees"; provided that any Person constituting a Guarantor as described above will cease to constitute a Guarantor when its Guarantee is released in accordance with the terms of the Indenture.

         "Indebtedness" means, with respect to any Person, without duplication,

              (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,

              (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

              (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

              (iv) all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person,

              (v) all Capital Lease Obligations of such Person,

              (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

              (vii) all Guaranteed Debt of such Person,

              (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and

              (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (viii) above.

         For purposes of this definition, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

         "Interest Rate Agreements" means one or more of the following agreements which is entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

         "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

         "Maturity" means, when used with respect to the notes, the date on which the principal of the notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change in Control Offer in respect of a Change in Control, call for redemption or otherwise.

         "Net Cash Proceeds" means

              (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries) net of

                      (i) brokerage commissions and other reasonable fees and
              expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale,

                      (ii) provisions for all taxes payable as a result of such
              Asset Sale,

                      (iii) payments made to retire Indebtedness where payment
              of such Indebtedness is secured by the assets or properties the subject of such Asset Sale,

                      (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale,

                      (v) appropriate amounts to be provided by the Company or
              any Subsidiary of the Company, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an offers' certificate delivered to the Trustee and

                      (vi) any amounts required to be placed by the Company or
              any Subsidiary of the Company in a restricted escrow or reserve account by the terms of the agreements pursuant to which the Asset Sale is made; provided that any such amounts will be deemed to be Net Cash Proceeds of an Asset Sale upon the release of such amounts to the Company or any Subsidiary and

              (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under "-- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash (except to the extent that such obligations are financed or sold with recourse to the Company or any of its Subsidiaries), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Guarantor Subsidiary" means any Subsidiary of the Company that is not a Guarantor.

         "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the notes.

         "Permitted Investment" means

              (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment (whether in one transaction or a series of substantially concurrent related transactions), (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary;

              (ii) Indebtedness of the Company or a Subsidiary of the Company described under clauses (v), (vi) and (vii) of the definition of "Permitted Indebtedness";

              (iii) Cash Equivalents;

              (iv) Investments acquired by the Company or any Subsidiary of the Company in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant;

              (v) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company;

              (vi) Investments deemed to have been made as a result of the acquisition of a Person that, at the time of such acquisition, held Investments that were not acquired in contemplation of, or in connection with, the acquisition of such Person;

              (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

              (viii) Investments in existence on the date of the Indenture;

              (ix) Investments in the notes;

              (x) Guarantees of Indebtedness of the Company or any Subsidiary issued in accordance with the "-- Certain Covenants -- Limitation on Indebtedness" covenant;

              (xi) loans or advances to employees made in the ordinary course of business and consistent with past practices of the Company and its Subsidiaries not to exceed $5 million outstanding at any one time in the aggregate;

              (xii) loans made to employees (including guarantees of loans by third parties to employees) from time to time in an aggregate principal amount at any one time outstanding not to exceed $1 million, the proceeds of which are used to purchase Capital Stock of the Company;

              (xiii) sales of goods on trade credit terms, consistent with the past practices of the Company or any Subsidiary of the Company or as otherwise consistent with trade credit terms in common use in the industry;

              (xiv) Investments in joint ventures or similar entities having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (xiv) then outstanding, not to exceed 5% of the Consolidated Tangible Assets of the Company and its Subsidiaries at the time of such Investment (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value); and

              (xv) in addition to Investments described in clauses (i) through
         (xiv) of this definition of "Permitted Investments," Investments valued at Fair Market Value at the time made not to exceed $25 million outstanding at any one time in the aggregate.

         "Permitted Liens" means the following types of Liens:

              (i) Liens existing as of the date of the Indenture to the extent and in the manner such Liens are in effect on the date of the Indenture;

              (ii) Liens securing Pari Passu Indebtedness under the Bank Credit Facility incurred pursuant to clause (i) of the second paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness";

              (iii) Liens securing the notes and the Guarantees (and concurrent Liens securing to the same extent any Additional Notes, if any);

              (iv) Liens in favor of the Company or a Guarantor;

              (v) Liens for taxes, assessments or governmental charges or claims either (A) not delinquent or (B) contested in good faith by appropriate proceedings and, in each case, as to which the Company or any Subsidiary has set aside on its books such reserves as may be required pursuant to GAAP;

              (vi) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or that are bonded or that are being contested in good faith if an adequate reserve or other appropriate provision, if any, as are required by GAAP have been made in respect thereof,

              (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

              (viii) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated have not expired;

              (ix) easements, rights-of-way, building, zoning restrictions and other similar charges or encumbrances in respect of real property, or leases or subleases granted to others, in any case not impairing in any material respect the ordinary conduct of the business of the Company or any of its Subsidiaries;

              (x) (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Subsidiary has easement rights or on any real property leased by the Company or any Subsidiary and subordination or similar agreements relating thereto, and (b) any condemnation or eminent domain proceedings or compulsory purchase order affecting any real property;

              (xi) any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or asset which is not leased property subject to such Capital Lease Obligation;

              (xii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

              (xiii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

              (xiv) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

              (xv) Liens securing obligations under Interest Rate Agreements which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under the Indenture;

              (xvi) Liens securing Purchase Money Obligations permitted pursuant to clause (ix) of the definition of Permitted Indebtedness;

              (xvii) Liens securing Indebtedness under Currency Hedging Agreements and Commodity Price Protection Agreements;

              (xviii) Liens securing Acquired Indebtedness (and any Indebtedness which refinances such Acquired Indebtedness) incurred in accordance with the covenant described under "-- Certain Covenants -- Limitation on Indebtedness"; provided that

                      (A) such Liens secured the Acquired Indebtedness at the
              time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary; and

                      (B) such Liens do not extend to or cover any property or
              assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary;

              (xix) Liens securing Indebtedness which is incurred to refinance any Indebtedness secured by a Lien permitted under the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of the Subsidiaries not securing the Indebtedness so refinanced;

              (xx) Liens on any Capital Stock of an Unrestricted Subsidiary solely to secure Indebtedness of such Unrestricted Subsidiary; and

              (xxi) additional Liens not to exceed 5% of the Consolidated Tangible Assets of the Company and its Subsidiaries at any one time outstanding.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

         "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company or any of its Subsidiaries and any additions and accessions thereto, which are purchased by the Company or any of its Subsidiaries at any time after the notes are issued; provided that

              (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") is entered into within 90 days after the purchase, acquisition or substantial completion of the construction of such assets and is at all times confined solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom,

              (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness, and

              (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) may not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or its Subsidiaries of the assets subject thereto and (B) the Indebtedness secured thereby will be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

         "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

         "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture the SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company subordinated in right of payment to the notes.

         "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by another Person or by one or more of such other Person's other Subsidiaries, or by such other Person and one or more of such other Person's other Subsidiaries; provided that each Unrestricted Subsidiary shall be deemed to not be a Subsidiary of the Company under the Indenture and the notes.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

         "Unrestricted Subsidiary" means

              (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the board of directors of the Company, as provided below) and

              (ii) any Subsidiary of an Unrestricted Subsidiary.

         The board of directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary if all of the following conditions apply:

              (A) neither the Company nor any of its Subsidiaries provides credit support for Indebtedness of such Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

              (B) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness,

              (C) any Investment in such Unrestricted Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary shall not violate the provisions of "-- Certain Covenants -- Limitation on Unrestricted Subsidiaries" and such Unrestricted Subsidiary is not party to any agreement, contract, arrangement or understanding at such time with the Company or any other Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary will be deemed a Restricted Payment; and

              (D) such Unrestricted Subsidiary does not own any Capital Stock in any Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary. Any such designation by the board of directors of the Company will be evidenced to the Trustee by filing with the Trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions and will be deemed a Restricted Payment on the date of designation in an amount equal to the greater of (1) the net book value of such Investment or (2) the Fair Market Value of such Investment as determined in good faith by the Company's Board of Directors.

         The board of directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary of the Company; provided that either (x) the Unrestricted Subsidiary to be designated a Subsidiary of the Company has total assets of $1,000 or less at the time of its designation or (y) (i) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "-- Certain Covenants -- Limitation on Indebtedness" and (ii) all Indebtedness of such Unrestricted Subsidiary will be deemed to be incurred on the date such Unrestricted Subsidiary is designated a Subsidiary of the Company.

         "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary

              (i) as to which neither the Company nor any of its Subsidiaries is directly or indirectly liable (by virtue of the Company or any such Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any of its Subsidiaries to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company will be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and

              (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any of its Subsidiaries to declare, a default on such Indebtedness of the Company or any of its Subsidiaries or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency).

         "Wholly Owned Subsidiary" means a Subsidiary of the Company all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary. For purposes of this definition any directors' qualifying shares or investments by foreign nationals mandated by applicable law will be disregarded in determining the ownership of a Subsidiary of the Company.

                               REGISTRATION RIGHTS

         As part of the sale of the old notes to the initial purchasers, we and the initial purchasers entered into a registration rights agreement dated September 22, 2003. Under the registration rights agreement, we agreed, at our cost, for the benefit of the holders of the notes, to:

          o not later than 90 days after the date of original issuance of the notes, file a registration statement with the SEC with respect to a registered offer to exchange the old notes for new notes of Buckeye Technologies Inc. evidencing the same continuing indebtedness under, and having terms substantially identical in all material respects to, the old notes (except that the new notes will not contain terms with respect to transfer restrictions), and

          o cause the exchange offer registration statement to be declared effective under the Securities Act not later than 180 days after the date of original issuance of the old notes.

         Upon the effectiveness of the exchange offer registration statement, we agreed to offer the new notes in exchange for surrender of the old notes. We also agreed to keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law) and not more than 30 business days after the date notice of the registered exchange offer is mailed to the holders of the old notes. For each old note surrendered to us pursuant to the registered exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old note surrendered in exchange thereof or, if no interest has been paid on such note, from the date of its original issue on September 22, 2003.

         In the event that:

              (1) applicable interpretations of the staff of the SEC do not permit us to effect such a registered exchange offer,

              (2) for any other reason the exchange offer registration statement is not declared effective within 180 days after the date of the original issuance of the old notes or the registered exchange offer is not consummated within 30 business days after the exchange offer registration statement is declared effective,

              (3) the initial purchasers so request with respect to old notes not eligible to be exchanged for new notes in the registered exchange offer, or

              (4) any holder of old notes (other than the initial purchasers) is not eligible to participate in the registered exchange offer or does not receive freely tradeable exchange notes in the registered exchange offer other than by reason of such holder being an affiliate of us (it being understood that the requirement that a participating broker-dealer deliver the prospectus contained in the exchange offer registration statement in connection with sales of exchange notes will not result in such exchange notes being not "freely tradeable"), we will, at our cost,

                      (a) as promptly as practicable, file a registration
              statement (the "shelf registration statement") covering resales of the old notes or the new notes, as the case may be,

                      (b) cause the shelf registration statement to be declared
              effective under the Securities Act, and

                      (c) use our best efforts to keep the shelf registration
              statement effective until two years after its effective date.

         We will, in the event a shelf registration statement is filed, provide to each holder for whom such shelf registration statement was filed copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder selling such notes pursuant to the shelf registration statement generally (1) would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and
(3) will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification obligations).

         If:

              (a) on or prior to the 90th day following the date of original issuance of the old notes, neither the exchange offer registration statement nor the shelf registration statement has been filed with the SEC,

              (b) on or prior to the 180th day following the date of original issuance of the old notes, neither the exchange offer registration statement nor the shelf registration statement has been declared effective,

              (c) on or prior to the 30th business day after the exchange offer registration statement is declared effective, the registered exchange offer has not been consummated,

              (d) notwithstanding that we have consummated the exchange offer, if we are required to file a shelf registration statement, the shelf registration statement is not filed or has not been declared effective within the time period provided for in the registration rights agreement, or

              (e) after either the exchange offer registration statement or the shelf registration statement has been declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of notes in accordance with and during the periods specified in the registration rights agreement (each such event referred to in clauses (a) through (e) being a "registration default"), interest ("additional interest") will accrue on the principal amount of the notes (in addition to the stated interest on the notes) from and including the date on which any such registration default occurs to but excluding the date on which all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% on an unmodified basis during the 90-day period immediately following the occurrence of such registration default and will increase by 0.25% on an unmodified basis at the end of each subsequent 90-day period, but in no event will such rate exceed 0.75% on an unmodified basis.

         This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available upon request to us.

                          BOOK-ENTRY; DELIVERY AND FORM

The Global Notes

         The new notes will initially be represented by permanent global notes in fully registered form, without interest coupons, which we refer to as global notes, and will be deposited with the trustee as a custodian for The Depositary Trust Company, or DTC, and registered in the name of a nominee of such depositary.

         We expect that pursuant to procedures established by DTC (1) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (2) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, who we refer to as participants, or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

Certain Book-Entry Procedures for the Global Notes

         The descriptions of the operations and procedures of DTC, the Euroclear System ("Euroclear") and Clearstream Banking, S.A. of Luxembourg ("Clearstream, Luxembourg") set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the initial purchasers takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

         DTC has advised us that it is:

          o a limited purpose trust company organized under the laws of the State of New York;

          o a "banking organization" within the meaning of the New York Banking Law;

          o    a member of the Federal Reserve System;

          o a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

          o a "clearing agency" registered pursuant to Section 17A of the Exchange Act of 1934 (the "Exchange Act").

DTC was created to hold securities for its participants (collectively, the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

         We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of applicable Participants with an interest in the Global Note and (2) ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

         The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

         So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such Global Note. We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

         Payments with respect to the principal of, and premium, if any, and interest on (including additional interest, if any), any notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest, including additional interest, if any). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

         Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         Subject to compliance with the transfer restrictions applicable to the notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

         Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

         Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

         If:

          o we notify the trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation; or

          o an event of default has occurred and is continuing and the registrar has received a request from DTC to issue Certificated Notes,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

         Neither we nor the trustee will be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued).

                     U.S. FEDERAL INCOME TAX CONSIDERATIONS

Exchange Notes

         The exchange of old notes for new notes in the exchange offer will not constitute a taxable event to holders. Consequently,

          o no gain or loss will be recognized by a holder upon receipt of a new note.

          o the holding period of the new note will include the holding period of the old note, and

          o the adjusted tax basis of the new note will be the same as the adjusted tax basis of the old note immediately before the exchange.

         In any event, persons considering an exchange of the old notes for new notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

                              PLAN OF DISTRIBUTION

         We are not using any underwriters for this exchange offer.

         Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for old notes acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, or for such longer period as provided by the registration rights agreement, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this 180-day or such longer period, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of these methods of resale, at market prices prevailing at the time of such resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it or for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. In that event, any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of up to 180 days after the consummation of the exchange offer, or such longer period as provided by the registration rights agreement, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers, and we will indemnify the holders of the old notes and the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         The validity of the notes and certain other matters will be passed upon for us by Shearman & Sterling LLP, New York, New York, and Baker, Donelson, Bearman, Caldwell & Berkowitz PC, Memphis, Tennessee.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of June 30, 2003 and 2002, and for each of the three years in the period ended June 30, 2003, as set forth in their reports. We have included our consolidated financial statements and schedule in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                            BUCKEYE TECHNOLOGIES INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                                                              PAGE
                                                                                                              ----
Report of Independent Auditors.............................................................................   F-2
Financial Statements as of June 30, 2003, June 30, 2002 and for the three years ended
     June 30, 2003:
Consolidated Statements of Operations .....................................................................   F-3
Consolidated Balance Sheets ...............................................................................   F-4
Consolidated Statements of Stockholders' Equity ...........................................................   F-5
Consolidated Statements of Cash Flows .....................................................................   F-6
Notes to Consolidated Financial Statements ................................................................   F-7

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of Buckeye Technologies Inc.

         We have audited the accompanying consolidated balance sheets of Buckeye Technologies Inc. as of June 30, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Buckeye Technologies Inc. at June 30, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2003 in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

         As discussed in Note 2 to the consolidated financial statements, in 2001, the Company changed its method of depreciation for certain equipment, and in 2002, the Company adopted Statement of Financial Accounting Standards No. 142.


                                                         /s/   ERNST & YOUNG LLP



Memphis, Tennessee
July 30, 2003
except for Note 21, as to which
the date is September 22, 2003



                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                             Year Ended June 30,
                                                                                    --------------------------------------
                                                                                      2003           2002           2001
                                                                                    --------       --------       --------
                                                                                    (In thousands, except per share data)
Net sales........................................................................   $641,082       $635,218       $731,528
Cost of goods sold...............................................................    558,221        557,963        574,055
                                                                                    --------       --------       --------
Gross margin.....................................................................     82,861         77,255        157,473
Selling, research and administrative expenses....................................     37,896         37,101         46,326
Impairment of long-lived assets..................................................     36,503          9,984             --
Restructuring costs..............................................................      1,636          1,605             --
                                                                                    --------       --------       --------
Operating income.................................................................      6,826         28,565        111,147
Other income (expense):
     Interest income.............................................................      1,062            535          1,097
     Interest expense and amortization of debt costs.............................    (47,526)       (48,586)       (45,853)
     Foreign exchange, amortization of intangibles and other.....................     (2,378)        (3,438)        (2,062)
                                                                                    --------       --------       --------

Income (loss) before income taxes and cumulative effect of change in accounting..    (42,016)       (22,924)        64,329
Income tax expense (benefit).....................................................    (17,122)        (8,420)        21,055
                                                                                    --------       --------       --------
Income (loss) before cumulative effect of change in accounting...................    (24,894)       (14,504)        43,274
Cumulative effect of change in accounting (net of tax of $0 and $1,286,
     respectively)...............................................................         --        (11,500)         3,249
                                                                                    --------       --------       --------
Net income (loss)................................................................   $(24,894)      $(26,004)      $ 46,523
                                                                                    ========       ========       ========
Earnings (loss) per share before cumulative effect of change in accounting
     Basic earnings (loss) per share.............................................    $ (0.67)       $ (0.42)        $ 1.25
     Diluted earnings (loss) per share...........................................    $ (0.67)       $ (0.42)        $ 1.23
Cumulative effect of change in accounting
     Basic earnings (loss) per share.............................................    $    --        $ (0.33)        $ 0.09
     Diluted earnings (loss) per share...........................................    $    --        $ (0.33)        $ 0.09
Earnings (loss) per share
     Basic earnings (loss) per share.............................................    $ (0.67)       $ (0.74)        $ 1.35
     Diluted earnings (loss) per share...........................................    $ (0.67)       $ (0.74)        $ 1.32

Weighted average shares for basic earnings per share.............................     36,965         34,906         34,534
Effect of dilutive stock options.................................................         --             --            786
                                                                                    --------       --------       --------
Adjusted weighted average shares for diluted earnings per share..................     36,965         34,906         35,320
                                                                                    ========       ========       ========


                             See accompanying notes.


                           CONSOLIDATED BALANCE SHEETS

                                                                                                            June 30
                                                                                               ----------------------------
                                                                                                   2003             2002
                                                                                               -----------      -----------
                                                                                                (In thousands, except share
                                                                                                         data)
                                         ASSETS
Current assets:
     Cash and cash equivalents.........................................................        $    49,977      $    56,006
     Cash, restricted..................................................................              3,375            3,375
     Short-term investments............................................................                 --            8,863
     Accounts receivable--trade, net of allowance for doubtful accounts of $721
         in 2003 and $1,947 in 2002....................................................            123,303           93,898
     Accounts receivable--other........................................................              2,980            3,618
     Inventories.......................................................................            136,705          145,103
     Deferred income taxes.............................................................             18,613            7,421
     Prepaid expenses and other........................................................              7,694           22,232
                                                                                               -----------      -----------
         Total current assets..........................................................            342,647          340,516
Property, plant and equipment, net.....................................................            594,138          627,752
Goodwill, net..........................................................................            129,631          120,399
Intellectual property and other, net...................................................             44,239           46,070
                                                                                               -----------      -----------
         Total assets..................................................................        $ 1,110,655      $ 1,134,737
                                                                                               ===========      ===========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Trade accounts payable............................................................        $    37,007      $    33,789
     Accrued expenses..................................................................             48,360           47,196
     Current portion of capital lease obligation.......................................                583              793
     Current portion of long-term debt.................................................             41,718           22,000
                                                                                               -----------      -----------
         Total current liabilities.....................................................            127,668          103,778
Long-term debt.........................................................................            619,474          675,396
Accrued postretirement benefits........................................................             18,882           19,163
Deferred income taxes..................................................................             79,498           79,295
Capital lease obligation...............................................................              2,700            3,029
Other liabilities......................................................................                549              416
Commitments and contingencies (Notes 8, 9, 12, 17, and 18)
Stockholders' equity:
Preferred stock, $.01 par value; 10,000,000 shares authorized; none issued or
     outstanding.......................................................................                 --               --
Common stock, $.01 par value; 100,000,000 shares authorized;
     43,142,770 shares issued and 36,973,478 and 36,948,900
     shares outstanding at June 30, 2003 and 2002, respectively........................                431              431
Additional paid-in capital.............................................................             55,517           55,517
Deferred stock compensation............................................................               (282)            (282)
Accumulated other comprehensive loss...................................................             (3,410)         (36,381)
Retained earnings......................................................................            293,739          318,633
Treasury shares, 6,169,292 and 6,193,870 shares at June 30, 2003 and 2002,
     respectively......................................................................            (84,111)         (84,258)
                                                                                               -----------      -----------
         Total stockholders' equity....................................................            261,884          253,660
                                                                                               -----------      -----------
         Total liabilities and stockholders' equity....................................        $ 1,110,655      $ 1,134,737
                                                                                               ===========      ===========


                             See accompanying notes.


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                               Accumulated
                                                 Additional     Deferred          other
                                       Common     Paid-in        Stock         Comprehensive    Retained    Treasury
                                       Stock      Capital     Compensation        Loss          Earnings     Shares        Total
                                       -------   ----------   -------------   ---------------   --------    ---------    ---------
                                                              (In thousands, except share data)
Balance at June 30, 2000.........       $431      $ 65,306       $(626)          $(34,376)      $298,114    $(114,870)   $213,979
Comprehensive income:
    Net income...................         --            --          --                 --         46,523           --      46,523
    Other comprehensive income:
      Foreign currency
        translation adjustment...         --            --          --            (23,913)            --           --     (23,913)
Comprehensive income.............                                                                                          22,610
Purchase of 769,300 shares.......         --            --          --                 --             --       (9,827)     (9,827)
Issuance of 214,126 shares of
     common stock................         --          (199)         --                 --             --        3,017       2,818
Termination of stock options.....         --            18         (18)                --             --           --          --
Amortization of deferred stock
     compensation................         --            --         442                 --             --           --         442
                                        ----     ---------       -----           --------       --------    ---------    --------
Balance at June 30, 2001.........        431        65,125        (202)           (58,289)       344,637     (121,680)    230,022
Comprehensive income (loss):
     Net loss....................         --            --          --                 --        (26,004)          --     (26,004)
     Other comprehensive income:
      Foreign currency
        translation adjustment...         --            --          --             21,908             --           --      21,908
Comprehensive loss...............                                                                                          (4,096)
Issuance of 2,756,859 shares of
    common stock.................         --       (11,054)         --                 --             --       37,482      26,428
Tax benefit on option exercise...         --         1,356          --                 --             --           --       1,356
Termination of restricted stock..         --            --          --                 --             --          (60)        (60)
Deferred stock compensation......         --            90         (90)                --             --           --          --
Amortization of deferred stock
    compensation.................                       --          10                 --             --           --          l0
                                        ----     ---------       -----           --------       --------    ---------    --------
Balance at June 30, 2002.........        431        55,517        (282)           (36,381)       318,633      (84,258)    253,660
Comprehensive income:
     Net loss....................         --            --          --                 --        (24,894)          --     (24,894)
     Other comprehensive income:
      Foreign currency
        translation adjustment...         --            --          --             32,971             --           --      32,971
Comprehensive income.............                                                                                           8,077
Issuance of 24,578 shares of
    common stock.................         --            --          --                 --             --          147         147
                                        ----     ---------       -----           --------       --------    ---------    --------
Balance at June 30, 2003.........       $431      $ 55,517       $(282)          $ (3,410)      $293,739    $ (84,111)   $261,884
                                        ====     =========       =====           ========       ========    =========    ========

                             See accompanying notes.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 Year Ended June 30
                                                                      --------------------------------------
                                                                        2003          2002            2001
                                                                      --------      --------        --------
                                                                                  (In thousands)
Operating activities
Net income (loss).............................................        $(24,894)     $(26,004)       $ 46,523
Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Cumulative effect of change in accounting..................              --        11,500          (3,249)
   Impairment charge on idle equipment........................          36,503         9,984              --
   Depreciation and depletion.................................          46,500        45,096          43,798
   Amortization...............................................           5,588         5,525           9,028
   Deferred income taxes......................................         (13,489)        9,142           9,575
   Other......................................................             585         1,701           4,371
   Changes in operating assets and liabilities:
      Accounts receivable.....................................         (25,267)       10,688           2,921
      Inventories.............................................          14,284        (3,411)        (32,692)
      Prepaid expenses and other assets.......................          13,827       (10,807)         (8,358)
      Accounts payable and other current liabilities..........           1,569       (25,489)         (3,333)
                                                                      --------      --------        --------
Net cash provided by operating activities.....................          55,206        27,925          68,584
Investing activities
Acquisitions of businesses....................................              --            --         (36,588)
Purchases of property, plant and equipment....................         (28,424)      (35,972)       (153,033)
Redemptions (purchases) of short term investments.............           8,863        (8,863)             --
Other.........................................................            (872)       (1,292)         (1,637)
                                                                      --------      --------        --------
Net cash used in investing activities.........................         (20,433)      (46,127)       (191,258)
Financing activities
Net proceeds from sale of equity interests....................              --        26,233           2,604
Purchase of treasury shares...................................              --            --          (9,827)
Net borrowings (payments) under revolving line of credit......         (19,923)       54,040         160,819
Payments for debt issuance costs..............................            (671)       (2,157)         (1,354)
Principal payments on long-term debt and other................         (22,539)      (18,459)        (35,521)
                                                                      --------      --------        --------
Net cash provided by (used in) financing activities...........         (43,133)       59,657         116,721
Effect of foreign currency rate fluctuations..................           2,331         1,619          (2,060)
                                                                      --------      --------        --------
Increase (decrease) in cash and cash equivalents..............          (6,029)       43,074          (8,013)
Cash and cash equivalents at beginning of year................          56,006        12,932          20,945
                                                                      --------      --------        --------
Cash and cash equivalents at end of year......................        $ 49,977      $ 56,006        $ 12,932
                                                                      ========      ========        ========


                             See accompanying notes.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        (In thousands, except share data)

1.       Accounting Policies

     Business Description and Basis of Presentation

         The financial statements are consolidated financial statements of Buckeye Technologies Inc. and its subsidiaries (the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

         The Company manufactures and distributes value-added cellulose-based specialty products used in numerous applications including disposable diapers, personal hygiene products, engine air and oil filters, food casings, rayon filament, acetate plastics, thickeners, and papers.

     Cash and Cash Equivalents

         The Company considers cash equivalents to be temporary cash investments with maturity of three months or less when purchased.

     Short-term Investments

         The Company's short-term investments, consisting primarily of high-grade debt securities, are recorded at fair value and are classified as available-for-sale. Maturities of these investments are one year or less.

     Inventories

         Inventories are stated at the lower of cost (determined on average cost or first-in, first-out methods) or market.

     Allowance for Doubtful Accounts

         The Company provides an allowance for receivables it believes it may not collect in full. It evaluates the collectibility of its accounts based on a combination of factors. In circumstances where it is aware of a specific customer's inability to meet its financial obligations (i.e., bankruptcy filings or substantial downgrading of credit ratings), it records a specific reserve. For all other customers, the Company recognizes reserves for bad debts based on its historical collection experience. If circumstances change (i.e., higher than expected defaults or an unexpected material adverse change in a major customer's ability to meet its financial obligations), the Company's estimates of the recoverability of amounts due could be reduced by a material amount.

     Property, Plant and Equipment

         Property, plant and equipment are recorded at cost. Cost includes the interest cost associated with significant capital additions. Interest capitalized for the years ended June 30, 2003, 2002, and 2001 was $70, $1,772 and $4,824, respectively. Depreciation on production machinery and equipment at the cotton cellulose and airlaid nonwovens plants is determined by the units-of-production method which is based on the expected productive hours of the assets, subject to a minimum level of depreciation. Other capital assets use the straight-line method for determining depreciation. Depreciation under the straight-line method is computed over the following estimated useful lives: buildings -- 30 to 40 years; machinery and equipment -- 3 to 16 years. Depreciation and amortization expense includes the amortization of assets under capital lease.

         The Company accrues the cost of periodic planned maintenance shutdowns, based on its best estimate of incremental spending and the fixed overhead cost, over the period between shutdowns.

Long-Lived Assets

         Long-lived assets are reviewed for impairment when circumstances indicate the carrying value of an asset may not be recoverable. For assets that are to be held and used, an impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. See Note 4 for information concerning impairment charges.

         Goodwill is recognized for the excess of the purchase price over the fair value of tangible and identifiable intangible net assets of businesses acquired. Prior to the adoption of Statement of Financial Accounting Standards No. (SFAS) 142, Goodwill and Other Intangible Assets, goodwill was amortized over the estimated period of benefit on a straight-line basis over periods ranging from 30 to 40 years, and was reviewed for impairment under the policy for other long-lived assets. Since adoption of SFAS 142 in July 2001, amortization of goodwill was discontinued and goodwill is reviewed at least annually for impairment. Unless circumstances otherwise dictate, the Company performs its annual impairment testing in the fourth quarter. Accumulated amortization was $19,108 and $17,950 at June 30, 2003 and 2002, respectively. No impairment was recorded during the year ending June 30, 2003. The change in accumulated amortization resulted from changes in foreign currency exchange rates during the period. A corresponding amount is recorded as a translation adjustment in stockholders' equity.

     Intellectual Property and Other

         At June 30, 2003 and 2002, the Company had intellectual property totaling $30,690 and $31,903, respectively, which includes patents (including application and defense costs), licenses, trademarks, and tradenames the majority of which were obtained in the acquisition of airlaid businesses. Intellectual property is amortized by the straight-line method over 5 to 20 years and is net of accumulated amortization of $7,852 and $5,562 at June 30, 2003 and 2002, respectively. Intellectual property amortization expense of $2,329, $2,136 and $2,073 was recorded during the years June 30, 2003, 2002 and 2001, respectively. Estimated amortization expense for the five succeeding fiscal years follows: $2,220 in 2004, $2,227 in 2005, $2,188 in 2006, $2,086 in
2007 and $2,053 in 2008.

         Deferred debt costs of $6,399 and $8,225 at June 30, 2003 and 2002, respectively are amortized by the interest method over the life of the related debt and are net of accumulated amortization of $9,601 and $7,088 at June 30, 2003 and 2002, respectively.

     Income Taxes

         The Company has provided for income taxes under the liability method. Accordingly, deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. No provision is made for U.S. income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations.

     Risk Management

         Effective at the beginning of fiscal 2001, the Company adopted SFAS 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended by SFAS 137 and 138. These statements require that every derivative instrument be recorded in the balance sheet as either an asset or liability measured by its fair value. These statements also establish new accounting rules for hedge transactions, which depend on the nature and effectiveness of the hedge relationship.

         The Company periodically uses derivatives and other financial instruments to hedge exposures to natural gas, interest rates and currency risks. For hedges which meet the SFAS 133 criteria, the Company formally designates and documents the instrument as a hedge of a specific underlying exposure, as well as the risk management objective and strategy for undertaking each hedge transaction. Because of the high degree of effectiveness between the hedging instrument and the underlying exposure being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the value or cash flows of the underlying exposures being hedged. Derivatives are recorded in the consolidated balance sheet at fair value.

     Credit Risk

         The Company has established credit limits for each customer. The Company generally requires the customer to provide a letter of credit for export sales in high-risk countries. Credit limits are monitored routinely.

     Environmental Costs

         Liabilities are recorded when environmental assessments are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitment to a plan of action based on the then known facts.

     Revenue Recognition

         Revenues are recognized when title to the goods passes to the customer. Net sales are composed of sales reduced by sales allowances.

     Shipping and Handling Costs

         Amounts related to shipping and handling and billed to a customer in a sale transaction have been classified as revenue. Costs incurred for shipping and handling have been classified as costs of goods sold.

     Foreign Currency Translation

         Company management has determined that the local currency of its German, Irish, Canadian, and Brazilian subsidiaries is the functional currency, and accordingly European euro, Canadian dollar, and Brazilian real denominated balance sheet accounts are translated into United States dollars at the rate of exchange in effect at fiscal year end. Income and expense activity for the period is translated at the weighted average exchange rate during the period. Translation adjustments are included as a separate component of stockholders' equity.

         Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the local functional currency are included in "Other income (expense)" in the results of operations. Transaction gains and (losses) of $1,095, $(1,974) and $2,133 were recorded during the years ended June 30, 2003, 2002 and 2001, respectively.

     Use of Estimates

         The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from the estimates and assumptions used.

         Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Areas where the nature of the estimate makes it reasonably possible that actual results could materially differ from amounts estimated include: impairment assessments on long-lived assets (including goodwill), allowance for doubtful accounts, inventory reserves, income tax liabilities, accruals for planned maintenance shutdowns, and contingent liabilities.

         During 2002 and 2001, the Company changed its estimate of its accrual for planned maintenance shutdowns based on a change in the estimated timing of the shutdown. The effect of the change was to decrease cost of goods sold $1,181 and $2,207 for the years ended June 30, 2002 and 2001, respectively.

     Earnings Per Share

Basic earnings per share has been computed based on the average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options calculated using the treasury stock method. Diluted loss per share amounts for 2003 and 2002 have been calculated using the same denominator as used in the basic loss per share calculation as the inclusion of dilutive securities in the denominator would have been an anti-dilutive effect.

     Stock-Based Compensation

         The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations as permitted by SFAS 123, Accounting for Stock-Based Compensation (SFAS 123). No employee compensation cost is reflected in income for stock option grants, as all options granted under the plans have an exercise price equal to the fair market value of the underlying common stock on the date of grant. See Note 10 for a description of the plans and our disclosure of the assumptions underlying the pro forma calculations below.

         The following pro forma information has been prepared as if the Company had accounted for its employee stock options using the fair value based method of accounting established by SFAS 123:



                                                                                     Year Ended June 30
                                                                          ----------------------------------------
                                                                            2003            2002            2001
                                                                          --------        --------         -------
Net income (loss):
   As reported....................................................        $(24,894)       $(26,004)        $46,523
   Pro forma......................................................         (27,983)        (28,792)         42,792
Basic earnings (loss) per share:
   As reported....................................................        $  (0.67)       $  (0.74)        $  1.35
   Pro forma......................................................           (0.76)          (0.82)           1.24
Diluted earnings (loss) per share:
   As reported....................................................        $  (0.67)       $  (0.74)        $  1.32
   Pro forma......................................................           (0.76)          (0.82)           1.21


     Recently Issued Accounting Standards

         In June 2002, the Financial Accounting Standards Board (FASB) issued SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities (SFAS
146). SFAS 146 nullifies Emerging Issues Task Force Issues No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring) and requires that a liability for the costs associated with an exit or disposal activity be recognized when the liability is incurred, as opposed to the date of an entity's commitment to an exit plan. During the year ending June 30, 2003, the Company entered into a restructuring program and accounted for it under SFAS 146. This program is discussed further in Note 4, Impairment and Restructuring Costs, of these Consolidated Financial Statements.

         On December 31, 2002, the FASB issued SFAS 148, Accounting for Stock-Based Compensation -- Transition and Disclosure (SFAS 148). SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition to SFAS 123's fair value method of accounting for stock-based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The adoption of SFAS l48 disclosure requirements did not have an effect on the Company's Consolidated Financial Statements. As permitted, the Company does not intend to adopt the fair value method of accounting for stock-based employee compensation.

         In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). It significantly changes practice in the accounting for, and disclosure of, guarantees. It requires certain guarantees to be recorded at fair value as those terms are defined in SFAS 5, Accounting for Contingencies. The adoption of FIN 45 did not have a significant financial impact on the Consolidated Financial Statements.

         In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" (FIN 46). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the variable interest entity. The primary beneficiary is defined as the party which, as a result of holding its variable interest, absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both. FIN 46 is effective immediately for all new variable interest entities created or acquired after January 31, 2003. The provisions of FIN 46 must be applied to all other variable interest entities for the first interim or annual period beginning after June 15, 2003. The Company does not expect the adoption of FIN 46 to have a significant impact on its Consolidated Financial Statements.

     Reclassifications

         Certain prior year amounts have been reclassified to conform to current year classifications. In 2003, the Company began classifying sales claims and allowances as allowance for doubtful accounts. Previously these balances were reported in accrued expenses. Total sales claims and allowances at June 30, 2003 and 2002 were $164 and $636, respectively.

2.       Changes in Accounting

     Depreciation

         Through June 30, 2000, property, plant and equipment had been depreciated on the straight-line method over the estimated useful lives of the assets, which range from 5 to 40 years. Effective July l, 2000, depreciation on the Company's production machinery and equipment at cotton cellulose and airlaid nonwovens plants was computed using the units-of-production method, which is based upon the expected productive hours of the assets, subject to a minimum level of depreciation. The Company believes the units-of-production method is preferable to the method previously used because the new method recognizes that depreciation of this machinery and equipment is related substantially to physical wear due to usage rather than the passage of time. This method, therefore, more appropriately matches production costs over the lives of the production machinery and equipment of the cotton cellulose and airlaid nonwovens plants with the revenues of those plants and results in a more accurate allocation of the cost of the physical assets to the periods over their useful lives. The cumulative effect of applying the new method for years prior to 2001 is an increase to income of $3,249 net-of-tax ($4,535 pretax) reported as a cumulative effect of accounting change in the consolidated statement of operations for the year ended June 30, 2001. In addition, the net income of the Company, excluding the cumulative effect of accounting change, for the year ended June 30, 2001 is $440 or $.01 per share more than it would have been if the Company had continued to follow the straight-line method of depreciation of the production machinery and equipment of the cotton cellulose and airlaid nonwovens plants.

     Goodwill

         In June 2001, the FASB issued SFAS 141, Business Combinations (SFAS
141) and No. 142, Goodwill and Other Intangible Assets (SFAS 142). The Company adopted SFAS 142 on July l, 2001 and discontinued the amortization of goodwill. The following schedule adjusts reported net income (loss) and related earnings
(loss) per share to exclude amortization expense related to goodwill, including any related tax effects, for all periods presented:



                                                                                            Year Ended June 30
                                                                                  ----------------------------------------
                                                                                    2003            2002            2001
                                                                                  --------        ---------        -------
Adjusted income (loss) before cumulative effect of change in accounting
     for goodwill.........................................................        $(24,894)       $ (14,504)       $46,523
Net income (loss):
     Originally reported net income (loss)................................         (24,894)         (26,004)        46,523


     Add back: Goodwill Amortization (net of taxes).......................              --            --             3,881
                                                                                  --------        ---------        -------
     Adjusted net income (loss)...........................................        $(24,894)       $ (26,004)       $50,404
                                                                                  ========        =========        =======
Adjusted earnings (loss) per share:
     Basic................................................................         $ (0.67)       $   (0.74)        $ 1.46
     Diluted..............................................................         $ (0.67)       $   (0.74)        $ 1.43



         Under the guidelines of SFAS 142, the Company has completed its impairment assessments of the carrying value of goodwill. In the assessment of the carrying value of goodwill, the Company developed its best estimate of operating cash flows over the period approximating the remaining life of the business' long-lived assets.

         Based on this assessment, effective July 1, 2001, the Company reduced its goodwill by $11,500 in its converting business, which was purchased as part of the Merfin acquisition in 1997. There was no tax benefit recorded as a result of the reduction in the carrying value of the goodwill. The low growth rate in the converting business did not support its previous carrying value of goodwill on a discounted basis. Under SFAS 142, the impairment adjustment recognized at adoption of the new rules was reflected as a cumulative effect of accounting change in the 2002 consolidated statement of operations. Impairment adjustments recognized after adoption, if any, are required to be recognized as operating expenses.

3.       Business Combinations

         On August 1, 2000, the Company acquired the cotton cellulose business of Fibra, S.A. (Americana), located in Americana, Brazil for $36,588, including acquisition costs. The Americana acquisition was funded using borrowings from the Company's bank credit facility. This acquisition was accounted for using the purchase method of accounting. The allocation of the purchase price is based on the respective fair value of assets and liabilities at the date of acquisition.

                            Purchase Price Allocation

        Working capital, net of cash...............................$     67
        Property, plant and equipment..............................   9,332
        Intangible assets..........................................  21,500
        Other assets...............................................   5,689
                                                                   --------
                                                                    $36,588
                                                                   ========

         The consolidated operating results of Americana have been included in the consolidated statement of operations from the date of acquisition. The following pro forma results of operations assume that the acquisition occurred at the beginning of the year of acquisition. The information for the year ended June 30, 2001 is after the cumulative effect of the change in accounting.

                         Pro Forma Results of Operations

                                                                     Year Ended
                                                                   -------------
                                                                   June 30, 2001

        Net sales..................................................     $732,158
        Net income.................................................       46,481
        Basic earnings per share...................................         1.35
        Diluted earnings per share.................................         1.32

         The pro forma financial information is presented for infor purposes only and is not necessarily indicative of the operating results that would have occurred had the business combination been consummated as of the above date, nor is it necessarily indicative of future operating results.

4.       Impairment and Restructuring Costs

     Impairment of Long-lived Assets

         In April 2003, the Company announced the discontinuation of production of cotton linter pulp at its specialty fibers Lumberton, North Carolina facility due to the decline in demand for cotton content paper over the last five years. The Company will continue to produce cosmetic cotton products at the Lumberton site. Accordingly, the Company evaluated the ongoing value of the property, plant and equipment associated with the Lumberton facility. Using the guidance issued under SFAS 144 Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), the Company determined that long-lived assets (property, plant and equipment) with a carrying amount of $36,462 were impaired and wrote them down to their estimated fair value of $7,866. The resulting impairment charge of $28,596 is reflected in the statement of operations during 2003. Fair value was based on the present value method of estimating future cash flows and incorporated assumptions that marketplace participants would likely use in estimating fair value for the Lumberton facility, using a discount rate incorporating time value of money, expectations about timing and amount of future cash flows, and an appropriate risk premium.

         Additionally, the Company impaired certain engineering drawings prepared for use at the Florida specialty fibers plant during the fourth quarter of the year ending June 30, 2003. The carrying value of these drawings was $385. Since the Company abandoned the portion of a project that relied on these drawings, the asset had no remaining value and was fully impaired.

         During the third and fourth quarter of the year ending June 30, 2003, the Company decided to abandon certain waste removal equipment at airlaid nonwovens facilities, which had a carrying value of $2,859. The Company has determined that the estimated fair value of the abandoned equipment, which did not operate as intended, was $104. The resulting impairment charge of $2,755 is reflected in the statement of operations during 2003. The Company decided to impair an idled airlaid nonwovens machine after determining the additional capacity will not be needed in the foreseeable future. Therefore, the Company fully impaired the asset with a carrying value of $4,767.

         During the year ended June 30, 2002, the Company recorded impairment costs of $9,984. These impairments are primarily related to obsolete airlaid nonwovens packaging equipment that was replaced with more efficient StacPac(TM) packaging lines.

     Restructuring Costs

         During the fourth quarter of the year ended June 30, 2003, the Company entered into a restructuring program designed to deliver cost reductions through reduced overhead expenses. The cost recorded during the fourth quarter was $1,636 for severance and employee benefit costs. Involuntary termination benefits of $24 were paid and $1,524 were accrued as of June 30, 2003. Additionally, $5 was paid and $83 was accrued for miscellaneous costs. Payments related to the 2003 restructuring program are expected to continue throughout fiscal year 2004. As part of the restructuring, approximately 100 positions will be eliminated. All costs of the program are reported in the statements of operations under restructuring costs. The specialty fibers segment recorded costs of $1,466 of which $29 has been paid and $1,437 has been accrued as of June 30, 2003. The nonwoven materials segment recorded costs of $170 of which $0 has been paid and $170 accrued as of June 30, 2003.

         During the year ended June 30, 2002, the Company entered into a restructuring program designed to deliver cost reductions through reduced overhead expenses. The cost recorded during the year ended June 30, 2002, comprised mainly of severance and employee benefit costs, was $1,605. Involuntary termination benefits of $1,588 have been paid leaving an accrual of $17 as of June 30, 2003 related to this 2002 program. Payments related to the 2002 restructuring program are expected to continue into fiscal year 2004. As a result of the restructuring, approximately 200 positions were eliminated. As part of this restructuring, the Company closed engineering offices located in Finland. The specialty fibers segment recorded costs of $608 and paid $232 during the year ended June 30, 2002. The remaining accrued amount of $376 was paid during the year ended June 30, 2003. The nonwoven materials segment recorded costs of $997 of which $208 and $772 had been paid as of June 30, 2003 and 2002, respectively.

5.       Inventories

                            Components of Inventories

                                                                June 30
                                                         -----------------------
                                                            2003         2002
                                                         --------     ----------
        Raw materials....................................$ 36,827     $ 36,902
        Finished goods...................................  75,394       84,906
        Storeroom and other supplies.....................  24,484       23,295
                                                         --------     ----------
                                                         $136,705     $145,103
                                                         ========     ==========

6.       Property, Plant and Equipment

                   Components of Property, Plant and Equipment

                                                                June 30
                                                         -----------------------
                                                            2003         2002
                                                         --------     ----------
Land and land improvements...............................$ 17,025     $   15,618
Buildings................................................ 144,444        140,476
Machinery and equipment.................................. 727,620        718,356
Construction in progress.................................  20,644         31,095
                                                         --------     ----------
                                                          909,733        905,545
Accumulated depreciation.................................(315,595)     (277,793)
                                                         --------     ----------
                                                         $594,138     $  627,752
                                                         ========     ==========

7.       Accrued Expenses

                         Components of Accrued Expenses

                                                                June 30
                                                         -----------------------
                                                            2003         2002
                                                         --------     ----------
Retirement plans.........................................$ 6,848      $ 5,899
Vacation pay.............................................  4,757        4,392
Maintenance shutdown.....................................  9,881        7,699
Customer incentive program...............................  5,194        3,184
Interest.................................................  7,416        8,324
Property taxes...........................................  3,060        3,259
Salaries.................................................  2,575        1,766
Other....................................................  8,629       12,673
                                                         --------     ----------
                                                         $48,360      $47,196
                                                         ========     ==========

8.       Debt

                          Components of Long-Term Debt

                                                                June 30
                                                         -----------------------
                                                            2003         2002
                                                         --------     ----------
Senior Subordinated Notes due:
     2005................................................$149,816      $149,751
     2008................................................  99,688        99,644
     2010................................................ 155,470       151,900

Credit Facilities........................................ 227,315       245,698
Notes payable............................................  21,903        43,403
Other....................................................   7,000         7,000
                                                         --------     ----------
                                                          661,192       697,396
Less current portion.....................................  41,718        22,000
                                                         --------     ----------
                                                         $619,474      $675,396
                                                         ========     ==========

         The Company completed a public offering of $150,000 principal amount of 8.5% unsecured Senior Subordinated Notes due December 15, 2005 (the 2005 Notes) during November 1995. The 2005 Notes are redeemable at the option of the Company, in whole or in part, at any time at a redemption price of 101.41% of principal amount, decreasing to 100% of principal amount on or after December 15, 2003, together with accrued and unpaid interest to the date of redemption.

         The Company completed a public offering of $100,000 principal amount of 9.25% unsecured Senior Subordinated Notes due September 15, 2008 (the 2008 Notes) during July 1996. The 2008 Notes are redeemable at the option of the Company, in whole or in part, at any time after September 15, 2002, at redemption prices varying from 103.08% of principal amount to 100% of principal amount on or after September 15, 2004, together with accrued and unpaid interest to the date of redemption.

         The Company completed a private placement of $150,000 principal amount of 8% unsecured Senior Subordinated Notes due October 15, 2010 during June 1998. In fiscal 1999, the Company exchanged these outstanding notes for public notes (the 2010 Notes) with the same terms. The 2010 Notes are redeemable at the option of the Company, in whole or in part, at any time on or after October 15, 2003, at redemption prices varying from 104.00% of principal amount to 100% of principal amount on or after October 15, 2006, together with accrued and unpaid interest to the date of redemption. These notes have been hedged by an interest rate swap (see Note 12).

         The Company has a secured credit facility (the Credit Facility) providing for borrowings up to $215,000 of which $207,500 is outstanding at June 30, 2003. The Credit Facility matures on March 31, 2005. The Company amended its Credit Facility on July 28, 2003 to modify the financial covenants from June 30, 2003 through March 31, 2005. The interest rate applicable to borrowings under the Credit Facility is the agent's prime rate plus 1.75% to 2.25% or a LIBOR based rate ranging from LIBOR plus 2.75% to LIBOR plus 3.75%. The Credit Facility is secured by substantially all of the Company's assets located in the United States. The Senior Subordinated Notes are subordinate to the Credit Facility. Borrowings under the Credit Facility at June 30, 2003 were at a weighted average rate of 4.98%. Letters of credit issued through the Credit Facility of $2,124 are outstanding at June 30, 2003. The amount available for borrowing under the Credit Facility is $5,376 at June 30, 2003.

         The Company has a secured credit facility in Canada providing for borrowings of approximately $14,815. This facility matures on September 30, 2003 and is secured by substantially all of the Company's assets in Canada. The interest rate applicable to borrowings under the facility is a Bankers Acceptance (BA) based rate ranging from BA plus 0.75% to BA plus 1.75%. At June 30, 2003, there was no available borrowing under this facility. In addition, the Company has a credit facility in Germany providing for borrowings of $7,008. Letters of credit issued through this credit facility of $2,116 are outstanding at June 30, 2003. The amount available for borrowing under the German credit facility is $4,892 at June 30, 2003.

         In connection with the purchase of the nonwovens assets of UPM-Kymmene (Walkisoft) as of October 1, 1999, the Company entered into four promissory notes with the seller. The principal amount of each note is $22,000 and bears interest at a rate of 5%. The total principal amount outstanding at June 30, 2003 is $22,000 less the unamortized discount of $97 which is based on an imputed interest rate of 7.1%. The final note in the principal amount of $22,000 plus accrued interest is due on October 1, 2003. The note is secured by the stock of the German subsidiary formed to operate the Walkisoft nonwovens business.

         On March 1, 2000, the Company purchased certain technology from Stac-Pac Technologies Inc. In connection with the purchase, the Company entered into two unsecured promissory notes with Stac-Pac Technologies Inc. The principal amount of each note is $5,000 and bears interest at a rate of 7%. The principal amount of the first note plus accrued interest has been paid. In accordance with the purchase agreement, the Company is entitled to withhold the final installment of the purchase price until final resolution of a patent opposition legal proceeding. Therefore, the principal amount of the second note has been classified as long-term debt.

         On December 5, 2001, the Company entered into a receivables based credit facility with a commercial bank providing for borrowings up to $30,000, of which $5,000 was outstanding at June 30, 2003. In accordance with the terms of the agreement, $3,375 of the loan proceeds are held as restricted cash. The credit facility was amended on September 3, 2002. It matures on December 4, 2003 and the interest rate applicable to borrowings under the credit facility is one-week LIBOR plus 0.75%. The credit facility is secured by certain insured receivables of the Company. At June 30, 2003, the Company had unused borrowing availability of approximately $24,500 on its receivables based credit facility.

         At March 31, 2002, the Company's fixed charge coverage ratio (as defined in the senior subordinated notes) fell below 2:1. Falling below the 2:1 ratio does not breach any covenant and is not an event of default under any of the Company's debt agreements. However, as specified in those indentures, until such time as this ratio again equals or exceeds 2:1, the Company can only incur debt that falls within the definition of "Permitted Indebtedness" in the indentures. The Company incurred a portion of the Credit Facility using indebtedness permitted to be incurred under this "ratio debt" provision. As a result, if the Company elects to refinance any of the bank credit facilities, unless the Company can then satisfy the 2:1 fixed charge coverage ratio, it will be unable to refinance that portion of the credit facilities that exceed $160,000.

         Under each such indentures, the ratio test is measured on a rolling four-quarter basis. While the Company can offer no assurance in this regard, it believes that the Company's operating results will improve over the next several fiscal quarters and that such improved results together with recent reductions in its outstanding debt, will enable it to exceed the required 2:1 ratio necessary to incur ratio debt under the senior subordinated indentures.

         Aggregate maturities of long-term debt are as follows: 2004 -- $41,718, 2005 -- $207,500, 2006 -- $154,816, 2007 -- $0, 2008 -- $99,688 and thereafter
$157,470. Terms of long-term debt agreements require compliance with certain covenants including minimum net worth, interest coverage ratios, and limitations on restricted payments and levels of indebtedness. At June 30, 2003, the amount available for the payment of dividends and/or the acquisition of treasury stock was zero under the most restrictive of these agreements.

         Total interest paid by the Company for the years ended June 30, 2003, 2002, and 2001 was $49,225, $49,046, and $48,859, respectively.

         The Company has no off-balance sheet financing except for operating leases as disclosed in Note 9.

9.       Leases

         In October 2001, the Company entered into capital lease agreements for certain airlaid nonwovens plant equipment. The total cost of the assets covered by these agreements was $4,284. At June 30, 2003, the Company's future minimum lease payments for these assets were as follows: 2004 -- $834; 2005 -- $834; 2006 -- $834; 2007 -- $717; 2008 -- $449 and thereafter -- $368.

         The Company leases office and warehouse facilities and equipment under various operating leases. Operating lease expense was $4,463, $4,554 and $3,676 during the years ended June 30, 2003, 2002 and 2001, respectively. The following shows the Company's commitments under its operating leases at June 30, 2003:
2004 -- $1,058; 2005 -- $531; 2006 - $330; 2007 -- $260; 2008 -- $246 and
thereafter -- $46.

10.      Stockholders' Equity

         During the quarter ended June 30, 2002, the Company sold 2,150,000 shares of its common stock, held as treasury shares, from its universal shelf registration initially filed with the Securities and Exchange Commission

(SEC) on March 15, 2002 and declared effective by the SEC on April 18, 2002. These direct sales were at a price of $10.00 per share and the net proceeds were approximately $21,364.

         The Company's stock option plans provide for the granting of either incentive or nonqualified stock options to employees and nonemployee directors. Options are subject to terms and conditions determined by the Compensation Committee of the Board of Directors, and generally are exercisable in increments of 20% per year beginning one year from date of grant and expire ten years from date of grant.

                              Option Plan Activity

                                                                                             Average
                                                                                             Exercise      Average
                                                                               Options         Price     Fair Value
                                                                             ----------      ---------   ----------
Outstanding at June 30, 2000...........................................       4,509,950        $13.61
Granted at market .....................................................         150,000         19.02        $9.90
Exercised..............................................................        (205,000)        12.70
Terminated.............................................................         (40,000)        16.46
                                                                             ----------      ---------   ----------
Outstanding at June 30, 2001...........................................       4,414,950         13.81
                                                                             ----------      ---------   ----------
Granted at market......................................................       1,152,000         11.17         6.28
Granted below market...................................................          80,000          7.60         7.46
Exercised..............................................................        (591,000)         8.24
Terminated.............................................................        (213,000)        16.32
                                                                             ----------      ---------   ----------
Outstanding at June 30, 2002...........................................       4,842,950         13.65
                                                                             ----------      ---------   ----------
Granted at market......................................................          40,000          6.64         3.13
Terminated.............................................................         (49,000)        12.53
                                                                             ----------      ---------   ----------
Outstanding at June 30, 2003...........................................       4,833,950         13.60
                                                                             ----------      ---------   ----------
Options Exercisable at June 30:

     2001..............................................................       3,095,450        $12.60
     2002..............................................................       2,916,950        $14.03
     2003..............................................................       3,744,617        $13.91


         There were 839,400, 830,400 and 1,849,400 shares reserved for grants of options at June 30, 2003, 2002 and 2001, respectively. The following summary provides information about stock options outstanding and exercisable at June 30, 2003:

                                                              Outstanding                          Exercisable
                                                 --------------------------------------------    ---------------------
                                                                Average                                       Average
                                                                Exercise    Average Remaining                 Exercise
               Exercise Price                     Options        Price         Life (Years)       Options       Price
                                                 ---------    -----------   -----------------    --------     --------
$6.50 - $12.00..............................     2,263,950        $ 9.75         6.0             1,508,617     $ 9.28
$12.50 - $18.00.............................     2,332,792         16.48         5.0             2,054,792      16.60
$18.50 - $24.00.............................       237,208         22.00         5.7               181,208      21.89
                                                 ---------    -----------   -----------------    --------     --------
Total.......................................     4,833,950        $13.60         5.5             3,744,617     $13.91
                                                 ---------    -----------   -----------------    --------     --------

         The Company has estimated the fair value of each option grant using the Black-Scholes option pricing model. The fair value was estimated with the following weighted average assumptions: expected life of the stock options granted in 2003 of five years, in 2002 and 2001 of eight years; volatility of the expected market price of common stock of .49 for 2003, .43 for 2002 and .41 for 2001; a risk free interest rate range of 3.9% for 2003, 4.5% to 5.1% for 2002 and 5.1% to 5.9% for 2001 and no dividends. Option pricing models, such as the Black-Scholes model, require the input of highly subjective assumptions, including the expected stock price volatility that are subject to change from time to time. Pro forma amounts reflect total compensation expense from the awards made in 1996 through 2003. Since compensation expense from stock options is recognized over the future years' vesting period, and additional awards generally are made every one to two years, pro forma amounts may not be representative of future years' amounts.

         In August 1997, the Board of Directors authorized a restricted stock plan and set aside 800,000 of the Company's treasury shares to fund this plan. At June 30, 2003, 82,333 restricted shares had been awarded.

         Stock options that could potentially dilute basic earnings per share in the future, which were not included in the fully diluted computation because they would have been antidilutive, were 4,833,950, 4,842,950 and 1,522,000 for the years ended June 30, 2003, 2002 and 2001, respectively.

         The Board of Directors has authorized the repurchase of 6,000,000 shares of common stock. Repurchased shares will be held as treasury stock and will be available for general corporate purposes, including the funding of employee benefit and stock-related plans. During the year ended June 30, 2003, no shares were repurchased. A total of 5,009,300 shares have been repurchased through June 30, 2003.

11.      Income Taxes

                      Provision (Benefit) for Income Taxes

                                                 Year Ended June 30
                                         ---------------------------------------
                                           2003           2002           2001
                                         ----------  ---------------  ----------
        Current:
             Federal.....................$ (6,630)       $ (16,564)      $ 5,664
             Foreign.....................    2,958              470        6,005
             State and other.............       39          (1,468)        (189)
                                         ----------  ---------------  ----------
                                           (3,633)         (17,562)       11,480
        Deferred:
             Federal..................... (14,592)            6,281        9,312
             Foreign.....................    1,972            2,649        (100)
             State and other.............    (869)              212          363
                                         ----------  ---------------  ----------
                                          (13,489)            9,142        9,575
                                         ----------  ---------------  ----------
                                         $(17,122)       $  (8,420)      $21,055
                                         ==========  ===============  ==========

         The provision (benefit) for income taxes differs from the amount computed by applying the statutory federal income tax rate of 35% to income
(loss) before income taxes and the cumulative effect of the change in accounting, due to the following:

                                  Rate Analysis

                                                 Year Ended June 30
                                         ---------------------------------------
                                           2003           2002           2001
                                         ----------  ---------------  ----------
        Expected tax expense (benefit)....$(14,706)      $(8,026)     $22,515
        State taxes.......................      (4)         (816)         111
        Foreign sales corporation/          (1,171)         (685)      (2,986)
         extraterritorial income..........
        Effect of foreign operations......  (1,046)        2,517        1,280
        Effect of rate change in Germany..      --            --         (450)
        Effect of rate change in Canada...      --          (585)          --
        Nondeductible items...............      54            90          638
        Other.............................    (249)         (915)         (53)
                                         ----------  ---------------  ----------
                                          $(17,122)      $(8,420)     $21,055
                                         ==========  ===============  ==========

         Significant components of the Company's deferred tax assets (liabilities) are as follows:

                                                               June 30
                                                      --------------------------
                                                         2003          2002
                                                      ----------    ------------
        Deferred tax liabilities:
             Depreciation.............................$(87,075)     $(87,159)
             Inventory................................  (1,863)         (690)
             Other....................................  (9,389)       (2,576)
                                                      ----------    ------------
                                                       (98,327)      (90,425)

        Deferred tax assets:
             Postretirement benefits..................   7,164         7,505
             Inventory costs..........................   1,617           128
             Net operating losses.....................  14,997         8,764
             Nondeductible reserves...................   5,704         4,291
             Credit carryforwards.....................   8,783            --
             Other....................................   7,126         4,145
                                                      ----------    ------------
                                                        45,391        24,833
        Valuation allowances..........................  (7,949)       (6,282)
                                                      ----------    ------------
                                                        37,442        18,551
                                                      ----------    ------------
                                                      $(60,885)     $(71,874)
                                                      ==========    ============

         The valuation allowances at June 30, 2003 and 2002 relate specifically to net operating losses in certain foreign and state operations of the Company. Based on the future reversal of deferred tax liabilities and the actions the Company has taken and will continue to take to improve financial performance, management believes it is more likely than not that the net deferred tax assets recorded at June 30, 2003 will be fully utilized after consideration of the valuation allowance recorded. During fiscal year 2003, the Company was able to utilize the valuation allowance of $1,098 through the profitable operation of its Brazilian subsidiary.

         The Company had a net refund of income taxes of $18,872 during the year ended June 30, 2003, and paid income taxes of $3,520 and $10,640 during 2002 and 2001, respectively.

         For the year ended June 30, 2003, loss before income taxes consisted of $54,343 of domestic loss and $12,327 of foreign income. For the year ended June 30, 2002, loss before income taxes and the cumulative effect of change in accounting consisted of $20,692 of domestic loss and $2,232 of foreign loss. For the year ended June 30, 2001, income before income taxes and the cumulative effect of change in accounting consisted of $49,193 of domestic income and $15,136 of foreign income. At June 30, 2003, the Company has foreign net operating loss carryforwards of approximately $48,724, which have no expiration date and federal and state net operating loss carryforwards of approximately $37,258 and $42,575, respectively, which expire between 2017 and 2023. Additionally, the Company has a minimum tax carryforward of $6,351 at June 30, 2003 which has an indefinite life.

12.      Derivatives

         The Company is exposed to certain market risks as a part of its ongoing business operations and uses derivative financial instruments, where appropriate, to manage these risks. Derivatives are financial instruments whose value is derived from one or more underlying financial instruments. Examples of underlying instruments are currencies, commodities and interest rates.

         With the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," in 2001, the Company records the fair value of all outstanding derivatives in other assets or other liabilities. Gains and losses related to non-designated instruments or the ineffective portion of any hedge are recorded in various costs and expenses, depending on the nature of the derivative.

         The Company does not utilize derivatives for speculative purposes. Derivatives are transaction specific so that a specific debt instrument, contract or invoice determines the amount, maturity and other specifics of the hedge. The Company formally documents all relations between hedging instruments and the hedged items, as well as its risk-management objectives and strategy for undertaking various hedge transactions. The Company formally assesses, both at the hedge's inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in the hedged items.

         The Company periodically uses derivative instruments to reduce financial risk in three areas: interest rates, foreign currency and commodities. The notional amounts of derivatives do not represent actual amounts exchanged by the parties and, thus, are not a measure of the Company's exposure through its use of derivatives.

         At June 30, 2003, the Company has one interest rate swap agreement outstanding that effectively converts $100,000 of a fixed rate obligation with an interest rate of 8% to a floating rate obligation with a rate of LIBOR plus 1.97%. The arrangement is considered a hedge of a specific borrowing, and differences paid and received under the arrangement are recognized as adjustments to interest expense. This agreement, which is accounted for as a fair value hedge, decreased interest expense by $4,462 and $3,451 for the years ended June 30, 2003 and 2002, respectively. The agreement terminates on October 15, 2010. The fair market value of this agreement at June 30, 2003 and 2002 was $6,067 and $2,555, respectively, and is included in other assets and long-term debt. The fair value is based upon the estimated cost to terminate the agreement, taking into account current interest rates and creditworthiness of counterparties.

         In order to minimize market exposure, the Company uses forward contracts to reduce price fluctuations in a desired percentage of forecasted purchases of natural gas over a period of generally less than one year. There were no natural gas contracts outstanding at June 30, 2003 requiring fair value treatment. At June 30, 2002, the Company had natural gas contracts outstanding and included in other assets with a fair value of $424. The fair value is based upon exchange quoted market prices of comparable instruments. While the contract outstanding as of June 30, 2002 did not qualify for hedge accounting, neither its effect on the results of operations nor the year-end position was material to the Company's overall results.

         The Company may be exposed to losses in the event of nonperformance of counterparties but does not anticipate such nonperformance.

13.      Employee Benefit Plans

         The Company has defined contribution retirement plans covering U.S. employees. The Company contributes 1% of the employee's gross compensation plus 1/2% for each year of service up to a maximum of 11% of the employee's gross compensation. The plan also provides for additional contributions by the Company contingent upon the Company's results of operations. Contribution expense for the retirement plans for the years ended June 30, 2003, 2002 and 2001 was $5,824, $5,656 and $6,204, respectively.

         The Company also provides medical, dental, and life insurance postretirement plans covering certain U.S. employees who meet specified age and service requirements. Certain employees who met specified age and service requirements on March 15, 1993 are covered by their previous employer and are not covered by these plans. The Company's current policy is to fund the cost of these benefits as payments to participants are required. The Company has established cost maximums to more effectively control future medical costs. Effective July 1, 2002 the Company amended its postretirement medical plan to among other things reduce the level of cost maximums per eligible employee.

         The components of net periodic benefit costs are as follows:

                              Effect on Operations

                                                                                   Year Ended June 30
                                                                           -------------------------------------
                                                                            2003          2002          2001
                                                                           ----------  -------------  ----------
        Service cost for benefits earned...................................$    660       $    725      $   805
        Interest cost on benefit obligation................................   1,132          1,250        1,169
        Amortization of unrecognized prior service cost....................  (1,125)          (600)        (600)
        (Gain)/loss........................................................      96             --           --
                                                                           ----------  -------------  ----------
        Total cost.........................................................$    763         $1,375       $1,374
                                                                           ==========  =============  ==========

         The following table provides a reconciliation of the changes in the plans' benefit obligations over the two-year period ending June 30, 2003, and a statement of the plans' funded status as of June 30, 2003 and 2002:

                                                                                            June 30
                                                                                  ---------------------------
                                                                                    2003             2002
                                                                                  -----------    ------------
        Change in benefit obligation:
             Obligation at beginning of year....................................  $15,845            $15,585
             Service cost.......................................................      660                725
             Interest cost......................................................    1,132              1,250
             Participant contributions..........................................      179                113
             Actuarial loss.....................................................    3,736              3,280
             Benefits paid......................................................   (1,191)              (973)
             Amendments.........................................................        -             (4,135)
                                                                                  -----------    ------------
             Underfunded status at end of year..................................   20,361             15,845
             Unrecognized prior service cost....................................    4,766              5,891
             Unrecognized loss..................................................   (6,510)            (2,870)
             Other..............................................................      911                755
                                                                                  -----------    ------------
        Net amount recognized in the consolidated balance sheet                   $19,528            $19,621
                                                                                  ===========    ============

         The amount recognized in the consolidated balance sheets as of June 30, 2003 and 2002 includes $646 and $458, respectively, which is classified in accrued expenses as the amount of benefits expected to be paid in fiscal year 2004 and 2003, respectively.

         The weighted average annual assumed rate of increase in the per capita cost of covered benefits (i.e., health care cost trend rate) for the medical plans is 12.0% for 2004 and is assumed to decrease gradually to 5.0% in 2011 and remain level thereafter. Due to the benefit cost limitations in the plan, the health care cost trend rate assumption does not have a significant effect on the amounts reported.

         The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 6.25% at June 30, 2003 and 7.25% at June 30, 2002.

14.      Significant Customer

         Net sales to The Procter & Gamble Company and its affiliates for the years ended June 30, 2003, 2002 and 2001 were 20%, 20% and 26%, respectively, of total net sales.

15.      Segment Information

         Historically, the Company has reported results in one segment. Although nonwoven materials, processes, customers, distribution methods and regulatory environment are very similar to specialty fibers, management believes it is now appropriate for nonwoven materials to be disclosed as a separate reporting segment from specialty fibers. The specialty fiber segment is an aggregation of cellulosic fibers based on both wood and cotton. The

Company's management makes financial decisions and allocates resources based on the sales and operating income of each segment. The Company allocates selling, research, and administration expenses to each segment and management uses the resulting operating income to measure the performance of the segments. The financial information attributed to these segments is included in the following table:

                                                        Specialty        Nonwoven
                                                         Fibers          Materials    Corporate       Total
                                                        ----------       ---------    ---------       -----

        Net sales.......................       2003      $466,524        $195,860     $(21,302)     $ 641,082
                                               2002       471,057         184,134      (19,973)       635,218
                                               2001       551,456         204,328      (24,256)       731,528
        Operating income (loss).........       2003        41,935           3,978      (39,087)         6,826
                                               2002        39,518         (2,130)       (8,823)        28,565
                                               2001       107,462           4,711       (1,026)       111,147

        Depreciation and amortization
          of intangibles................       2003        29,344           16,096        3,589        49,029
                                               2002        29,462           14,735        3,212        47,409
                                               2001        29,339           13,163        7,661        50,163
        Total assets....................       2003       516,118          360,574      233,963     1,110,655
                                               2002       515,041          354,645      265,051     1,134,737
                                               2001       524,704          338,902      211,944     1,075,550
        Capital expenditures............       2003        24,670            3,194          560        28,424
                                               2002        19,677           14,986        1,309        35,972
                                               2001        43,364          107,271        2,398       153,033

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The corporate segment includes operating elements such as segment eliminations and charges related to restructuring and asset impairment. Corporate net sales represents the elimination of intersegment sales included in the specialty fibers reporting segment. The Company accounts for intersegment sales as if the sales were to third parties, that is, at current market prices. Certain partially impaired assets are included in the total assets for the reporting segments, but the associated asset impairment charges are included in the corporate category. These asset impairment charges and the segments they relate to are discussed further in Note 4, Restructuring and Impairment Costs, to these Consolidated Financial Statements. Corporate assets primarily include cash, goodwill and intellectual property.

         The Company's identifiable product lines are chemical cellulose, customized fibers, fluff pulp and nonwoven materials. Chemical cellulose is used to impart purity, strength and viscosity in the manufacture of diverse products such as food casings, rayon filament, acetate fibers, thickeners for consumer products, cosmetics and pharmaceuticals. Customized fibers are used to provide porosity, color permanence, strength and tear resistance in filters, premium letterhead, currency paper and personal stationery as well as absorbency and softness in cotton balls and cotton swabs. Fluff pulp and nonwoven materials are used to increase absorbency and fluid transport in products such as disposable diapers, feminine hygiene products and adult incontinence products. Additionally, nonwoven materials are used to enhance fluid management and strength in wipes, tabletop items, food pads, household wipes and mops.

         The following provides relative net sales to unaffiliated customers by product line:

                                                        Year Ended June 30
                                                    --------------------------
                                                     2003      2002      2001
                                                    ------   -------    ------
        Chemical cellulose......................      30%        32%      30%
        Customized fibers.......................      17%        18%      17%
        Fluff pulp..............................      22%        21%      25%
        Nonwoven materials......................      31%        29%      28%
                                                    ------   -------    ------
                                                     100%       100%     100%
                                                    ======   =======    ======

         The Company has manufacturing operations in the United States, Canada, Germany, Ireland and Brazil. The following provides a summary of net sales to unaffiliated customers, based on point of origin, and long-lived assets by geographic areas:

                                                        Year Ended June 30
                                                  ------------------------------
                                                     2003      2002      2001
                                                  --------   --------   --------
        Net sales:
             United States..................      $442,643   $452,521   $510,557
             Germany........................       116,828    108,454    119,193
             Other..........................        81,611     74,243    101,778
                                                  --------   --------   --------
        Total net sales                           $641,082   $635,218   $731,528

        Long-lived assets:
             United States..................      $465,967   $505,814   $525,850
             Canada.........................       123,349    114,885    118,837
             Germany........................        76,754     76,606     68,787
             Other..........................        87,645     82,316     80,508
                                                  --------   --------   --------
        Total long-lived assets.............      $753,715   $779,621   $793,982
                                                  ========   ========   ========

         For the year ended June 30, 2003, the Company's net sales by destination were concentrated in the following geographic markets: North America -- 36%, Europe -- 38%, Asia -- 13%, South America -- 6% and Other -- 7%.

16.      Research and Development Expenses

         Research and development costs of $9,291, $9,041 and $12,958 were charged to expense as incurred for the years ended June 30, 2003, 2002 and 2001, respectively.

17.      Commitments

         Under two separate agreements expiring at various dates through December 31, 2010, the Company is required to purchase certain timber from specified tracts of land that is available for harvest. The contract price under the terms of these agreements is either at the then current market price or at fixed prices as stated in the contract. At June 30, 2003, estimated annual purchase obligations were as follows: 2004 -- $13,000; 2005 -- $13,000; 2006 --
$13,000; 2007 -- $13,000; 2008 -- $13,000; and thereafter -- $34,000. Purchases under these agreements for the years ended June 30, 2003, 2002 and 2001 were $15,839, $22,365 and $21,962, respectively.

18.      Contingencies

         The Company's operations are subject to extensive general and industry-specific federal, state, local and foreign environmental laws and regulations. The Company devotes significant resources to maintaining compliance with these laws and regulations. The Company expects that, due to the nature of its operations, it will be subject to increasingly stringent environmental requirements (including standards applicable to wastewater discharges and air emissions) and will continue to incur substantial costs to comply with these requirements. Because it is difficult to predict the scope of future requirements, there can be no assurance that the Company will not incur material environmental compliance costs or liabilities in the future.

         The Foley Plant discharges treated wastewater into the Fenholloway River. Under the terms of an agreement with the Florida Department of Environmental Protection ("FDEP"), approved by the U. S. Environmental Protection Agency ("EPA") in 1995, the Company agreed to a comprehensive plan to attain Class III ("fishable/swimmable") status for the Fenholloway River under applicable Florida law (the "Fenholloway Agreement"). The Fenholloway Agreement requires the Company, among other things, to (i) make process changes within the Foley Plant to reduce the coloration of its wastewater discharge, (ii) restore certain wetlands areas, (iii) relocate the wastewater discharge point into the Fenholloway River to a point closer to the mouth of the river, and (iv) provide oxygen enrichment to the treated wastewater prior to discharge at the new location. The Company has already made significant expenditures to make the in-plant process changes required by the Fenholloway Agreement, and the Company estimates, based on 1997 projections, it may incur additional capital expenditures of approximately $40 million over several years to comply with the remaining obligations under the Fenholloway Agreement.

         The EPA requested additional environmental studies to identify possible alternatives to the relocation of the discharge point to determine if more cost effective technologies are available to address both Class III water quality standards for the Fenholloway River and anticipated EPA "cluster rules" applicable to wastewater discharges from dissolving kraft pulp mills, like the Foley Plant. The Company completed the process changes within the Foley Plant as required by the Fenholloway Agreement. The other requirements of the Fenholloway Agreement have been deferred until the EPA objections to the renewal permit are satisfactorily resolved. Consequently, the capital expenditures may be delayed, and the total capital expenditures for the Foley Plant may increase if costs increase or the Company is required by the "cluster rules" or other regulations to implement other technologies.

         While the EPA has not yet finalized the wastewater standards under the "cluster rules" applicable to dissolving kraft pulp mills like the Foley Plant, the EPA has issued air emission standards applicable to the Foley Plant. In addition, the EPA has proposed boiler air emission standards that could be applicable to the Foley Plant. It is not possible to accurately estimate the cost of future compliance, but substantial capital expenditures could be required in fiscal year 2005 and thereafter. These possible expenditures could have a material adverse effect on the Company's business, results of operations or financial condition.

         The Company is involved in certain legal actions and claims arising in the ordinary course of business. It is the opinion of management that such litigation and claims will be resolved without a materially adverse effect on the Company's financial position or results of operations.

19.      Fair Values of Financial Instruments

         For certain of the Company's financial instruments, including cash and cash equivalents, short-term investments, accounts receivable and accounts payable, the carrying amounts approximate fair value due to their short maturities. The fair value of the Company's long-term public debt is based on an average of the bid and offer prices at short maturities. The fair value of the credit facilities approximates its carrying value due to its variable interest rate. The carrying value of other long-term debt approximates fair value based on the Company's current incremental borrowing rates for similar types of borrowing instruments.

         The carrying value and fair value of long-term debt at June 30, 2003 were $661,192 and $653,285, respectively, and at June 30, 2002 were $697,396 and $656,948, respectively.

20.      Quarterly Results of Operations (Unaudited)

                                                                First          Second          Third          Fourth
                                                               Quarter        Quarter         Quarter        Quarter
                                                              ---------      ---------       ---------      ---------
Year ended June 30, 2003
Net sales................................................     $156,425       $153,146         $163,497      $168,014
Gross margin.............................................       20,381         21,795           20,273        20,412
Operating income (loss)..................................       11,438         12,958          (19,046)        1,476
Income (loss)............................................         (778)           347          (31,642)       (9,943)
Net income (loss) (1)....................................         (519)           540          (19,754)       (5,161)
Earnings (loss) per share................................
   Basic.................................................        (0.01)          0.01            (0.53)        (0.14)
   Diluted...............................................        (0.01)          0.01            (0.53)        (0.14)


Year ended June 30, 2002.................................
Net sales................................................     $155,157       $155,708         $164,225      $160,128
Gross margin.............................................       20,045         18,936           17,946        20,328
Operating income (loss)..................................       11,424         10,456            7,430          (745)
Income (loss) before cumulative effect of                           12          (848)           (4,169)       (9,499)
   change in accounting
Net (loss)(2)............................................      (11,488)         (848)           (4,169)       (9,499)
Earnings (loss) per share before cumulative
   effect of change in accounting:
   Basic (3).............................................         0.00         (0.02)            (0.12)        (0.27)
   Diluted (3)...........................................         0.00         (0.02)            (0.12)        (0.27)
Earnings (loss) per share
   Basic.................................................        (0.33)        (0.02)            (0.12)        (0.27)
   Diluted...............................................        (0.33)        (0.02)            (0.12)        (0.27)

-------

(1) Third quarter of 2003 includes a pretax $29,746 charge ($19,327 after tax) for impairment costs and fourth quarter of 2003 includes a pretax $8,393 charge ($5,351 after tax) for restructuring and impairment costs which are further described in Note 4.

(2) Fourth quarter of 2002 includes a pretax $11,589 charge ($7,596 after tax) for restructuring and impairment costs which is further described in Note 4.

(3) The sums of the quarterly earnings per share do not equal annual amounts due to differences in the weighted-average number of shares outstanding during the respective periods.

21.      Subsequent Event

         The Company closed its private placement of $200 million in aggregate principal amount of senior notes due 2013 on September 22, 2003. The notes are guaranteed by certain of the Company's subsidiaries. The Company anticipates using a portion of the net proceeds from the private placement to redeem its 8.5% senior subordinated notes due 2005, pay the related redemption premium and repay a portion of its existing bank debt.

Condensed Consolidating Financial Statements

         The guarantor subsidiaries presented below represent the Company's subsidiaries that will be subject to the terms and conditions outlined in the indenture governing the senior notes and will guarantee the notes, jointly and severally, on a senior unsecured basis. The non-guarantor subsidiaries presented below represent the foreign subsidiaries and the receivables subsidiary which will not guarantee the senior notes. Each subsidiary guarantor is 100% owned by Buckeye Technologies Inc. and all guarantees are full and unconditional.

         Supplemental financial information for the Company and its guarantor subsidiaries and non-guarantor subsidiaries for the senior notes is presented below.

Statements of Operations

For the year ended June 30, 2003

                                                     Guarantors
                                           -----------------------------
                                             Buckeye
                                           Technologies          US          Non-Guarantor    Consolidating       Buckeye
                                               Inc.         Subsidiaries     Subsidiaries      Adjustments      Consolidated
                                           ------------     ------------     -------------    -------------     ------------
Net sales...........................          $ 81,433         $382,630         $202,046         $(25,027)         $641,082
Cost of goods sold..................            62,923          340,278          179,079          (24,059)          558,221
                                           ------------     ------------     -------------    -------------     ------------
Gross margin........................            18,510           42,352           22,967             (968)           82,861
Selling, research and
   administrative expenses..........             9,420           20,773            7,703               --            37,896
Restructuring and impairment
   costs............................             5,189           31,889            1,061               --            38,139
                                           ------------     ------------     -------------    -------------     ------------
Operating income....................             3,901          (10,310)          14,203             (968)            6,826
Other income (expense):
   Interest income (expense),
     and amortization of debt
     costs..........................           (43,165)            (337)          (2,962)              --           (46,464)
   Other income/ (expense),
     including equity income in
     affiliates                                (34,782)          (2,209)             979           33,634            (2,378)
   Intercompany interest
     income/ (expense)..............            28,621          (19,810)          (8,811)              --                --
   Intercompany miscellaneous
     income/ (expense)..............            (1,430)          (3,531)           4,961               --                --
                                           ------------     ------------     -------------    -------------     ------------
   Income/ (loss) before
     income taxes...................           (46,855)         (36,197)           8,370           32,666           (42,016)
                                           ------------     ------------     -------------    -------------     ------------
Income tax expense/ (benefit).......           (21,961)             (21)           4,860               --           (17,122)
                                           ------------     ------------     -------------    -------------     ------------
Net income (loss)...................          $(24,894)        $(36,176)         $ 3,510         $ 32,666          $(24,894)
                                           ============     ============     =============    =============     ============

Statements of Operations

For the year ended June 30, 2002

                                                     Guarantors
                                           -----------------------------
                                             Buckeye
                                           Technologies          US          Non-Guarantor    Consolidating       Buckeye
                                               Inc.         Subsidiaries     Subsidiaries      Adjustments      Consolidated
                                           ------------     ------------     -------------    -------------     ------------
Net sales...............................     $ 91,296        $382,663          $184,007          $(22,748)       $635,218
Cost of goods sold......................       71,887         351,260           160,350           (25,534)        557,963
                                           ------------     ------------     -------------    -------------     ------------
Gross margin............................       19,409          31,403            23,657             2,786          77,255
Selling research and administrative
  expenses..............................        3,306          25,967             7,828                --          37,101
Restructuring and impairment costs              3,713           3,644             4,232                --          11,589
                                           ------------     ------------     -------------    -------------     ------------
Operating income........................       12,390           1,792            11,597             2,786          28,565
Other income (expense):
   Interest income (expense), and
     amortization of debt costs.........      (43,747)          1,122            (5,426)               --         (48,051)
   Other income (expense),
     including equity income in
     affiliates.........................      (37,571)         (2,631)            1,189            35,575          (3,438)
   Intercompany interest income/
     (expense)..........................       32,558         (25,288)           (7,270)               --              --
   Intercompany miscellaneous
     income/ (expense)..................         (954)         (2,654)            3,608                --              --
                                           ------------     ------------     -------------    -------------     ------------
Income/ (loss) before income taxes
   and cumulative effect of change
   in accounting........................      (37,324)        (27,659)            3,698            38,361         (22,924)
                                           ------------     ------------     -------------    -------------     ------------
Income tax expense/ (benefit)...........      (11,320)           (412)            3,312                --          (8,420)
                                           ------------     ------------     -------------    -------------     ------------
Income/ (loss) before cumulative
   effect of change in accounting.......      (26,004)        (27,247)              386            38,361         (14,504)
Cumulative effect of change in
   accounting...........................           --        ( 11,500)               --                --         (11,500)
                                           ------------     ------------     -------------    -------------     ------------
Net income (loss).......................     $(26,004)       $(38,747)            $ 386          $ 38,361        $(26,004)
                                           ============     ============     =============    =============     ============

Statements of Operations

For the year ended June 30, 2001

                                                     Guarantors
                                           -----------------------------
                                             Buckeye
                                           Technologies          US          Non-Guarantor    Consolidating       Buckeye
                                               Inc.         Subsidiaries     Subsidiaries      Adjustments      Consolidated
                                           ------------     ------------     -------------    -------------     ------------
Net sales................................    $110,450          $425,311        $224,624        $(28,857)         $731,528
Cost of goods sold.......................      90,886           319,440         191,507         (27,778)          574,055
                                           ------------     ------------     -------------    -------------     ------------
Gross margin.............................      19,564           105,871          33,117          (1,079)          157,473
Selling, research and administrative
   expenses..............................       1,194            39,241           5,891               --           46,326
                                           ------------     ------------     -------------    -------------     ------------
Operating income.........................      18,370            66,630          27,226          (1,079)          111,147
Other income (expense):
   Interest income (expense), and
     amortization of debt costs..........    (44,855)             4,701         (4,602)               --         (44,756)
   Other income/(expense),
     including equity income in
     affiliates..........................      48,300          (13,296)          12,264         (49,330)          (2,062)
   Intercompany interest
     income/ (expense)...................      30,489          (23,844)         (6,645)               --               --
   Intercompany miscellaneous
     income/ (expense)...................          --               --              --              ---               --
                                           ------------     ------------     -------------    -------------     ------------
Income/ (loss) before income taxes
   and cumulative effect of change
   in accounting.........................      52,304            34,191          28,243         (50,409)           64,329
                                           ------------     ------------     -------------    -------------     ------------
Income tax expense/ (benefit)............       6,619             6,202           8,234               --           21,055
                                           ------------     ------------     -------------    -------------     ------------
Income/ (loss) before cumulative
   effect of change in accounting........      45,685            27,989          20,009         (50,409)           43,274
Cumulative effect of change in
   accounting............................         838               791           1,620               --            3,249
                                           ------------     ------------     -------------    -------------     ------------
Net income (loss)........................    $ 46,523          $ 28,780        $ 21,629        $(50,409)         $ 46,523
                                           ============     ============     =============    =============     ============

Balance Sheets

As of June 30, 2003

                                                     Guarantors
                                           -----------------------------
                                             Buckeye
                                           Technologies          US          Non-Guarantor  Consolidating      Buckeye
                                               Inc.         Subsidiaries     Subsidiaries    Adjustments     Consolidated
                                           ------------     ------------     -------------  -------------    ------------
Assets
Current Assets
   Cash and cash equivalents..............    $ 26,075         $ 4,349        $ 19,553      $        --      $    49,977
   Restricted cash and short-term
     investments..........................          --              --           3,375               --            3,375
   Accounts receivable net of
     allowance  ..........................       6,672          42,657          76,954               --          126,283
   Inventories  ..........................      28,711          61,532          46,291              171          136,705
   Other current assets  .................       9,573          18,913          (2,179)              --           26,307
   Intercompany accounts receivable ......       9,553              --              --           (9,553)              --
                                           ------------     ------------     -------------  -------------    ------------
Total current assets                            80,584         127,451         143,994           (9,382)         342,647
Property, plant and equipment, net .......      51,753         354,057         188,328               --          594,138
Goodwill and intangibles  ................       3,698          56,575         100,036               --          160,309
Intercompany notes receivable  ...........     379,941              --              --         (379,941)              --
Other assets, including investments in
   subsidiaries ..........................     337,654         279,717         107,625         (711,435)          13,561
                                           ------------     ------------     -------------  -------------    ------------
Total assets..............................    $853,630        $817,800        $539,983      $(1,100,758)     $ 1,110,655
                                           ============     ============     =============  =============    ============
Liabilities and stockholders' equity
Current liabilities
   Trade accounts payable.................     $ 6,153        $ 20,659        $ 10,195      $        --      $    37,007
   Other current liabilities..............      12,553          25,978          52,129                1           90,661
   Intercompany accounts payable..........          --           1,710           7,843           (9,553)              --
                                           ------------     ------------     -------------  -------------    ------------
Total current liabilities.................      18,706          48,347          70,167           (9,552)         127,668
Long-term debt............................     617,474           2,000              --               --          619,474
Deferred income taxes.....................      (6,320)         67,671          18,147               --           79,498
Other liabilities.........................       5,543          15,387           1,201               --           22,131
Intercompany notes payable................          --         211,392         168,549         (379,941)              --
Stockholders'/ invested equity............     218,227         473,003         281,919         (711,265)         261,884
                                           ------------     ------------     -------------  -------------    ------------
Total liabilities and stockholders'
  equity..................................    $853,630        $817,800        $539,983      $(1,100,758)     $ 1,110,655
                                           ============     ============     =============  =============    ============

Balance Sheets

As of June 30, 2002

                                                     Guarantors
                                           -----------------------------
                                             Buckeye
                                           Technologies          US          Non-Guarantor  Consolidating      Buckeye
                                               Inc.         Subsidiaries     Subsidiaries    Adjustments     Consolidated
                                           ------------     ------------     -------------  -------------    ------------
Assets
Current Assets
   Cash and cash equivalents............      $ 36,443         $ 1,358        $ 18,205  $            --        $  56,006
   Restricted cash and short-term
     investments........................         8,863              --           3,375               --           12,238
   Accounts receivable net of
     allowance..........................         6,405          21,494          69,617               --           97,516
   Inventories..........................        30,490          73,169          40,305            1,139          145,103
   Other current assets.................        20,245           9,143             265               --           29,653
   Intercompany accounts
     receivable.........................             -          40,464           1,641          (42,105)              --
                                           ------------     ------------     -------------  -------------    ------------
Total current assets....................       102,446         145,628         133,408          (40,966)         340,516
Property, plant and equipment, net......        57,351         386,775         183,626               --          627,752
Goodwill and intangibles................         3,754          57,688          90,838               --          152,280
Intercompany notes receivable...........       371,685              --              --         (371,685)              --
Other assets, including investments
   in subsidiaries......................       457,378         194,937          94,824         (732,950)          14,189
                                           ------------     ------------     -------------  -------------    ------------
Total assets............................      $992,614        $785,028        $502,696      $(1,145,601)      $1,134,737
                                           ============     ============     =============  =============    ============
Liabilities and stockholders' equity
Current liabilities
   Trade accounts payable...............       $ 5,341         $20,302         $ 8,146  $            --         $ 33,789
   Other current liabilities............        14,112          22,041          33,836               --           69,989
   Intercompany accounts payable........        37,426              --           4,679          (42,105)              --
                                           ------------     ------------     -------------  -------------    ------------
Total current liabilities...............        56,879          42,343          46,661          (42,105)         103,778
Long-term debt .........................       619,795           2,000          53,601               --          675,396
Deferred income taxes...................         6,316          58,367          14,612               --           79,295
Other liabilities.......................         5,766          15,857             985               --           22,608
Intercompany notes payable..............            --         229,274         142,411         (371,685)              --
Stockholders'/invested equity...........       303,858         437,187         244,426         (731,811)         253,660
                                           ------------     ------------     -------------  -------------    ------------
Total liabilities and stockholders'
equity .................................      $992,614        $785,028        $502,696      $(1,145,601)      $1,134,737
                                           ============     ============     =============  =============    ============

Statements of Cash Flows

For the year ended June 30, 2003

                                                                         Guarantors
                                                               -----------------------------
                                                                  Buckeye
                                                                Technologies          US          Non-Guarantor   Buckeye
                                                                    Inc.         Subsidiaries     Subsidiaries   Consolidated
                                                                ------------     ------------     -------------  ------------
Net cash provided by (used in) operating activities                $ (1,681)        $ 37,614        $ 19,273        $ 55,206
Investing activities:
Purchases of property, plant and equipment...............            (3,037)         (21,840)         (3,547)        (28,424)
Purchases of short term investments......................             8,863                --             --           8,863
Other....................................................                --             (926)             54            (872)
                                                                ------------     ------------     -------------  ------------
Net cash provided by (used in) investing activities                   5,826          (22,766)         (3,493)        (20,433)
Financing activities:
Net payments under revolving line of credit..............            (6,000)               --        (13,923)        (19,923)
Payments for debt issuance costs.........................              (256)               --           (415)           (671)
Principal payments on long-term debt and other...........            (8,257)         (11,857)         (2,425)        (22,539)
                                                                ------------     ------------     -------------  ------------
Net cash used in financing activities....................           (14,513)         (11,857)        (16,763)        (43,133)
Effect of foreign currency rate fluctuations.............                --               --           2,331           2,331
                                                                ------------     ------------     -------------  ------------
Increase (decrease) in cash and cash equivalents.........           (10,368)           2,991           1,348          (6,029)
Cash and cash equivalents at beginning of year...........            36,443            1,358          18,205          56,006
                                                                ------------     ------------     -------------  ------------
Cash and cash equivalents at end of year.................          $ 26,075          $ 4,349        $ 19,553        $ 49,977
                                                                ============     ============     =============  =============

Statements of Cash Flows

For the year ended June 30, 2002

                                                                        Guarantors
                                                                -----------------------------
                                                                  Buckeye
                                                                Technologies          US          Non-Guarantor   Buckeye
                                                                    Inc.         Subsidiaries     Subsidiaries   Consolidated
                                                                ------------     ------------     -------------  ------------
Net cash provided by (used in) operating activities                $ 19,141         $ 41,463        $(32,679)       $ 27,925
Investing activities:
Purchase of property, plant and equipment................            (4,410)         (28,370)         (3,192)        (35,972)
Purchases of short term investments......................            (8,863)              --              --          (8,863)
Other....................................................                --           (1,292)             --          (1,292)
                                                                ------------     ------------     -------------  ------------
Net cash used in investing activities....................           (13,273)         (29,662)         (3,192)        (46,127)
Financing activities:
Net proceeds from sale of equity interests...............            23,203               --           3,030          26,233
Net borrowings under revolving line of credit............            31,301               --          22,739          54,040
Payments for debt issuance costs.........................            (1,443)              --            (714)         (2,157)
Principal payments on long-term debt and other...........           (23,025)         (10,631)         15,197         (18,459)
                                                                ------------     ------------     -------------  ------------
Net cash provided by (used in) financing activities......            30,036          (10,631)         40,252          59,657
Effect of foreign currency rate fluctuations.............                --               --           1,619           1,619
                                                                ------------     ------------     -------------  ------------
Increase in cash and cash equivalents....................            35,904            1,170           6,000          43,074
Cash and cash equivalents at beginning of year...........               539              188          12,205          12,932
                                                                ------------     ------------     -------------  ------------
Cash and cash equivalents at end of year.................          $ 36,443          $ 1,358         $18,205        $ 56,006
                                                                ============     ============     =============  =============

Statements of Cash Flows

For year ending June 30, 2001

                                                                        Guarantors
                                                                -----------------------------
                                                                  Buckeye
                                                                Technologies          US          Non-Guarantor   Buckeye
                                                                    Inc.         Subsidiaries     Subsidiaries   Consolidated
                                                                ------------     ------------     -------------  ------------
Net cash provided by (used in) operating activities......          $(40,510)        $ 73,800        $ 35,294        $ 68,584
Investing activities:
Acquisitions of businesses...............................           (36,454)              --            (134)        (36,588)
Purchases of property, plant and equipment...............            (8,928)        (116,650)        (27,455)       (153,033)
Other....................................................                --           (1,637)             --          (1,637)
                                                                ------------     ------------     -------------  ------------
Net cash used in investing activities....................           (45,382)        (118,287)        (27,589)       (191,258)
Financing activities:
Net proceeds from sale of equity interests...............             2,604               --              --           2,604
Purchase of treasury shares..............................            (9,827)              --              --          (9,827)
Net borrowings (payments) under revolving line of
  credit.................................................           161,630            2,000          (2,811)        160,819
Payments for debt issuance costs.........................            (1,354)              --              --          (1,354)
Principal payments on long-term debt and other...........           (70,553)          42,667          (7,635)        (35,521)
                                                                ------------     ------------     -------------  ------------
Net cash provided by (used in) financing
  activities.............................................            82,500           44,667         (10,446)        116,721
Effect of foreign currency rate fluctuations.............                --               --          (2,060)         (2,060)
                                                                ------------     ------------     -------------  ------------
Increase (decrease) in cash and cash equivalents.........            (3,392)             180          (4,801)         (8,013)
Cash and cash equivalents at beginning of year...........             3,931                8          17,006          20,945
                                                                ------------     ------------     -------------  ------------
Cash and cash equivalents at end of year.................            $  539           $  188        $ 12,205        $ 12,932
                                                                ============     ============     =============  =============

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Buckeye Technologies Inc.'s rights and obligations with respect to indemnification of its controlling persons, directors and officers are governed by the following provisions from its bylaws and applicable state law:

                  Buckeye Technologies Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Our Amended and Restated Certificate of Incorporation provides for the indemnification of our directors and officers to the fullest extent permitted by
Section 145.

                  In that regard, the Amended and Restated Certificate of Incorporation provides that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of such corporation, or is or was serving at the request of such corporation as a director, officer or member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification in connection with an action or suit by or in the right of such corporation to procure a judgment in its favor is limited to payment of settlement of such an action or suit except that no such indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the indemnifying corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in consideration of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Item 21.  Exhibits and Financial Statement Schedules

   (a)  Exhibits

    Exhibit
    Number          Description of Exhibit
     3.1       --    Second Amended and Restated Certificate of Incorporation.(5)
     3.1(a)    --    Articles of Amendment to the Second Amended and Restated
                     Certificate of Incorporation of Registrant. (6)
     3.2       --    Amended and Restated Bylaws of the Company. (10)
     3.3**     --    Certificate of Incorporation of Buckeye Florida Corporation
     3.4**     --    Amended and Restated Bylaws of Buckeye Florida Corporation
     3.5**     --    Articles of Incorporation of BFOL 2 Inc.
     3.6**     --    Bylaws of BFOL 2 Inc.
     3.7**     --    Articles of Incorporation of BFC 2 Inc.
     3.8**     --    Bylaws of BFC 2 Inc.
     3.9**     --    Certificate of Formation of BFOL 3 LLC
     3.10**    --    Limited Liability Company Agreement of BFOL 3 LLC
     3.11**    --    Certificate of Formation of BFC 3 LLC
     3.12**    --    Limited Liability Company Agreement of BFC 3 LLC
     3.13**    --    Certificate of Limited Partnership of Buckeye Florida, Limited
                     Partnership
     3.14**    --    Amended and Restated Agreement of Limited Partnership
                     of Buckeye Florida, Limited Partnership
     3.15**    --    Articles of Incorporation of Buckeye Lumberton Inc.
     3.16**    --    Bylaws of Buckeye Lumberton Inc.
     3.17**    --    Certificate of Formation of Buckeye Mt. Holly LLC
     3.18**    --    Limited Liability Company Agreement of Buckeye Mt. Holly LLC
     3.19**    --    Certificate of Incorporation of BKI Lending Inc.
     3.20**    --    Bylaws of BKI Lending Inc.
     3.21**    --    Certificate of Incorporation of BKI Holding Corporation
     3.22**    --    Bylaws of BKI Holding Corporation
     3.23**    --    Certificate of Incorporation of BKI Asset Management Corporation
     3.24**    --    Bylaws of BKI Asset Management Corporation
     3.25**    --    Charter of Incorporation of BKI Finance Corporation
     3.26**    --    Bylaws of BKI Finance Corporation
     3.27**    --    Certificate of Incorporation of BKI International Inc.
     3.28**    --    Bylaws of BKI International Inc.
     3.29**    --    Certificate of Incorporation of Buckeye Technologies Canada Inc.
     3.30**    --    Bylaws of Buckeye Technologies Canada Inc.
     3.31**    --    Certificate of Incorporation of Merfin Systems Inc.
     3.32**    --    Bylaws of Merfin Systems Inc.
     4.1       --    First Amendment to the Rights Agreement (The Rights Agreement was
                     filed on Form 8-A, November 20, 1995) (2)
     4.2       --    Indenture for 9 1/4% Senior Subordinated Notes due 2008 dated as of
                     July 2, 1996 (1)
     4.3       --    Indenture for 8% Senior Subordinated Notes due 2010
                     dated as of June 11, 1998 (6)
     4.4*      --    Indenture for the 8 1/2% Senior Notes due 2013 dated as of September 22,
                     2003, among the Company, certain guarantors and The Bank of New York, as Trustee.
     4.5*      --    Form of 8 1/2% Senior Notes due 2013 (included in Exhibit 4.4)
     4.6*      --    Registration Rights Agreement, dated as of September 22, 2003, among
                     Buckeye Technologies Inc., Citigroup Global Markets Inc., UBS Securities
                     LLC and Fleet Securities, Inc.
     5.1**     --    Opinion of Shearman & Sterling LLP
    10.1       --    Amended and Restated 1995 Management Stock Option Plan of the Company (7)
    10.2       --    Second Amended and Restated 1995 Incentive and Nonqualified Stock Option
                     Plan for Management Employees of the Company (11)
    10.3       --    Form of Management Stock Option Subscription Agreement (7)
    10.4       --    Form of Stock Option Subscription Agreement (7)
    10.5       --    Amended and Restated Formula Plan for Non-Employee Directors (3)

                                      II-2


    10.6       --    Amendment No. 1 to Timberlands Agreement dated January 1, 1999, by and between Buckeye Florida, Limited Partnership and Foley Timber and Land
                     Company.  Certain portions of the Agreement have been omitted pursuant to an Application for Confidential Treatment dated October 30, 1995 (8)
    10.7       --    Asset Purchase Agreement dated October 1, 1999, between Buckeye Technologies
                     Inc., BKI Holdings  Corporation, Buckeye Mt. Holly LLC, Buckeye Finland Oy,
                     BKI International Inc. and UPM-Kymmene Corporation, Walkisoft Finland Oy,
                     Walkisoft  USA, Inc., Walkisoft Denmark A/S (9)
    10.8       --    German Purchase Agreement between Buckeye Technologies Inc., Buckeye Steinfurt
                     GmbH, Buckeye Holdings GmbH, Walkisoft GmbH and UPM-Kymmene Ojy. (9)
    10.9       --    Credit Agreement dated April 16, 2001, among the Company, Fleet National Bank;
                     Toronto Dominion (Texas), Inc.; Bank of America, N. A.; First Union National
                     Bank; and the other lenders party thereto (Credit Agreement). (4)
    10.10      --    Amendment No. 1 dated September 7, 2001 to the Credit Agreement (11)
    10.11      --    Amendment of German Purchase Agreement September 20, 2001 between Buckeye
                     Technologies Inc., Buckeye Steinfurt GmbH, Buckeye Holdings GmbH AND Walkisoft
                     GmbH, UPM-Kymmene Ojy September 20, 2001 dated (11)
    10.12      --    Amendment No. 2 dated October 16, 2001 to the Credit Agreement (12)
    10.13      --    Credit and Security Agreement dated December 5, 2001, by and among Wachovia Bank,
                     N.A. and Buckeye Receivables (Credit and Security Agreement) (13)
    10.14      --    Amendment No. 3 dated March 18, 2002 to the Credit Agreement (14)
    10.15      --    Consent dated August 20, 2002 under Credit Agreement (15)
    10.16      --    Amendment dated September 3, 2002 to the Credit and Security Agreement (15)
    10.17      --    Amendment No. 4 dated July 28, 2003 to the Credit Agreement
    12.1*      --    Computation of Ratio of Earnings to Fixed Charges
    21.1*      --    Subsidiaries of the Company
    23.1**     --    Consent of Shearman & Sterling LLP (included as part of Exhibit 5.1)
    23.2*      --    Consent of Ernst & Young LLP
    24.1*      --    Power of Attorney (included in signature pages)
    25.1*      --    Statement of Eligibility of Trustee on Form T-1
    99.1*      --    Form of Letter of Transmittal with respect to outstanding 8 1/2%
                     Senior Notes due 2013
    99.2*      --    Form of Notice of Guaranteed Delivery with respect to outstanding
                     8 1/2% Senior Notes due 2013
    99.3*      --    Form of Instructions to Registered Holders and/or DTC Participant
                     from Beneficial Owner
    99.4*      --    Form of Letter to Registered Holders

----------------------
*        Filed herewith.
**       To be filed by amendment.
(1) Incorporated by reference to the Company's Registration Statement on Form S-3 File No. 33-05139, as filed with the Securities and Exchange Commission on June 4, 1996 and as amended on June 11, 1996 and June 27, 1996.
(2) Incorporated by reference to the Company's Annual Report on Form 10-K dated June 30, 1997
(3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended December 31, 2000.
(4) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended March 31, 2001.
(5) Incorporated by reference to the Company's Quarterly Report on Form
10-Q for quarterly period ended December 31, 1997.
(6) Incorporated by reference to the Company's Registration Statement on Form S-4, file No. 333-59267, as filed with the Securities and Exchange Commission on July 16, 1998.
(7) Incorporated by reference to the Company's Annual Report on Form 10-K dated June 30, 1998.
(8) Incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for quarterly period ended March 31, 1999.
(9) Incorporated by reference to the Company's Current Report on Form 8-K dated October 13, 1999.
(10) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 2000.
(11) Incorporated by reference to the Company's Annual Report on Form
10-K dated June 30, 2001.
(12) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended September 30, 2001.

(13) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended December 31, 2001.
(14) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.
(15) Incorporated by reference to the Company's Annual Report on Form 10-K dated June 30, 2002.

   (b) Financial Statement Schedules. The following financial statement schedule is filed as part of this Registration Statement

   Report of Independent Auditors on Consolidated Financial
   Statement Schedule........................................................S-1

   Schedule II--Consolidated Valuation and Qualifying Accounts...............S-2

   All other schedules are omitted, because the required information is inapplicable, or the information is presented in the Financial Statements or related notes.

Item 22.  Undertakings

         The undersigned co-registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the co-registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned co-registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any of the co-registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the co-registrants pursuant to the foregoing provisions, or otherwise, the co-registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the co-registrants of expenses incurred or paid by a director, officer or controlling person of any of the co-registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned co-registrants hereby undertake to respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         The undersigned co-registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Buckeye Technologies Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BUCKEYE TECHNOLOGIES INC.



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director, Chairman of the
                                 Board and Chief Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                         Director, Chairman of the Board and
------------------------------------              Chief Executive Officer
David B. Ferraro                               (Principal Executive Officer)

/s/Kristopher J. Matula
------------------------------------         Executive Vice President and
Kristopher J. Matula                              Chief Financial Officer
                                               (Principal Financial Officer)

/s/ Robert E. Cannon
------------------------------------                     Director
Robert E. Cannon


/s/ George W. Bryan
------------------------------------                     Director
George W. Bryan


/s/ R. Howard Cannon
------------------------------------                     Director
R. Howard Cannon

/s/ Red Cavaney
------------------------------------                     Director
Red Cavaney


/s/ Henry Frigon
------------------------------------                     Director
Henry Frigon

        Signature                                        Title
        ---------                                        -----
/s/ Samuel M. Mencoff
------------------------------------                     Director
Samuel M. Mencoff

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Buckeye Florida Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BUCKEYE FLORIDA CORPORATION



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ R. Howard Cannon
------------------------------------            Vice President and Director
R. Howard Cannon

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BFOL 2 Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BFOL 2 INC.



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                       Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BFC 2 Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BFC 2 INC.



                            By:  /s David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                       Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ R. Howard Cannon
------------------------------------            Vice President and Director
R. Howard Cannon

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BFOL 3 LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BFOL 3 LLC
                            By:  BFC 2 Inc., its Managing Member



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                       Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ R. Howard Cannon
------------------------------------            Vice President and Director
R. Howard Cannon

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BFC 3 LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BFC 3 LLC
                            By:  BFOL 2 Inc., its Managing Member



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Buckeye Florida, Limited Partnership has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BUCKEYE FLORIDA, LIMITED PARTNERSHIP
                            By:  Buckeye Florida Corporation



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ R. Howard Cannon
------------------------------------            Vice President and Director
R. Howard Cannon

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Buckeye Lumberton Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BUCKEYE LUMBERTON INC.



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ George B. Ellis
------------------------------------            Vice President and Director
George B. Ellis

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Buckeye Mt. Holly LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BUCKEYE MT. HOLLY LLC
                            By:  Buckeye Lumberton, Inc., its sole member



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ George B. Ellis
------------------------------------            Vice President and Director
George B. Ellis

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BKI Lending Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BKI LENDING INC.



                            By:  /s/ Doris J. Krick
                                 -------------------------------------------
                                 Doris J. Krick, Director, Treasurer and
                                 President



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                       Title
            ---------                                       -----
/s/ Doris J. Krick                             Director, Treasurer and President
------------------------------------            (Principal Executive Officer and
Doris J. Krick                                   Principal Financial Officer)


/s/ Sheila Jordan Cunningham
------------------------------------                    Director
Sheila Jordan Cunningham


/s/ Kristopher J. Matula
------------------------------------                    Director
Kristopher J. Matula

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BKI Holding Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BKI HOLDING CORPORATION



                            By:  /s/ Francis B. Jacobs, II
                                 ---------------------------------------------
                                 Francis B. Jacobs, II, Director and President



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                       Title
            ---------                                       -----
/s/ Francis B. Jacobs, II
------------------------------------               Director and President
Francis B. Jacobs, II                           (Principal Executive Officer)


/s/ Lisa M. Oakes
------------------------------------               Director and Treasurer
Lisa M. Oakes                                   (Principal Financial Officer)


/s/ Mildred F. Smith
------------------------------------               Secretary and Director
Mildred F. Smith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BKI Asset Management Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BKI ASSET MANAGEMENT CORPORATION



                            By:  /s/ Francis B. Jacobs, II
                                 ---------------------------------------------
                                 Francis B. Jacobs, II, Director and President



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

           Signature                                       Title
           ---------                                       -----
/s/ Francis B. Jacobs, II
------------------------------------               Director and President
Francis B. Jacobs, II                           (Principal Executive Officer)


/s/ Lisa M. Oakes
------------------------------------               Director and Treasurer
Lisa M. Oakes                                   (Principal Financial Officer)


/s/ Mildred F. Smith
------------------------------------               Secretary and Director
Mildred F. Smith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BKI Finance Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BKI FINANCE CORPORATION



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, BKI International Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BKI INTERNATIONAL INC.



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Buckeye Technologies Canada Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            BUCKEYE TECHNOLOGIES CANADA INC.



                            By:  /s/ Janice C. George
                                 -------------------------------------------
                                 Janice C. George, Director, Treasurer, and
                                 President



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ Janice C. George
------------------------------------        Director, President and Treasurer
Janice C. George                              (Principal Executive Officer and
                                               Principal Financial Officer)


/s/ Kristopher J. Matula
------------------------------------                     Director
Kristopher J. Matula


/s/ Sheila Jordan Cunningham
------------------------------------                     Director
Sheila Jordan Cunningham

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Merfin Systems Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 30th day of October, 2003.

                            MERFIN SYSTEMS INC.



                            By:  /s/ David B. Ferraro
                                 -------------------------------------------
                                 David B. Ferraro, Director and Chief
                                 Executive Officer



         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Ferraro and Kristopher J. Matula and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2003.

            Signature                                      Title
            ---------                                      -----
/s/ David B. Ferraro                        Director and Chief Executive Officer
------------------------------------            (Principal Executive Officer)
David B. Ferraro


/s/ Kristopher J. Matula
------------------------------------             Vice President and Director
Kristopher J. Matula                            (Principal Financial Officer)


/s/ John B. Crowe
------------------------------------               President and Director
John B. Crowe


/s/ Douglas L. Dowdell
------------------------------------                     Director
Douglas L. Dowdell

                                  EXHIBIT INDEX

    Exhibit
    Number          Description of Exhibit
     3.1       --    Second Amended and Restated Certificate of Incorporation.(5)
     3.1(a)    --    Articles of Amendment to the Second Amended and Restated
                     Certificate of Incorporation of Registrant. (6)
     3.2       --    Amended and Restated Bylaws of the Company. (10)
     3.3**     --    Certificate of Incorporation of Buckeye Florida Corporation
     3.4**     --    Amended and Restated Bylaws of Buckeye Florida Corporation
     3.5**     --    Articles of Incorporation of BFOL 2 Inc.
     3.6**     --    Bylaws of BFOL 2 Inc.
     3.7**     --    Articles of Incorporation of BFC 2 Inc.
     3.8**     --    Bylaws of BFC 2 Inc.
     3.9**     --    Certificate of Formation of BFOL 3 LLC
     3.10**    --    Limited Liability Company Agreement of BFOL 3 LLC
     3.11**    --    Certificate of Formation of BFC 3 LLC
     3.12**    --    Limited Liability Company Agreement of BFC 3 LLC
     3.13**    --    Certificate of Limited Partnership of Buckeye Florida, Limited
                     Partnership
     3.14**    --    Amended and Restated Agreement of Limited Partnership
                     of Buckeye Florida, Limited Partnership
     3.15**    --    Articles of Incorporation of Buckeye Lumberton Inc.
     3.16**    --    Bylaws of Buckeye Lumberton Inc.
     3.17**    --    Certificate of Formation of Buckeye Mt. Holly LLC
     3.18**    --    Limited Liability Company Agreement of Buckeye Mt. Holly LLC
     3.19**    --    Certificate of Incorporation of BKI Lending Inc.
     3.20**    --    Bylaws of BKI Lending Inc.
     3.21**    --    Certificate of Incorporation of BKI Holding Corporation
     3.22**    --    Bylaws of BKI Holding Corporation
     3.23**    --    Certificate of Incorporation of BKI Asset Management Corporation
     3.24**    --    Bylaws of BKI Asset Management Corporation
     3.25**    --    Charter of Incorporation of BKI Finance Corporation
     3.26**    --    Bylaws of BKI Finance Corporation
     3.27**    --    Certificate of Incorporation of BKI International Inc.
     3.28**    --    Bylaws of BKI International Inc.
     3.29**    --    Certificate of Incorporation of Buckeye Technologies Canada Inc.
     3.30**    --    Bylaws of Buckeye Technologies Canada Inc.
     3.31**    --    Certificate of Incorporation of Merfin Systems Inc.
     3.32**    --    Bylaws of Merfin Systems Inc.
     4.1       --    First Amendment to the Rights Agreement (The Rights Agreement was
                     filed on Form 8-A, November 20, 1995) (2)
     4.2       --    Indenture for 9 1/4% Senior Subordinated Notes due 2008 dated as of
                     July 2, 1996 (1)
     4.3       --    Indenture for 8% Senior Subordinated Notes due 2010
                     dated as of June 11, 1998 (6)
     4.4*      --    Indenture for the 8 1/2% Senior Notes due 2013 dated as of September 22,
                     2003, among the Company, certain guarantors and The Bank of New York, as Trustee.
     4.5*      --    Form of 8 1/2% Senior Notes due 2013 (included in Exhibit 4.4)
     4.6*      --    Registration Rights Agreement, dated as of September 22, 2003, among
                     Buckeye Technologies Inc., Citigroup Global Markets Inc., UBS Securities
                     LLC and Fleet Securities, Inc.
     5.1**     --    Opinion of Shearman & Sterling LLP
    10.1       --    Amended and Restated 1995 Management Stock Option Plan of the Company (7)
    10.2       --    Second Amended and Restated 1995 Incentive and Nonqualified Stock Option
                     Plan for Management Employees of the Company (11)
    10.3       --    Form of Management Stock Option Subscription Agreement (7)
    10.4       --    Form of Stock Option Subscription Agreement (7)
    10.5       --    Amended and Restated Formula Plan for Non-Employee Directors (3)

                                      II-23


    10.6       --    Amendment No. 1 to Timberlands Agreement dated January 1, 1999, by and between Buckeye Florida, Limited Partnership and Foley Timber and Land
                     Company.  Certain portions of the Agreement have been omitted pursuant to an Application for Confidential Treatment dated October 30, 1995 (8)
    10.7       --    Asset Purchase Agreement dated October 1, 1999, between Buckeye Technologies
                     Inc., BKI Holdings  Corporation, Buckeye Mt. Holly LLC, Buckeye Finland Oy,
                     BKI International Inc. and UPM-Kymmene Corporation, Walkisoft Finland Oy,
                     Walkisoft  USA, Inc., Walkisoft Denmark A/S (9)
    10.8       --    German Purchase Agreement between Buckeye Technologies Inc., Buckeye Steinfurt
                     GmbH, Buckeye Holdings GmbH, Walkisoft GmbH and UPM-Kymmene Ojy. (9)
    10.9       --    Credit Agreement dated April 16, 2001, among the Company, Fleet National Bank;
                     Toronto Dominion (Texas), Inc.; Bank of America, N. A.; First Union National
                     Bank; and the other lenders party thereto (Credit Agreement). (4)
    10.10      --    Amendment No. 1 dated September 7, 2001 to the Credit Agreement (11)
    10.11      --    Amendment of German Purchase Agreement September 20, 2001 between Buckeye
                     Technologies Inc., Buckeye Steinfurt GmbH, Buckeye Holdings GmbH AND Walkisoft
                     GmbH, UPM-Kymmene Ojy September 20, 2001 dated (11)
    10.12      --    Amendment No. 2 dated October 16, 2001 to the Credit Agreement (12)
    10.13      --    Credit and Security Agreement dated December 5, 2001, by and among Wachovia Bank,
                     N.A. and Buckeye Receivables (Credit and Security Agreement) (13)
    10.14      --    Amendment No. 3 dated March 18, 2002 to the Credit Agreement (14)
    10.15      --    Consent dated August 20, 2002 under Credit Agreement (15)
    10.16      --    Amendment dated September 3, 2002 to the Credit and Security Agreement (15)
    10.17      --    Amendment No. 4 dated July 28, 2003 to the Credit Agreement
    12.1*      --    Computation of Ratio of Earnings to Fixed Charges
    21.1*      --    Subsidiaries of the Company
    23.1**     --    Consent of Shearman & Sterling LLP (included as part of Exhibit 5.1)
    23.2*      --    Consent of Ernst & Young LLP
    24.1*      --    Power of Attorney (included in signature pages)
    25.1*      --    Statement of Eligibility of Trustee on Form T-1
    99.1*      --    Form of Letter of Transmittal with respect to outstanding 8 1/2%
                     Senior Notes due 2013
    99.2*      --    Form of Notice of Guaranteed Delivery with respect to outstanding
                     8 1/2% Senior Notes due 2013
    99.3*      --    Form of Instructions to Registered Holders and/or DTC Participant
                     from Beneficial Owner
    99.4*      --    Form of Letter to Registered Holders

----------------------
*        Filed herewith.
**       To be filed by amendment.
(1) Incorporated by reference to the Company's Registration Statement on Form S-3 File No. 33-05139, as filed with the Securities and Exchange Commission on June 4, 1996 and as amended on June 11, 1996 and June 27, 1996.
(2) Incorporated by reference to the Company's Annual Report on Form 10-K dated June 30, 1997.
(3) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended December 31, 2000.
(4) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended March 31, 2001.
(5) Incorporated by reference to the Company's Quarterly Report on Form
10-Q for quarterly period ended December 31, 1997.
(6) Incorporated by reference to the Company's Registration Statement on Form S-4, file No. 333-59267, as filed with the Securities and Exchange Commission on July 16, 1998.
(7) Incorporated by reference to the Company's Annual Report on Form 10-K dated June 30, 1998.
(8) Incorporated by reference to the Company's Quarterly Report on Form 10-Q/A for quarterly period ended March 31, 1999.
(9) Incorporated by reference to the Company's Current Report on Form 8-K dated October 13, 1999.
(10) Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended June 30, 2000.
(11) Incorporated by reference to the Company's Annual Report on Form
10-K dated June 30, 2001.

(12) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended September 30, 2001.
(13) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for quarterly period ended December 31, 2001.
(14) Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002.
(15) Incorporated by reference to the Company's Annual Report on Form 10-K dated June 30, 2002.

   (b) Financial Statement Schedules. The following financial statement schedule is filed as part of this Registration Statement

   Report of Independent Auditors on Consolidated Financial
   Statement Schedule........................................................S-1

   Schedule II--Consolidated Valuation and Qualifying Accounts...............S-2

   All other schedules are omitted, because the required information is inapplicable, or the information is presented in the Financial Statements or related notes.

Report of Independent Auditors on Consolidated Financial Statement Schedule

          We have audited the consolidated financial statements of Buckeye Technologies Inc. (the "Company") as of June 30, 2003 and 2002, and for each of the three years in the period ended June 30, 2003, and have issued our report thereon dated July 30, 2003, except for Note 21, as to which the date is September 22, 2003, included elsewhere in this Registration Statement. Our audits also included the Valuation and Qualifying Accounts consolidated financial statement schedule for these related periods. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

          In our opinion, the consolidated financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                              /s/ Ernst & Young LLP

Memphis, Tennessee
July 30, 2003, except for Note 21
as to which the date is September 22, 2003

SCHEDULE II
CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

                                             Column B            Column C              Column D           Column E
                                             Balance                                                      Balance
                                                at              Additions                                    at
                                            Beginning            Charged                                    End
                                                of                  to                                       of
              Description                     Period             Expenses             Deductions           Period

    Allowance for doubtful accounts
    -------------------------------
Year ended June 30, 2003                     $ 1,947             $   296            $ (1,522) (a)        $    721

Year ended June 30, 2002                     $   984             $ 1,355            $   (392) (a)        $  1,947

Year ended June 30, 2001                     $ 1,219             $ 1,032            $ (1,297) (a)        $    984

Reserve for maintenance shutdowns
---------------------------------
Year ended June 30, 2003                     $ 7,699             $ 4,234            $ (2,052) (b)         $ 9,881

Year ended June 30, 2002                     $ 8,008             $ 2,782            $ (3,091) (b)         $ 7,699

Year ended June 30, 2001                     $ 8,624             $ 4,847            $ (5,490) (b)         $ 8,008

Provision for Restructuring
---------------------------------
Year ended June 30, 2003                     $   601             $ 1,636            $   (696) (c)         $ 1,541

Year ended June 30, 2002                     $     0             $ 1,605            $ (1,004) (c)         $   601

(a)      Uncollectible accounts written off, net of recoveries.
(b) Payments made during plant shutdowns was $732 in 2003, $1,910 in 2002 and $3,283 in 2001. During 2002 and 2001 the estimate was changed based on a change in the estimated timing of shutdown. Adjustments of $53, $1,981 and $2,207 were made in 2003, 2002 and 2001, respectively.
(c) Severance payments, lease cancellations, relocation expenses, and miscellaneous other expenses.

                                      S-2